UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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INSTRUCTURE, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Instructure, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, Utah 84121

February 13, 2020

Dear Instructure Stockholder:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Instructure, Inc. (“Instructure” or the “Company”) to be held on February 13, 2020, at Instructure’s office, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, at 9:00 a.m., Mountain Time.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of December 4, 2019 (the “Merger Agreement”), by and among Instructure, PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), and PIV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Instructure’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Parent and Merger Sub are entities that are affiliated with Thoma Bravo, LLC, a private equity investment firm. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Instructure and the separate corporate existence of Merger Sub will cease, with Instructure continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent.

If the Merger is completed, you will be entitled to receive $47.60 in cash, less any applicable withholding taxes, for each share of Instructure common stock that you own (unless you have properly exercised your appraisal rights).

The Board of Directors of Instructure (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that it is in the best interests of Instructure and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by Instructure, the performance by Instructure of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; and (iii) resolved to recommend that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the General Corporation Law of the State of Delaware. The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Instructure common stock entitled to vote at the Special Meeting.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(212) 929-5500 (Call Collect)

Call Toll-free: (800) 322-2885

proxy@mackenziepartners.com

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Joshua Coates Executive Chairman of the Board of Directors

The accompanying proxy statement is dated January 2, 2020 and, together with the enclosed form of proxy card, is first being mailed on or about January 14, 2020.

Instructure, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, Utah 84121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 13, 2020

Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Instructure, Inc., a Delaware corporation (“Instructure”), will be held on February 13, 2020 at Instructure’s office, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, at 9:00 a.m., Mountain time, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of December 4, 2019, (the “Merger Agreement”), by and among Instructure, PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), and PIV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Instructure and the separate corporate existence of Merger Sub will cease, with Instructure continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent;

2. To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Instructure’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Only Instructure stockholders of record as of the close of business on January 8, 2020, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement, “FOR”, on an advisory (non-binding) basis, the Compensation Proposal and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

By Order of the Board of Directors,

Joshua Coates Executive Chairman of the Board of Directors

Dated: January 2, 2020

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are an Instructure stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote by ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or the adjournment proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Instructure common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(212) 929-5500 (Call Collect)

Call Toll-free: (800) 322-2885

proxy@mackenziepartners.com

i

ii

Annexes

Annex A	The Merger Agreement
Annex B	Opinion of J.P. Morgan Securities LLC
Annex C	Section 262 of the General Corporation Law of Delaware

iii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of PIV Merger Sub, Inc. with and into Instructure, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement (as defined below) is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Instructure,” “we,” “our,” “us,” the “Company” and similar words refer to Instructure, Inc. Throughout this proxy statement, we refer to PIV Purchaser, LLC as “Parent” and PIV Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated December 4, 2019, by and among Instructure, Parent and Merger Sub, as the “Merger Agreement,” our common stock, par value $0.0001 per share as “Instructure common stock” and the holders of Instructure common stock, as “Instructure stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger

Instructure, Inc.

Headquartered in Salt Lake City, Utah, Instructure is a leading software-as-a-service technology company that provides learning management system software to the global education market and employee development and engagement solutions for people-focused companies via its Bridge platform. Instructure’s software solutions enable organizations to develop, deliver and manage engaging face-to-face and online learning experiences. Instructure common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “INST.”

PIV Purchaser, LLC

Parent was formed on November 26, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

PIV Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Parent and was formed on November 26, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with Thoma Bravo Fund XIII, L.P. (the “Thoma Bravo Fund”), and Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo, LLC (“Thoma Bravo”). Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the Effective Time, Instructure, as the Surviving Corporation, will be indirectly owned by the Thoma Bravo Fund, Thoma Bravo Fund XIII-A, L.P. and Thoma Bravo Executive Fund XIII, L.P., each an affiliate of Thoma Bravo.

In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Fund has provided Parent with an equity commitment sufficient to fund the aggregate purchase price required to be paid at the closing of the Merger and to also fund, together with cash on hand at Instructure, certain fees and expenses to be paid at the closing of the Merger, subject to the terms and conditions of the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Instructure and the separate corporate existence of Merger Sub will cease, with Instructure continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, Instructure common stock will no longer be publicly traded and will be delisted from NYSE. In addition, Instructure common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Instructure will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the General Corporation Law of the State of Delaware (the “DGCL”) (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and Instructure and specified in the certificate of merger, being referred to herein as the “Effective Time”).

Merger Consideration

Instructure common stock

At the Effective Time, each then outstanding share of Instructure common stock (other than shares of Instructure common stock (1) held by Instructure as treasury stock, (2) owned by Parent or Merger Sub, (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (4) owned by Instructure stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Instructure common stock in accordance with Section 262 of the DGCL, collectively, the “Excluded Shares”) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $47.60, without interest thereon (the “Per Share Merger Consideration”), less any applicable withholding taxes.

At or prior to the Effective Time, Parent will deposit (or cause to be deposited) an amount of cash equal to the aggregate Per Share Merger Consideration with a designated payment agent for payment of each share of Instructure common stock owned by each Instructure stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Options and Company RSU Awards

The Merger Agreement provides that equity awards granted under Instructure’s equity incentive plans, including options to purchase shares of Instructure common stock and restricted stock unit awards covering shares of Instructure common stock will be cancelled and converted into cash consideration equal to $47.60 multiplied by the number of vested shares subject to the equity award (less the applicable per share exercise price of those vested shares, with respect to any options), subject to any required tax withholdings, payable shortly after the closing of the Merger (the “Vested Award Cash-out Payment”). Equity awards that are outstanding and unvested as of immediately before the Effective Time will be cancelled and converted into cash consideration (the “Cash Replacement Amount”) equal to $47.60 multiplied by the number of unvested shares subject to the equity award (less the applicable per share exercise price of those unvested shares, with respect to any options), subject to any required tax withholdings, which consideration will be subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions. Any options with a per share exercise price equal to or greater than $47.60 will be cancelled at the Effective Time for no payment or consideration. Instructure’s equity incentive plans will terminate as of the Effective Time. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Outstanding Company Options and Company RSU Awards.”

Treatment of Purchase Rights under the Instructure Employee Stock Purchase Plan

The Merger Agreement generally provides that no new offering periods or purchase periods will begin under Instructure’s Employee Stock Purchase Plan (the “ESPP”) after December 4, 2019, any outstanding offering period will end no later than five days before the Effective Time, and the ESPP will terminate as of the Effective Time. In addition, no new participants will be permitted in the ESPP following December 4, 2019, and with respect to any offering periods in effect on December 4, 2019, as of and following such date, existing participants in the ESPP will not be allowed to increase payroll contribution rates or make separate non-payroll contributions to the ESPP, except as required by applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Purchase Rights under the Employee Stock Purchase Plan.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by Instructure stockholders in exchange for shares of Instructure common stock in the Merger will be a taxable transaction to Instructure stockholders for U.S. federal income tax purposes. Such receipt of cash by each Instructure stockholder that is a U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Instructure common stock surrendered in the Merger by such stockholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certification procedures under the backup withholding rules.

An Instructure stockholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Instructure common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Instructure stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Instructure stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Appraisal Rights

If the Merger is consummated and certain conditions are met, Instructure stockholders who continuously hold shares of Instructure common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Instructure stockholders may be entitled to have their shares of Instructure common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Instructure common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Instructure stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Instructure stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Instructure common stock.

To exercise appraisal rights, Instructure stockholders must: (1) submit a written demand for appraisal to Instructure before the vote is taken on the proposal to adopt the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (3) continue to hold shares of Instructure common stock of record through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Instructure unless certain stock ownership conditions are satisfied by the Instructure stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of Instructure common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Instructure and Thoma Bravo Fund XIII-A, L.P. made the filings required under the HSR Act on December 18, 2019.

Closing Conditions

The obligations of Instructure, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•	the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger;

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act;

•

in the case of Parent and Merger Sub, the absence of any continuing change, event, violation, inaccuracy, effect or circumstance at Instructure that, individually or in the aggregate, generally: (1) is or would reasonably be expected to be materially adverse (with certain limitations) to the business, financial condition, assets and liabilities or results of operations of Instructure and its subsidiaries (the “Instructure Group”), taken as a whole; or (2) would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger prior to the Termination Date;

•

the accuracy of the representations and warranties of Instructure, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; and

•

the performance in all material respects by Instructure, Parent and Merger Sub of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time.

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $2 billion. This amount includes funds needed to: (1) pay Instructure stockholders the amounts due under the Merger Agreement and (2) make payments in respect of our outstanding equity-based awards payable at closing of the Merger pursuant to the Merger Agreement. In connection with the financing of the Merger, the Thoma Bravo Fund and Parent have entered into an equity commitment letter, dated as of December 4, 2019 (the “Equity Commitment Letter”), pursuant to which the Thoma Bravo Fund has agreed to provide Parent with an equity commitment sufficient to fund (i) the aggregate purchase price required to be paid at the closing of the Merger, (ii) repayment or refinancing of the indebtedness of the Instructure Group outstanding under that certain Second Amended and Restated Loan And Security Agreement, dated as of June 22, 2017, by and among Instructure, Silicon Valley Bank and the other parties thereto, as the same may from time to time be amended, modified, supplemented or restated (the “Credit Facility”) and (iii) all other fees and expenses to be paid at the closing of the Merger by Instructure, Parent or Merger Sub contemplated by, and subject to the terms and conditions of, the Merger Agreement. Instructure has a contractual right to enforce the foregoing Equity Commitment Letter against the Thoma Bravo Fund, and under the terms of the Merger Agreement, Instructure has the unqualified right to specifically enforce Parent’s obligation to consummate the Merger upon receipt of the proceeds of the foregoing equity commitment.

Pursuant to the limited guaranty delivered by the Thoma Bravo Fund in favor of Instructure, dated as of December 4, 2019 (the “Guaranty”), the Thoma Bravo Fund has agreed to guarantee the payment of the liabilities and obligations of Parent or Merger Sub under the Merger Agreement, which are subject to an aggregate cap equal to $136,857,000, including amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Instructure, as specified in the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Required Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of Instructure common stock is required to adopt the Merger Agreement. As of January 1, 2020, 19,128,664 votes constitute a majority of the outstanding shares of Instructure common stock. We expect that a similar figure will constitute a majority of the outstanding shares of Instructure common stock at the close of business on the Record Date. Approval of the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Instructure’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and the proposal to adjourn the Special Meeting (the “adjournment proposal”), whether or not a quorum is present, requires the affirmative vote of a majority of the shares of Instructure common stock present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

As of January 1, 2020, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,734,965 shares of Instructure common stock, representing approximately 7.1% of the shares of Instructure common stock outstanding as of January 1, 2020 (and approximately 10.1% of the shares of Instructure common stock outstanding when taking into account Company Options and Company RSU Awards held, in the aggregate, by our directors and executive officers). We expect that our directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Instructure common stock: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment proposal.

The Special Meeting

Date, Time and Place

A special meeting of Instructure stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held on February 13, 2020, at Instructure’s offices, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, at 9:00 a.m., Mountain time (the “Special Meeting”).

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of Instructure common stock at the close of business on January 8, 2020 (the “Record Date”). Each holder of Instructure common stock shall be entitled to one (1) vote for each such share owned at the close of business on the Record Date.

Quorum

As of January 1, 2020, there were 38,257,326 shares of Instructure common stock outstanding and entitled to vote at the Special Meeting. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date. The holders of a majority of the shares of Instructure common stock issued and outstanding and entitled to vote thereat, present in person, by remote communication, or represented by proxy, will constitute a quorum at the Special Meeting.

Recommendation of the Instructure Board of Directors

The Board of Directors has unanimously: (1) determined that it is in the best interests of Instructure and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by Instructure, the performance by Instructure of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; and (3) resolved to recommend that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Prior to the adoption of the Merger Agreement by Instructure stockholders, under certain circumstances, the Board of Directors may withdraw or change the foregoing recommendation if it determines in good faith (after consultation with its financial advisor and its outside legal counsel) that failure to do so would be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent and its representatives in good faith over a two business day period so that a failure to make a Company Board Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change”) would no longer be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. The termination of the Merger Agreement by Instructure following the Board of Directors’ authorization for Instructure to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by Instructure of a termination fee of either (1) $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date with respect to an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (2) $63,540,750, in the case of any other such termination. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated January 20, 2019 and amended and restated on August 2, 2019, Instructure retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with a possible acquisition of Instructure and to deliver a fairness opinion in connection with the proposed Merger, based on its J.P. Morgan’s qualifications, expertise, reputation and knowledge of Instructure’s business and the industry in which Instructure operates.

At the meeting of the Board of Directors on December 3, 2019, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Per Share Merger Consideration to be paid to the holders of Instructure common stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its December 3, 2019 oral opinion by delivering its written opinion to the Board of Directors, dated December 4, 2019 (the “Opinion”), that, as of the date of the Opinion, the Per Share Merger Consideration to be paid to the holders of Instructure common stock in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the Opinion, dated December 4, 2019, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. Instructure stockholders are urged to read the Opinion in its entirety.

The Opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Per Share Merger Consideration to be paid to the holders of Instructure common stock in the proposed Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Per Share Merger Consideration to the holders of any other class of securities, creditors or other constituencies of Instructure or as to the underlying decision by Instructure to engage in the proposed Merger. The issuance of the Opinion was approved by a fairness committee of J.P. Morgan. The Opinion does not constitute a recommendation to any Instructure stockholder as to how such stockholder should vote with respect to the proposed Merger or any other matter.

For more information, see the section of this proxy statement captioned “The Merger—Opinion of J.P. Morgan Securities LLC.”

Interests of Instructure’s Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, Instructure stockholders should be aware that Instructure’s directors and executive officers may have interests in the Merger that are different from, or in addition to, Instructure stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•

at the Effective Time of the Merger, each Company Option and Company RSU Award will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of Instructure’s Directors and Executive Officers in the Merger—Treatment of Company Options and Company RSU Awards”;

•

continued eligibility of Instructure’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under their employment agreement or change in control severance agreement, as applicable, with Instructure, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Instructure’s Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control”;

•

at the Effective Time, each unvested equity award held by Instructure’s non-employee directors will become fully vested and, as applicable, exercisable pursuant to the terms of Instructure’s Non-Employee Director Equity Compensation Policy; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of Instructure common stock held by Instructure directors and executive officers will be treated in the same manner as outstanding shares of Instructure common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Instructure’s Directors and Executive Officers in the Merger.”

Alternative Acquisition Proposals

The “Go Shop” Period—Solicitation of Other Acquisition Proposals

Under the Merger Agreement, from the date of the Merger Agreement until 11:59 p.m., Pacific time on January 8, 2020 (the “No Shop Period Start Date”), Instructure, its affiliates and their respective representatives have the right to: (1) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal, (2) subject to an acceptable confidentiality agreement. provide any non-public information to, any person with the intent to facilitate the making of an Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘Go Shop’ Period—Solicitation of Other Offers”) and (3) continue, enter into, maintain, participate or otherwise engage in discussions with any third person (and its representatives and financing sources) with respect to an Acquisition Proposal.

The termination of the Merger Agreement by Instructure following the Board of Directors’ authorization for Instructure to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by Instructure of a termination fee of either (1) $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date with respect to an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (2) $63,540,750, in the case of any other such termination. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

The “No Shop” Period—No Solicitation of Other Acquisition Proposals

Under the Merger Agreement, from the No Shop Period Start Date until the Effective Time, Instructure may not: (1) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any Acquisition Proposal or (2) engage in discussions or negotiations with, or provide any non-public information to, any person relating to, an Acquisition Proposal.

Notwithstanding the foregoing restrictions, under specified certain circumstances, from the No Shop Period Start Date until the adoption of the Merger Agreement by Instructure’s stockholders, Instructure may provide information to, and engage or participate in negotiations or substantive discussions with, a person in respect of a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person and such Acquisition Proposal did not result from any material breach of Instructure’s obligations, as described in the immediately preceding paragraph) if (and only if) the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and, in each case, the failure to take such actions in respect of such Acquisition Proposal would be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘No Shop’ Period—No Solicitation of Other Offers.”

After the No Shop Period Start Date but prior to the adoption of the Merger Agreement by Instructure’s stockholders, Instructure is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal if it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a two business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

The termination of the Merger Agreement by Instructure following the Board of Directors’ authorization for Instructure to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by Instructure of a termination fee of either (1) $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date with respect to an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (2) $63,540,750, in the case of any other such termination. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Termination of the Merger Agreement

In addition to the circumstances described above, Parent and Instructure have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Pacific time, on April 2, 2020, or if Instructure stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under some circumstances, (1) Instructure is required to pay Parent a termination fee equal to either $63,540,750 or $29,326,500; and (2) Parent is required to pay Instructure a termination fee equal to $136,857,000. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Effect on Instructure if the Merger is Not Completed

If the Merger Agreement is not adopted by Instructure stockholders, or if the Merger is not completed for any other reason:

i.	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Instructure common stock pursuant to the Merger Agreement;

ii.

(a) Instructure will remain an independent public company; (b) Instructure common stock will continue to be listed and traded on NYSE and registered under the Exchange Act; and (c) Instructure will continue to file periodic reports with the SEC; and

iii.

under certain specified circumstances, Instructure will be required to pay Parent a termination fee of either $63,540,750 or $29,326,500, upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of Instructure common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on February 13, 2020, at Instructure’s offices, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, at 9.00 a.m., Mountain time.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Instructure, and Instructure will become a wholly owned subsidiary of Parent;

•	to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•

to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of Instructure common stock shall be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of Instructure common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $47.60 in cash, less any applicable withholding taxes, for each share of Instructure common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of Instructure common stock, you will receive $4,760 in cash in exchange for your shares of Instructure common stock, less any applicable withholding taxes.

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of Instructure common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Instructure common stock. Instead, Instructure will remain an independent public company, Instructure common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, Instructure will be required to pay Parent a termination fee of either $63,540,750 or $29,326,500, upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules thereunder require Instructure to seek an advisory (non-binding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal?

A:

The affirmative vote of the holders of a majority of the shares present in person, by remote communication, or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of the Compensation Proposal.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Instructure. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Instructure’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	Should I surrender my book-entry shares now?

A:

No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of Instructure common stock represented by such holder’s book-entry shares for merger consideration.

Q:	What happens if I sell or otherwise transfer my shares of Instructure common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Instructure common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Instructure in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Instructure common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Instructure.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Instructure common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of Instructure common stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Instructure common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Instructure common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Instructure common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement but will have no effect on the adjournment proposal.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Secretary of Instructure; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of Instructure common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of Instructure common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Instructure common stock is called a “proxy card.” Dan Goldsmith, our Chief Executive Officer, and Matthew Kaminer, our Chief Legal Officer, are the proxy holders for the Special Meeting, with full power of substitution and re-substitution.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

Instructure intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Instructure files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the first calendar quarter of 2020. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Instructure common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(212) 929-5500 (Call Collect)

Call Toll-free: (800) 322-2885

proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which Instructure refers to in this proxy statement, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Instructure’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Instructure for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” “depend” and similar expressions are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to complete the Merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the Merger, including, but not limited to, receipt of required regulatory approvals;

•	the risk that the Merger Agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of either $29,326,500 or $63,540,750;

•	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;

•

the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to Instructure stockholders that are treated as U.S. Holders (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

•

the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Instructure’s current strategy as an independent public company;

•	the fact that under the terms of the Merger Agreement, Instructure is unable to solicit other Acquisition Proposals after the No Shop Period Start Date;

•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

•	risks that our stock price may decline significantly if the Merger is not completed; and

•

risks related to obtaining the requisite consents to the Merger, including the timing and receipt of regulatory approvals from various governmental entities, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on February 13, 2020, at Instructure’s principal offices, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, at 9:00 a.m., Mountain Time.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (1) adopt the Merger Agreement; (2) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (3) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, during regular business hours for a period of no less than 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of January 1, 2020, there were 38,257,326 shares of Instructure common stock outstanding and entitled to vote at the Special Meeting. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date.

The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person, by remote communication or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Instructure common stock is required to adopt the Merger Agreement. As of January 1, 2020, 19,128,664 votes constitute a majority of the outstanding shares of Instructure common stock. We expect that a similar figure will constitute a majority of the outstanding shares of Instructure common stock at the close of business on the Record Date. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.

The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares present in person, by remote communication or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Instructure does not expect any broker non-votes at the Instructure special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Instructure special meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Instructure common stock at the Instructure special meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “against” the proposal to adopt the Merger Agreement.

Shares Held by Instructure’s Directors and Executive Officers

As of January 1, 2020, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,734,965 shares of Instructure common stock, representing approximately 7.1% of the shares of Instructure common stock outstanding on the Record Date (and approximately 10.1% of the total shares of Instructure common stock outstanding when taking into account Company Options and Company RSU Awards held, in the aggregate, by our directors and executive officers). We expect that our directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Instructure common stock (1) “FOR” the adoption of the Merger Agreement, (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal, and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available and follow the instructions on the proxy card in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the adjournment proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of Instructure common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors has unanimously: (1) determined that it is in the best interests of Instructure and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (2) approved the execution and delivery of the Merger Agreement by Instructure, the performance by Instructure of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; and (3) resolved to recommend that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Instructure. We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $18,500 plus expenses. We will also indemnify MacKenzie against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the first calendar quarter of 2020.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold shares of Instructure common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Instructure common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Instructure common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (1) submit a written demand for appraisal to Instructure before the vote is taken on the adoption of the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (3) continue to hold your shares of Instructure common stock of record through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex C to this proxy statement and incorporated herein by reference. If you hold your shares of Instructure common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Delisting and Deregistration of Instructure common stock

If the Merger is completed, the shares of Instructure common stock will be delisted from NYSE and deregistered under the Exchange Act, and shares of Instructure common stock will no longer be publicly traded.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of Instructure common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 13, 2020

The proxy statement is available at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings”.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a stockholder of record, you may contact us by writing to Instructure at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Instructure common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(212) 929-5500 (Call Collect)

Call Toll-free: (800) 322-2885

proxy@mackenziepartners.com

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Instructure, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, Utah 84121

(800) 203-6755

Headquartered in Salt Lake City, Utah, Instructure is a leading software-as-a-service technology company that provides learning management system software to the global education market and employee development and engagement solutions for people-focused companies via its Bridge platform. Instructure’s software solutions enable organizations to develop, deliver and manage engaging face-to-face and online learning experiences. Instructure common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “INST.”

PIV Purchaser, LLC

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3660

Parent was formed on November 26, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

PIV Merger Sub, Inc.

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3660

Merger Sub is a wholly owned subsidiary of Parent and was formed on November 26, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and any debt financing in connection with the Merger.

Parent and Merger Sub are each affiliated with Thoma Bravo Fund XIII, L.P. (the “Thoma Bravo Fund”), and Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo, LLC (“Thoma Bravo”). Thoma Bravo is a leading private equity investment firm focused on the software and technology-enabled services sectors. At the Effective Time, Instructure, as the Surviving Corporation, will be indirectly owned by the Thoma Bravo Fund, Thoma Bravo Fund XIII-A, L.P. and Thoma Bravo Executive Fund XIII, L.P., each an affiliate of Thoma Bravo.

In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Fund has provided Parent with an equity commitment sufficient to fund the aggregate purchase price required to be paid at the closing of the Merger, and to also fund, together with cash on hand at Instructure, the repayment and refinancing of the indebtedness of the Instructure Group under the Credit Facility and all other fees and expenses to be paid at the closing of the Merger by Instructure, Parent or Merger Sub, contemplated by, and subject to the terms and conditions of, the Merger Agreement. For more information, please see the section of this proxy statement captioned “ —Financing of the Merger.”

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Instructure and the separate corporate existence of Merger Sub will cease, with Instructure continuing as the Surviving Corporation. As a result of the Merger, Instructure will become a wholly owned subsidiary of Parent, and Instructure common stock will no longer be publicly traded and will be delisted from NYSE. In addition, Instructure common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Instructure if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

i.	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Instructure common stock pursuant to the Merger Agreement;

ii.

(a) Instructure will remain an independent public company; (b) Instructure common stock will continue to be listed and traded on NYSE and registered under the Exchange Act; and (c) Instructure will continue to file periodic reports with the SEC;

iii.

we anticipate that (a) management will operate the business in a manner similar to that in which it is being operated today and (b) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Instructure’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Instructure operates and economic conditions;

iv.

the price of Instructure common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Instructure common stock would return to the price at which it trades as of the date of this proxy statement;

v.

the Board of Directors will continue to evaluate and review Instructure’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate; irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Instructure’s business, prospects and results of operations will be adversely impacted; and

vi.

under specified circumstances, Instructure will be required to pay Parent a termination fee of either $63,540,750 or $29,326,500, upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

At the Effective Time, each share of Instructure common stock (other than Excluded Shares, which include, for example, shares of Instructure common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, less any applicable withholding taxes.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each share of Instructure common stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “ —Appraisal Rights.”

Background of the Merger

The Board of Directors, with Instructure senior management and outside advisors, regularly and in the ordinary course of business, reviews and assesses Instructure’s long-term strategy, financial performance and operations in light of developments in Instructure’s business and overall developments in the industry in which it operates, taking into account the overall performance of the market and the software and education industries generally. As part of this ongoing review and assessment, the Board of Directors considers various alternatives to Instructure’s long-term strategy, including alternatives involving the continuation of Instructure’s long-term business plan, possible strategic acquisitions to expand the markets that Instructure serves or increase the service offerings in its existing markets and possible strategic transactions with third parties, and regularly engages with its stockholders to discuss and to solicit feedback on their views and perspectives of Instructure’s long-term business plan, strategic opportunities and value.

From time to time, representatives of Instructure, including senior management and members of the Board of Directors, have had discussions with market participants, including financial sponsors and strategic parties, regarding potential strategic transactions at the direction of the Board of Directors in order to understand market developments and how these developments may affect its long-term strategy. Before 2019, none of these discussions progressed beyond preliminary discussions or the exploratory stage with respect to a sale of Instructure, nor did Instructure share confidential information with such parties regarding its business and operations, nor did any such party enter into a confidentiality agreement.

On January 8, 2019, a financial sponsor (“Sponsor A”) requested a meeting with Joshua Coates, the Executive Chairman of Instructure. In response to Sponsor A’s inbound inquiry, Mr. Coates had a call with Sponsor A that same day during which Sponsor A expressed an interest in acquiring Instructure for $53.00 to $55.00 per share. On the same day, the Board of Directors held a meeting to discuss Sponsor A’s expression of interest.

On January 9, 2019, Sponsor A sent Mr. Coates a preliminary, non-binding, written proposal to acquire Instructure for $53.00 to $55.00 per share, assuming a fully diluted share count of approximately 37.67 million shares of Instructure common stock. Later that day, Mr. Coates shared such proposal with the Board of Directors.

On January 16, 2019, a representative of Thoma Bravo emailed Dan Goldsmith, Instructure’s Chief Executive Officer, to share that Thoma Bravo had been following Instructure and to congratulate Mr. Goldsmith on his recent appointment as CEO of Instructure. Mr. Goldsmith shared such contact with the Board of Directors that same day.

Between January 16, 2019 and January 19, 2019, in response to the in-bound expression of interest from Sponsor A and, based on the general discussions that Instructure had with other parties, from time to time, members of Instructure senior management and members of the Board of Directors, including Mr. Coates and Kevin Thompson, met with five potential financial advisors, including J.P. Morgan, as recommended by the Board of Directors. The financial advisors were invited to provide an overall market assessment, analysis of potential participants in any potential strategic process and viewpoints on the likelihood and benefits of a strategic transaction, and were also asked to disclose any potential conflicts of interest related to Sponsor A and other potential logical process participants. Members of Instructure senior management and the members of the Board of Directors participating in such appointment process, asked pertinent questions regarding the qualifications of each of the potential financial advisors and considered the relative qualifications of the potential financial advisors with respect to each advisor’s reputation in the marketplace and experience with strategic transactions involving the software and education industries. In light of these considerations, its reputation in the marketplace, its experience in negotiating similar strategic transactions and its familiarity with the software and education industries, the Board of Directors determined that J.P. Morgan should serve as its exclusive financial advisor in connection with any potential strategic transaction, subject to the review of engagement letter terms from J.P. Morgan.

On January 20, 2019, the Board of Directors reviewed the proposed final terms of engagement with J.P. Morgan, and formally approved the engagement of J.P. Morgan as Instructure’s financial advisor via unanimous written consent.

On January 21, 2019, Sponsor A visited Instructure’s headquarters and met with members of Instructure senior management to discuss Instructure’s business model and strategy, and Instructure provided Sponsor A with preliminary due diligence information about its business. On that same day, at the direction of the Board of Directors, members of Instructure senior management met with J.P. Morgan to discuss the proposal by Sponsor A.

On January 22, 2019, the Board of Directors held a telephonic meeting with members of Instructure senior management, representatives of J.P. Morgan and representatives of Cooley LLP (“Cooley”), Instructure’s general outside legal counsel who from time to time has advised Instructure on a number of matters, including preceding its initial public offering. Representatives of Cooley advised the Board of Directors and members of Instructure senior management with respect to fiduciary duties attendant to addressing inbound inquiries and any strategic transaction process, should such activity materialize. Representatives of Cooley met separately with the Board of Directors in executive session (without members of Instructure senior management) to discuss the proposal by Sponsor A. The Board of Directors then discussed the utilization of a strategic transaction committee (the “Advisory Committee”), in order to ensure that the Board of Directors’ could appropriately evaluate, oversee and manage a strategic transaction process if one resulted specifically from the interest of Sponsor A. At the conclusion of this discussion, the Board of Directors established the Advisory Committee and designated Mr. Coates and William M. Conroy as members of the Advisory Committee due to their experience with strategic transactions, existing roles on the Board of Directors, and willingness to serve on the Advisory Committee. The Board of Directors delegated to the Advisory Committee the authority to evaluate and make recommendations to the Board of Directors regarding any indications of interest, to review, and to advise and oversee Instructure senior management in the review and negotiation of any strategic alternatives, noting that such utilization was for convenience only and not to address any conflicts of interest. In addition, the Board of Directors authorized Instructure senior management to continue having discussions with Sponsor A to explore Sponsor A’s interest in pursuing a strategic transaction with Instructure.

On January 24, 2019, a financial sponsor (“Sponsor B”) requested that a member of the Board of Directors introduce Sponsor B to the management team of Instructure.

On January 26, 2019, Sponsor A provided an updated non-binding, written proposal to acquire Instructure for $49.00 to $51.00 per share, assuming a fully diluted share count of approximately 37.67 million shares of Instructure common stock.

On January 29, 2019, Instructure and Sponsor A entered into a confidentiality agreement to enable further due diligence discussions with respect to Sponsor A’s proposal. The confidentiality agreement contained standstill provisions, including a provision prohibiting Sponsor A from, publicly or privately, requesting a waiver of the standstill (however, the standstill provision still allowed Sponsor A to privately and confidentially approach

Instructure senior management, the Board of Directors or J.P. Morgan at any time to make acquisition proposals). In addition, all of the other confidentiality agreements with potential transaction counterparties referred to in this section of the proxy statement contained standstill provisions with such terms.

On January 30, 2019, the Board of Directors held a telephonic meeting with members of Instructure senior management, representatives of J.P. Morgan and representatives of Cooley to discuss the proposal by Sponsor A and the recommendation of the Advisory Committee that such proposal was not a sufficiently compelling offer to cause Instructure to depart from its strategic plan and was unlikely to be consummated at the proposed price, because of the incomplete state of its diligence, the fact that Sponsor A had reduced its proposal from $53.00-$55.00 per share to $49.00-$51.00 per share, and Sponsor A had requested a twenty-five day period of exclusivity without confirming the exact price of its offer and its ability to complete due diligence and consummate a transaction in that time frame, highlighting, in the Advisory Committee’s view, the uncertain nature of the proposal and the possibility of further adverse changes to the proposal, during the requested exclusivity period. Representatives of J.P. Morgan and Cooley reviewed the proposal by Sponsor A and the status of discussions to date. Members of the Board of Directors engaged in active discussion regarding the proposal by Sponsor A, including whether such transaction would be in the best interests of the stockholders of Instructure; the merits and risks of soliciting proposals from third parties regarding a strategic transaction; and how the timing of a strategic transaction would fit within Instructure’s long-term strategy. Following such discussion, the Board of Directors also concluded that it would not move forward with Sponsor A’s proposal or contact any additional financial sponsors regarding a potential strategic transaction at such time, and disbanded the Advisory Committee. The Board of Directors also discussed certain guidelines that should be followed if Instructure received further inbound interest from any person, including Sponsor A or Sponsor B. In this regard, the Board of Directors determined that members of the Board of Directors or management who are contacted by an interested party should inform them that Instructure was not actively pursuing a strategic transaction at such time but that it remained open to having a dialogue. Moreover, if an interested party wanted to pursue a dialogue, the Board of Directors also directed management to have such person enter into a customary confidentiality agreement for a transaction to the extent management determined such course of action was advisable. Following the meeting, at the direction of the Board of Directors, J.P. Morgan advised Sponsor A that Instructure would not be moving forward with a strategic transaction with Sponsor A at such time.

On January 31, 2019, Sponsor B contacted Mr. Goldsmith to express interest in exploring a strategic transaction. Further to the instructions of the Board of Directors regarding how communications with respect to third parties that expressed an interest in a potential strategic transaction should be conducted, Mr. Goldsmith informed Sponsor B that Instructure would be open to continuing a dialogue, but that Instructure was not actively pursuing a strategic transaction at such time. Such message was also conveyed to the other potential transaction counterparties mentioned below that contacted Instructure prior to the formation of the Transaction Committee.

On April 11, 2019, representatives of a new financial sponsor (“Sponsor C”) reached out to Mr. Goldsmith for a preliminary call and to express interest in learning more about Instructure’s strategic plan and its positioning in the higher education market. Mr. Goldsmith subsequently reported this communication to the Board of Directors and, at the direction of the Board of Directors, had such preliminary discussion with Sponsor C that same day.

On April 15, 2019, Praesidium Investment Management Co LLC (“Praesidium”) filed a Schedule 13D disclosing a 5.0% ownership interest in Instructure common stock and that Praesidium intended to engage in discussions with Instructure concerning potential business combinations and dispositions involving Instructure or certain of its businesses. Members of the Board of Directors, including Mr. Coates and Lloyd G. Waterhouse, engaged in a dialogue with Praesidium regarding its views of Instructure, and discussed their communications with Praesidium and considerations with respect to how Instructure would proactively communicate with its stockholders. Consistent with Instructure’s regular engagement with its stockholders, from time to time after April 15,

Instructure engaged in discussions and other communications with Praesidium about Praesidium’s views of Instructure’s strategic opportunities and value.

On April 16, 2019, at the request of a new financial sponsor (“Sponsor D”), a member of the Board of Directors provided a representative of Sponsor D with an introduction to Mr. Goldsmith via email, and Mr. Goldsmith subsequently had a preliminary discussion with such representative of Sponsor D. Mr. Goldsmith subsequently reported this discussion to the Board of Directors that same day.

On June 12, 2019, Mr. Goldsmith received a call from a representative of Thoma Bravo to discuss Thoma Bravo’s interest in pursuing a strategic transaction with Instructure. Mr. Goldsmith subsequently reported this discussion to the Board of Directors that same day.

On June 18, 2019, Instructure entered into a confidentiality agreement with Thoma Bravo.

On June 24, 2019, representatives of Sponsor C contacted Mr. Goldsmith to reiterate their interest in Instructure.

On June 25, 2019, each of Sponsor B, Sponsor C and a new financial sponsor who was introduced by a member of the Board of Directors (“Sponsor E”) entered into a confidentiality agreement with Instructure. On that same day, Mr. Goldsmith provided an update to the Board of Directors regarding the interest of potential counterparties.

During the next several weeks, at the direction of the Board of Directors, Mr. Goldsmith and members of Instructure senior management engaged in calls and discussions with each of Sponsor C, Thoma Bravo and Sponsor E regarding the interests of such parties in pursuing a strategic transaction with Instructure and the initial due diligence inquiries of such parties.

On July 17, 2019, the Board of Directors held a telephonic meeting with representatives of J.P. Morgan. The Board of Directors then discussed establishing a strategic actions committee (the “Strategic Actions Committee”), in order to evaluate Instructure’s business model and strategic options, including: the capital requirements of Instructure; the operations of the Bridge segment and possible changes to increase its profitability and/or effect the separation of such segment; acquisitions of other businesses; extending and building commercial relationships with other parties in the education market; possible mergers of combinations with other businesses; leveraged recapitalization transactions; private placements of debt or equity securities, including to finance possible acquisitions; acceleration of the growth and scope of the education segment; the possible sale of Instructure; and certain other potential cost-savings initiatives. Following extensive discussion by the Board of Directors about these potential courses of action, the Board of Directors determined to evaluate such opportunities further by establishing the Strategic Actions Committee and designated Mr. Goldsmith, Mr. Thompson and Mr. Waterhouse as members of the Strategic Actions Committee due to their experience with strategic transactions, existing roles on the Board of Directors, and willingness to serve on the Strategic Actions Committee. In designating the members of the Strategic Actions Committee, the Board of Directors considered Mr. Goldsmith’s role as Chief Executive Officer of Instructure and his integral role in developing and executing Instructure’s long term strategy; Mr. Waterhouse’s role as an independent director, his prior service as the Chief Executive Officer of McGraw-Hill Education from 2012 to 2014, and his unique perspective in the educational space; and Mr. Thompson’s role as an independent director and his role as the Chief Executive Officer of SolarWinds Inc., a public company that had been taken private by Silver Lake Partners and Thoma Bravo in 2016, and his experience in negotiating merger and acquisition transactions. The Board of Directors delegated to the Strategic Actions Committee the authority to evaluate and make recommendations to the Board of Directors regarding the development of any strategic initiatives or proposals, to review, and to advise and oversee Instructure senior management in the review and negotiation of any strategic alternatives, noting that such utilization was for convenience only and not to address any conflicts of interest. In addition, the Board of Directors instructed the Strategic Actions Committee to continue discussions with financial sponsors, with an objective of building relationships with such parties and to understand how such parties viewed Instructure and its model, and not with any specific aim or objective of pursuing a strategic transaction. The Board of Directors further directed Matthew Kaminer, the Chief Legal Officer and Secretary of Instructure, to maintain a log of all communications with parties that contacted Instructure in connection with a strategic transaction, and to make such log available to the Board of Directors and its advisors. The Board of Directors instructed the Strategic Actions Committee to consider all alternatives available to Instructure in order to maximize value for stockholders.

On July 24, 2019, the Strategic Actions Committee held a telephonic meeting with Instructure senior management and reviewed the various meetings requested by Sponsor B, Sponsor C, Sponsor E and Thoma Bravo, and directed Instructure senior management to engage in further discussions with these parties to more fully gauge the interests and commitment of each party with respect to a possible strategic transaction, including by re-initiating a dialogue with Sponsor A, and to report back to the Strategic Actions Committee such parties’ interests in a potential transaction. During August 2019, Mr. Goldsmith, Steve Kaminsky, Chief Financial Officer of Instructure, and Mr. Kaminer had calls and/or meetings with representatives of each Sponsor A, Sponsor B, Sponsor C, Sponsor E and Thoma Bravo, during which Instructure senior management provided an update regarding Instructure’s business. In addition to the discussions regarding the financial sponsors, the Strategic Actions Committee also discussed other potential opportunities, including a potential private investment to fund potential transactions, potential merger and acquisitions targets and potential strategic transactions involving Bridge.

On August 26, 2019, Sponsor D entered into a confidentiality agreement with Instructure.

On September 4, 2019, the Strategic Actions Committee had a telephonic meeting, and Mr. Goldsmith provided an update regarding its discussions with the representatives of the financial sponsors who had expressed an interest in pursuing a strategic transaction. The Strategic Actions Committee directed Instructure senior management to continue to engage in preliminary discussions with financial sponsors. At this meeting, the Strategic Actions Committee also continued its ongoing review and evaluation of other strategic alternatives.

Over the next several weeks, Instructure senior management met with representatives of Sponsor D and Sponsor E to address their respective diligence inquiries and Instructure’s financial performance and plan.

On September 23, 2019, the Board of Directors met in person, together with members of Instructure senior management and representatives of J.P. Morgan and Cooley, to review business strategy, messaging and approach with respect to the third quarter earnings call scheduled to take place on October 28, 2019, market messaging and approach and a financial plan update. At this meeting, the Board assessed the current performance of Instructure, the financial forecast and strategic plans, the possibility of additional acquisitions and divestiture of the Bridge business. In connection with the discussion of the current performance of Instructure, the Board of Directors considered Instructure’s internal operating plan and long-term financial plan, as presented by members of Instructure senior management, and the considerations related thereto. The Board of Directors directed Instructure senior management to share selected portions of the financial plan and strategy at an analyst day meeting with analysts and investors in early December, to further explain the evolution of Instructure’s model which would focus on the education space. At the direction of the Board of Directors, Mr. Waterhouse provided an update on communications with stockholders who sought to provide their views concerning Instructure’s strategic plans, governance and capital structure. Mr. Waterhouse informed the Board of Directors that the stockholder outreach effort included a significant stockholder that entered into a customary non-disclosure agreement, as Instructure sought to understand a fully informed perspective of stockholder who had the benefit of reviewing the plans and strategy of Instructure. Mr. Goldsmith provided details on the financial performance of Bridge; the position of Bridge within the employment development category and what would need to happen for Bridge to be successful moving forward. The Board of Directors then solicited the views of Mr. Goldsmith and members of Instructure senior management to better understand the challenges of separating the Bridge business, to provide additional context regarding when and how the Bridge business could operate as a standalone business and the timing and capital investments that would be required to facilitate such a separation. Following such presentations, the Board of Directors discussed the timeline for Instructure to achieve profitability, an education focused strategy, cost-realignment plans, and changes that would need to be implemented for Instructure to achieve status as a “Rule of 40” software company with a combined growth rate and profit margin of at least 40%. Despite the execution risk of successfully implementing these plans while reporting financial performance and providing earnings guidance on a quarterly basis, the Board of Directors expressed a preference for Instructure to remain a public company, absent a compelling proposal.

On that same day, Mr. Goldsmith and a representative of Sponsor D had a call during which Sponsor D expressed interest in making a private investment in Instructure. Mr. Goldsmith subsequently shared such contact with the Board of Directors that same day. Instructure senior management and representatives of Sponsor D discussed such possible investment and the due diligence inquiries of Sponsor D over the course of the next week.

On September 30, 2019 and October 1, 2019, Mr. Goldsmith provided updates to the financial sponsors who had expressed interest in an ongoing dialogue regarding Instructure’s business. During this same time period, Instructure provided due diligence materials to Thoma Bravo, Sponsor C and Sponsor D in connection with such financial sponsors’ due diligence investigations.

On October 3, 2019, the Strategic Actions Committee, Mr. Coates and members of Instructure senior management met to discuss various options available to Instructure to enhance stockholder value. These considerations included Instructure’s continued operation as a standalone company, the proposal of Sponsor D for a private investment transaction which could finance further acquisitions and/or other initiatives identified by Sponsor D, a review of discussions to date with the other financial sponsors, and potential strategic transactions involving Bridge. During the course of the discussions involving Bridge, senior management provided the feedback that they had received from J.P. Morgan and other potential financial advisors regarding the receptiveness of financial sponsors and strategic parties to a transaction involving Bridge. In addition, during the course of these discussions, the Strategic Actions Committee considered whether to run a public process for the sale of Instructure. In order to assist the Strategic Actions Committee with that determination, the Strategic Actions Committee determined to conduct a limited market check with potentially interested parties. However, in order to allow Instructure’s management to focus on operating the business without undue interference and distraction from a process, the Strategic Actions Committee carefully considered whom it should contact. After identifying the list of counterparties to contact, which included the financial sponsors that had entered into a confidentiality agreement, the Strategic Actions Committee authorized senior management to engage in such discussions. The Strategic Actions Committee acknowledged that if such market check provided bona fide, actionable indications of interest and the Board of Directors decided to formally pursue strategic alternatives, then a broader process could be conducted in order to maximize stockholder value.

On October 18, 2019, Mr. Goldsmith and Mr. Kaminer had calls with representatives of Thoma Bravo and Sponsor C, during which Mr. Goldsmith provided Thoma Bravo and Sponsor C with an update regarding Instructure’s business.

On October 22, 2019, the Board of Directors held a meeting with members of Instructure senior management to review Instructure’s operating model, execution of its financial plan and any strategic proposals received to date. At the outset of the meeting, the Board of Directors met in executive session without management to discuss if the Board of Directors should disband the Strategic Actions Committee, which had been tasked with considering and evaluating a broad range of strategic alternatives and form a committee with a focus on evaluating the potential for a strategic transaction. The Board of Directors discussed the potential strategic alternatives available to it, including, based on the evaluations of the Strategic Actions Committee and feedback and information it had from stockholders and potentially interested parties over the course of the year. Based on the Board of Directors’ belief that exploring a potential strategic acquisition of Instructure would be in the best of interests of stockholders—including as a result of the risks identified in the section entitled “The Merger—Reasons for the Merger—More Attractive Value than Alternatives”—the Board of Directors decided to establish a strategic transaction committee (the “Transaction Committee”) and disband the Strategic Actions Committee. The Board of Directors then turned to the composition of the Transaction Committee. The Board of Directors reached the consensus that it would be important, for a variety of reasons, including the distraction that could result from senior management’s time being spent evaluating potential transactions and the desire to keep interested parties from discussing terms of employment with such persons, for the Transaction Committee to have only non-executive directors serve on it. The Board of Directors also considered whether Mr. Waterhouse, the lead independent director of Instructure, should serve on the Transaction Committee. In this regard, the Board of Directors noted the importance of Mr. Waterhouse’s on-going regular communications with Instructure’s stockholders and did not want his service on the Transaction Committee to impede his ability to continue to engage in those communications. Accordingly, the Board of Directors requested that Mr. Waterhouse participate, on a non-member basis, in the activities of the Transaction Committee and provide feedback to the Transaction Committee with respect to matters considered by the committee on a regular and as-needed basis. Following these and other discussions about the composition of the Transaction Committee, the Board of Directors designated Mr. Coates and Mr. Thompson as members of the Transaction Committee due to their experience with strategic transactions, existing roles on the Board of Directors, knowledge of Instructure’s business and financial position and willingness to serve on the Transaction Committee. In addition, the Board of Directors delegated to the Transaction Committee the authority to evaluate and make recommendations to the Board of Directors regarding the development of any indications of interest, to review, and to advise and oversee Instructure senior management in the review and negotiation of any strategic transactions, subject to the review and consideration of any such strategic transaction by the entire Board of Directors. The Board of Directors further noted that such committee was established and would be utilized to ensure that such strategic transaction process would be run as efficiently as practicable and in a manner that, consistent with the fiduciary duties of the Board of Directors, would maximize stockholder value and not to address any conflicts of interest. In particular, the Board of Directors determined that the strategic transaction process would include all parties that previously expressed interest in a strategic transaction during the past twelve months and strategic parties, regardless of the positioning of such parties with respect to any particular business strategy, management construct or commercial posture, and further emphasized that strategic parties be afforded sufficient time to submit credible proposals. After management joined the meeting, the Board of Directors instructed Instructure management that negotiations with parties interested in the strategic process, including matters as to process and price, would be conducted by the Transaction Committee and the company’s advisors, and further instructed the management team to limit their conversations with such parties to due diligence matters and not to have any discussions or enter into any arrangements with respect to employment matters with any parties involved in the strategic process.

On October 23, 2019, the Transaction Committee met with Mr. Kaminer and representatives of J.P. Morgan and Cooley, and reviewed potential participants deemed most likely to actively participate in any strategic discussion, including both strategic parties and financial sponsors. With the assistance of representatives of J.P. Morgan, the Transaction Committee considered various approaches to the process. Cooley advised the Transaction Committee with respect to the fiduciary duties of the Board of Directors in connection with such activities. J.P. Morgan also provided an overview of a potential timeline and strategic process outline if the Board of Directors decided to move forward with strategic discussions with these or other parties. The Board of Directors, in consultation with J.P. Morgan, segmented such parties into tiers based on, among other relevant factors (i) strategic rationale for a transaction, (ii) historical interest in Instructure, (iii) ability and track record of financing similarly sized transactions and (iv) track record of acquiring software as a service or education technology companies, in order to sequence engagement with such parties and implement a process that would maximize value for stockholders. The Transaction Committee concluded that it was an appropriate time to engage with the parties who were viewed as “tier 1” parties which included the seven financial sponsors that had expressed interest in a strategic transaction with Instructure to date and an additional four strategic parties. The Transaction Committee instructed J.P. Morgan to promptly contact such parties.

Over the next several days, at the direction of the Board of Directors, J.P. Morgan made outbound inquiries to the eleven parties who were viewed as “tier 1” parties, including Sponsor A, Sponsor B, Sponsor C, Sponsor D, Sponsor E, Thoma Bravo, a financial sponsor that had indicated an interest in a possible strategic transaction with Instructure in 2018 (“Sponsor F”), a strategic party who had an existing commercial relationship with Instructure (“Industry Participant G”), a strategic party that had been engaged in on-going discussions with Instructure regarding commercial arrangements, including a possible partnership arrangement

(“Industry Participant H”), and two new strategic parties (“Industry Participant I”) and (“Industry Participant J”). At the direction of the Transaction Committee, J.P. Morgan requested that the seven financial sponsors that had been involved in the process to date provide an indication of interest prior to the previously scheduled November 1, 2019 meeting of the Board of Directors, including an indicative price for a strategic transaction. In its communications with the strategic parties, the Transaction Committee directed J.P. Morgan to request such parties provide feedback regarding their level of interest as promptly as possible, given their internal processes, without setting any specific time restraints, and further indicated to such strategic parties that if there was bona fide interest, then such party would be provided with an appropriate amount of time to submit a proposal. Starting on October 24, 2019, Instructure senior management provided each of the “tier 1” parties who had executed a confidentiality agreement with more detail confidential information about Instructure’s business and financial performance, and then subsequently provided such materials to Industry Participant H on October 26, 2019.

During the course of October 25, 2019 and October 26, 2019, Mr. Goldsmith, Mr. Kaminer and Mr. Kaminsky and representatives of J.P. Morgan had due diligence calls with representatives of each of Sponsor A, Sponsor C, Sponsor D, Sponsor E and Thoma Bravo.

On October 28, 2019, Instructure conducted its previously scheduled third quarter earnings call. During this call, Mr. Goldsmith provided an update regarding the performance of the Canvas education segment, a shift in approach on stock based compensation to limit overall share growth count, and the decision to consolidate the focus of Instructure within the education space and to reorganize and operate Bridge independently from the education business. Mr. Goldsmith further notified stockholders that Instructure planned to provide details on its strategic plan during the analyst day planned for December 3, 2019, including a number of value creation initiatives, financial status and goals with clear milestones and target dates specifically focused on profitability and growth for Canvas, Bridge and Instructure overall. As is customary for a public company, no comments were made in respect of any specific potential strategic transaction during the course of the earnings call.

Later that same day, Mr. Goldsmith had separate calls with a representative of each of Sponsor A, Sponsor C, Sponsor D, Industry Participant H and Thoma Bravo, and updated each such representative on the announcement on the earnings call that Mr. Kaminsky would retire in 2020 after nearly eight years of service.

On that same day, J.P. Morgan received an inbound inquiry from a new financial sponsor (“Sponsor K”).

On October 29, 2019, Sponsor F entered into a confidentiality agreement with Instructure and representatives of J.P. Morgan had discussions with Industry Participant H about a potential strategic transaction with the Company. On the same day, the Transaction Committee met with Mr. Goldsmith, Mr. Kaminer and representatives of J.P. Morgan and Cooley to discuss the status of the various participants in the strategic process and the information that had been provided to each such participant.

On October 30, 2019, Instructure senior management had follow-up meetings with representatives of Sponsor A, Sponsor C and Industry Participant H to discuss due diligence and the third quarter earnings conference call that occurred on October 28, 2019. On the same day, representatives of J.P. Morgan also had a further discussion with Industry Participant H regarding its due diligence investigation of Instructure.

On October 31, 2019, Industry Participant H entered into a confidentiality agreement with Instructure. Later that day, (i) Sponsor B and Sponsor D informed representatives of Instructure that they had determined not to submit a written proposal, (ii) Thoma Bravo submitted a proposal to acquire Instructure for $50.00 per share, (iii) Sponsor E submitted a proposal to acquire Instructure in the range of $48.00 to $51.50 per share, (iv) Sponsor C submitted a proposal to acquire Instructure in the range of $49.00 to $51.00 per share, (v) Sponsor A submitted a proposal to acquire Instructure in the range of $45.00 to $47.00 per share, and (vi) Industry Participant H had verbally expressed potential interest in a strategic transaction with Instructure but did not submit a proposal. On the same day, the Transaction Committee met to review and assess the written proposals received to date with Mr. Kaminer and representatives of J.P. Morgan and Cooley. Representatives of J.P. Morgan discussed the terms of the proposal with the Transaction Committee. The Transaction Committee further discussed the potential timeline for soliciting final bids and executing definitive documentation, taking into account that each of Thoma Bravo, Sponsor A, Sponsor C and Sponsor E had indicated in their respective indication of interest letters that such party was prepared to promptly enter into definitive documentation with respect to the strategic transaction. The Transaction Committee instructed J.P. Morgan to discuss a timeline with each of the parties culminating in final bids and signed acquisition agreements towards the end of November.

On that same day, Reuters published an article (without Instructure’s input or comment) that stated that activist investor Sachem Head Capital Management had accumulated a position in Instructure common stock and wanted Instructure to pursue a full sale process.

On November 1, 2019, the Board of Directors held a meeting with members of Instructure senior management and representatives of J.P. Morgan. Representatives of J.P. Morgan reviewed the proposals and the strategic process to date. Following this discussion, the Board of Directors discussed with Instructure senior management aspects of the long-term financial plan and projections prepared by Instructure management, including the fact that such projections would, (i) rely only upon future financial performance of the Instructure Canvas segment, and would include future financial performance of the Bridge segment separately because such separation was under active consideration, rather than present such presentations on a basis both with and without Bridge and (ii) include an increase in operating expenses starting in January 2020 attributable to Instructure’s recent modifications of its stock-based compensation policies that would increase the proportion of base compensation that would be paid in the form of cash and reduce the dilutive effect of further stock grants. Following such discussion, the Board of Directors determined that such long-term financial plans and projections, in the opinion of the Board of Directors, the most current and predictive forecasts of the future financial performance of Instructure (for more information regarding these projections, see the section titled “The Merger—Management Projections.”). The Board of Directors then directed J.P. Morgan to use such projections for any related financial analysis, and instructed J.P. Morgan to share a subset of those projections with Thoma Bravo, Sponsor C and other parties as appropriate. Also at this meeting, at the request of the Board of Directors, J.P. Morgan provided a preliminary overview of the financial analyses that would be useful to the Board of Directors in assessing the relative proposals to date. After the Board of Directors engaged in active discussions with members of Instructure senior management, the Board of Directors met in executive session (without members of Instructure senior management or J.P. Morgan). The Board of Directors in executive session discussed whether to publicly announce a strategic process or whether to limit discussions to those financial sponsors and strategic parties that proactively requested discussions with Instructure and had engaged in preliminary due diligence. Members of Instructure senior management then rejoined the Board of Directors, and discussed next steps in the strategic discussions. Representatives of J.P. Morgan then rejoined the Board of Directors, and discussed the strategic process. The Board of Directors instructed representatives of Cooley to prepare a proposed form acquisition agreement to be used in connection with a transaction. The Board of Directors discussed expanding the outreach and instructed J.P. Morgan to work with the Transaction Committee to solicit indications of interest from an additional set of parties which were viewed as “tier 2” parties (i.e., parties less likely, for a variety of reasons, to have the strategic interest, resources, commitment or ability to enter into in a strategic transaction, relative to the “tier 1” parties).

During the first week of November 2019, each of Sponsor A, Sponsor F and Industry Participant G informed representatives of J.P. Morgan that such party had declined to further pursue a strategic transaction with Instructure. In declining to pursue the transaction, Sponsor A indicated concerns about booking growth trajectory, the likelihood of profit margin expansion and the pace at which strategic changes and cost reductions could be implemented.

On November 5, 2019, the Transaction Committee met with Mr. Goldsmith, Mr. Kaminer and representatives of J.P. Morgan to review and assess the strategic process to date, as well as to review potential participants in the

“tier 2” outreach. At such meeting, the Transaction Committee determined to contact eight additional “tier 2” strategic parties and instructed J.P. Morgan to promptly contact such parties.

On November 6, 2019, at the direction of the Transaction Committee, J.P. Morgan made outbound inquiries with respect to the eight “tier 2” parties including, a strategic party and its related financial sponsors (collectively, “Industry Participant L”) and seven other strategic parties (“Industry Participant M”, “Industry Participant N” and “Industry Participant O”, “Industry Participant P”, “Industry Participant Q”, “Industry Participant R” and “Industry Participant S” respectively). Each of these strategic parties subsequently declined to further pursue a strategic transaction.

Also on November 6, 2019, Bloomberg published an article (without Instructure’s input or comment) reporting that activist investor Praesidium had advocated that Instructure seek a sale transaction and that Praesidium had shared with Instructure management a list of strategic parties and financial sponsors that Praesidium believed might be interested in Instructure’s learning management platform.

On November 7, 2019, the Transaction Committee met with Mr. Goldsmith, Mr. Kaminer and representatives of J.P. Morgan to discuss a timeline and workplan for the financial sponsors and strategic parties engaged in strategic discussions with Instructure. In considering such workplan and outreach efforts, the Transaction Committee also considered the lists of prospective transaction parties which had been identified by Praesidium. Instructure senior management and representatives continued to respond to due diligence inquiries of the parties interested in pursuing a strategic transaction with Instructure, and provided further financial information with respect to Instructure’s current financial plan and potential cost savings initiatives.

Members of Instructure senior management and representatives of J.P. Morgan held a series of in person meeting in Salt Lake City with representatives of Sponsor C on November 11, 2019, Thoma Bravo on November 12, 2019 and Sponsor E on November 13, 2019. At these separate meetings with these financial sponsors, members of Instructure senior management and representatives of J.P. Morgan addressed a number of topics including Instructure’s business model and financial forecast and business strategy, and diligence inquiries raised by the respective financial sponsors at such meetings. The financial forecast presented to those parties included versions including Bridge and its contribution, and on a basis excluding Bridge.

On November 10, 2019, Sponsor K entered into a confidentiality agreement with Instructure.

On November 12, 2019, Industry Participant H declined to further pursue a strategic transaction with Instructure, referencing concerns about the strategic rationale for such a transaction and how a combination with Instructure would be viewed by its stockholders.

Also on November 13, 2019, Bloomberg published an additional article (without Instructure’s input or comment) reporting that Instructure was exploring strategic options including a sale following pressure from activist investors, and that a number of private equity firms were weighing bids for Instructure.

On November 14, 2019, prior to the opening of market trading, given the number of public reports regarding the strategic transaction process and requests for comment by Instructure to address these market rumors, Instructure decided to publicly announce that in response to interest received from multiple third parties, its Board of Directors, supported by Instructure senior management, had commenced a process to explore strategic alternatives in order to maximize stockholder value and had canceled the previously scheduled financial analyst day on December 3, 2019 to allow Instructure senior management and the Board of Directors to explore such strategic alternatives for Instructure.

On that same day, Instructure received inbound inquiries from three new financial sponsors (“Sponsor T”, “Sponsor U” and “Sponsor V”).

On November 15, 2019, representatives of J.P. Morgan provided a draft acquisition agreement to representatives of Thoma Bravo, Sponsor C and Sponsor E. The draft acquisition agreement contemplated (i) a customary 40-day “go-shop” period for Instructure to solicit and consider superior proposals with a related 1.25% termination fee; (ii) a 2.5% termination fee for a superior proposal accepted after the go-shop period; (iii) a 7% termination fee payable by the acquirer if it fails to consummate the transaction under certain circumstances; (iv) a customary reasonable best efforts covenant from both parties to secure regulatory approval of the transaction with a “hell or high water” required divestiture provision; and (v) other customary terms for a strategic transaction of this nature.

On that same day, Instructure received an inbound inquiry from a new financial sponsor (“Sponsor W”).

Also on November 15, 2019, Sponsor V declined to further pursue a strategic transaction with Instructure.

On November 18, 2019, the Transaction Committee had a call with Mr. Kaminer and representatives of J.P. Morgan and Cooley, during which J.P. Morgan reviewed the strategic process to date. Attendees discussed additional financial sponsor and strategic parties that may be interested in participating in a strategic discussion to target with outbound inquiries, and the Transaction Committee instructed J.P. Morgan to further extend the outreach in the strategic transaction process to include parties which were viewed as “tier 3” parties (i.e., parties less likely, for a variety of reasons, to have the strategic interest, resources, commitment or ability to enter into in a strategic transaction, relative to the “tier 1” and “tier 2” parties ) given that Instructure had publicly confirmed that Instructure was in the process of considering strategic alternatives. The “tier 3” parties included substantially all of the remaining parties who had not already been contacted as part of the strategic transaction process that were suggested by several of Instructure’s larger shareholders. The Transaction Committee determined to contact ten additional “tier 3” parties and instructed J.P. Morgan to promptly contact such parties including three new strategic parties and, if applicable, their respective financial sponsors (“Industry Participant X”, “Industry Participant Y” and “Industry Participant Z”) and seven new financial sponsors (“Sponsor AA”, “Sponsor BB”, “Sponsor CC”, “Sponsor DD”, “Sponsor DE” “Sponsor FF” and “Sponsor GG”). The Transaction Committee further instructed J.P. Morgan to coordinate with parties submitting inbound indications of interests in a manner that would facilitate the involvement of parties with a bona fide interest in a strategic transaction and minimize distraction to Instructure and its management.

On that same day, Instructure received an inbound inquiry from a new financial sponsor (“Sponsor HH”) and entered into a confidentiality agreement with Industry Participant L.

On November 19, 2019, Mr. Goldsmith, Mr. Kaminer, Mitch Benson and representatives of J.P. Morgan met with representatives of Sponsor C in San Francisco, California, and discussed Instructure’s business model, estimated cost savings from Instructure no longer being a public company and strategy for operating the business on a going forward basis.

On that same day, Sponsor T entered into a confidentiality agreement with Instructure and Instructure received inbound inquiries from two additional financial sponsors (“Sponsor II” and “Sponsor JJ”, respectively).

On November 20, 2019, Mr. Goldsmith, Mr. Kaminer and Mr. Benson and representatives of J.P. Morgan had meetings in San Francisco with Sponsor E and Thoma Bravo. Members of Instructure senior management and representatives of J.P. Morgan met telephonically with Sponsor K on November 20, 2019, and had discussions with Industry Participant L on November 22, 2019. In each of these meetings, the relevant parties discussed Instructure’s business model, estimated cost savings from Instructure no longer being a public company and its strategy for operating the business on a going forward basis.

On that same day, Sponsor II and Sponsor JJ declined to further pursue a strategic transaction with Instructure.

On November 21, 2019, Sponsor T declined to further pursue a strategic transaction with Instructure. On the same day, each of Sponsor U and Sponsor HH entered into a confidentiality agreement with Instructure.

On November 22, 2019, representatives of Kirkland & Ellis LLP (“Kirkland &Ellis”), outside counsel to Thoma Bravo, sent representatives of Cooley revised drafts of the Instructure draft acquisition agreement and other transaction documents, including an equity commitment letter. The revised acquisition agreement contained certain key differences from the Instructure form draft acquisition agreement, including (i) a requirement that directors and officers and other stockholders holding more than 7% of the issued and outstanding Instructure common stock sign a customary voting agreement to vote such individual’s shares of Instructure common stock in favor of the merger concurrently with the execution of the acquisition agreement; and (ii) a non-solicitation period (or “no-shop” period) commencing from the date of the execution of the agreement, without any “go-shop” period.

Over the next several days, members of Instructure management had calls with representatives of Sponsor C and Thoma Bravo, to discuss outstanding financial due diligence inquiries, including possible changes to Instructure’s cost structure, both with respect to estimated cost savings from Instructure no longer being a public company and broader changes to its operating costs; new bookings profile, as well as the views and plans of Sponsor C and Thoma Bravo with respect to such matters.

On November 22, 2019, Industry Participant I and Industry Participant J each declined to further pursue a strategic transaction.

On November 23, 2019, at the direction of the Transaction Committee, J.P. Morgan provided each of Sponsor C, Sponsor E and Thoma Bravo with updated financial information, including information with respect to potential operating expense reduction opportunities in response to each Sponsor’s inquiries.

On November 25, 2019, Sponsor W entered into a confidentiality agreement with Instructure and Instructure received an inbound inquiry from a new industry participant (“Industry Participant KK”).

On that same day, each of Sponsor E and Sponsor K declined to further pursue a strategic transaction with Instructure. In declining to pursue a transaction, Sponsor E indicated concerns about new bookings performance, the ability of Instructure to increase prices and the consequences of implementing cost reductions. Sponsor K indicated that Instructure did not fit within its investment profile.

On November 26, 2019, the Transaction Committee, Mr. Goldsmith, Mr. Kaminer and representatives of J.P. Morgan and Cooley met to review and assess the proposals received to date in connection with a strategic transaction. Representatives of J.P. Morgan reviewed the proposals and the status of the strategic process to date. J.P. Morgan advised that Sponsor C had completed its due diligence and provided a verbal proposal to acquire Instructure for $46.00 per share. In addition, J.P. Morgan noted that Thoma Bravo continued to work on its business model and had submitted a proposal for $47.00 per share. The Transaction Committee instructed J.P. Morgan to contact Sponsor C and Thoma Bravo to solicit improved bids by December 2, 2019.

On that same day, the Board of Directors held a meeting with representatives of J.P. Morgan and Cooley to review and assess the proposals received to date in connection with a strategic transaction, as well as the projections prepared for the years 2019 to 2033, which had been updated to include a 40% long-term EBITDA margin case in addition to the original 35% long-term EBITDA margin case (for more information regarding these projections, see the section titled “The Merger—Management Projections.”). Representatives of J.P. Morgan then reviewed the proposals and the strategic process to date. Representatives of J.P. Morgan and Mr. Goldsmith left the meeting and the remaining members of the Board of Directors engaged in active discussions regarding next steps in the strategic discussions. The Board of Directors concluded that it should reach out to the largest holders of Instructure common stock to discuss strategic alternatives in order to better understand whether such stockholders would be receptive to a possible strategic transaction.

On November 27, 2019, Mr. Coates and Mr. Waterhouse had separate calls with representatives of the largest holders of Instructure common stock seeking to enter into non-disclosure agreements to solicit the viewpoints of such stockholders with respect to Instructure’s strategic alternatives. Subsequently, three of the largest holders of Instructure common stock entered into non-disclosure agreements with Instructure.

On that same day, Mr. Coates had a call with representatives of Sponsor C and Thoma Bravo to discuss their proposals and whether they would be able to increase their bids in light of the operating cost changes presented by Instructure and the availability of debt financing for such a strategic transaction.

Also on November 27, 2019, Mr. Coates had a call with representatives of Sponsor F and Industry Participant G, each of whom declined to further pursue a strategic transaction with Instructure.

Later that same day, the Transaction Committee met with Mr. Kaminer, Mr. Waterhouse and representatives of J.P. Morgan and Cooley to discuss next steps in the strategic discussions.

On November 29, 2019, the Transaction Committee held a meeting with Mr. Kaminer, Mr. Waterhouse and representatives of J.P. Morgan and Cooley to review and assess the proposals received to date in connection with a strategic transaction, and to discuss next steps in the strategic discussion. On that same day, Industry Participant Z entered into a confidentiality agreement with Instructure and Party FF declined to further pursue a strategic transaction with Instructure.

Also, on November 29, 2019, Mr. Coates spoke with representatives of Sponsor C, which agreed to send a revised draft of the Instructure draft acquisition agreement with the per share price left blank, and indicated that its proposal to acquire Instructure would not exceed $47.00 per share. Mr. Coates also spoke with representatives of Thoma Bravo regarding its proposal.

Later that same day, the Transaction Committee reconvened, meeting with Mr. Kaminer and Mr. Waterhouse and representatives of J.P. Morgan and Cooley to further discuss next steps in the strategic discussion. Following such discussion, representatives of Cooley provided representatives of Kirkland & Ellis with a revised draft of the merger agreement.

On November 30, 2019, representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), outside counsel to Sponsor C, sent representatives of Cooley a revised draft of the Instructure draft acquisition agreement. The revised acquisition agreement had a few key differences from the Instructure form draft acquisition agreement, including (i) a requirement that Mr. Coates and any activist stockholder under a confidentiality agreement with Instructure sign a customary voting agreement to vote such individual’s shares of Instructure common stock in favor of the merger concurrently with the execution of the acquisition agreement; and (ii) shorter 30 day “go-shop” period. During the period between November 29, 2019 and December 3, 2019, Instructure, together with representatives of Cooley, and representatives of Sponsor C, together with representatives of Simpson Thacher, negotiated the terms of the proposed acquisition agreement and other transaction documents.

On that same day, members of the Board of Directors and representatives of J.P. Morgan reached out to Sponsor E and Industry Participant H to gauge their interest in pursuing a strategic transaction at a price per share in the high-$40s.

On December 1, 2019, at the direction of the Board, Mr. Goldsmith and Mr. Kaminer had a call with representatives of Sponsor C and representatives of each of Cooley and Simpson Thacher, to discuss Instructure’s financial plan. On the same day, Sponsor DD entered into a confidentiality agreement with Instructure.

On December 2, 2019 Industry Participant W declined to further pursue a strategic transaction with Instructure. On the same day, Sponsor BB entered into a confidentiality agreement with Instructure.

Later in the day, at the direction of the Board, Mr. Goldsmith and Mr. Kaminer had a call with representatives of Thoma Bravo and representatives of each of Cooley and Kirkland & Ellis, to discuss Instructure’s financial plan. Later in the day on December 2, 2019, pursuant to J.P. Morgan’s instructions to provide a revised proposal by such date, Sponsor C submitted a written proposal to acquire Instructure at a price per share of $47.00 (“Sponsor C $47.00 Proposal”) and Thoma Bravo submitted a written proposal to acquire Instructure at a price per share of $47.50 (“Thoma Bravo $47.50 Proposal”). On behalf of Thoma Bravo, Kirkland & Ellis delivered a revised draft of the merger agreement addressing, among other matters, restrictions on the interim operations of Instructure, the duration of the “go-shop” period, whether directors, officers and certain other stockholders would need to sign a voting agreement, certain aspects of the scope of the “go-shop” and “no shop” terms, including whether existing bidders would be subject to those restrictions, and the amount of termination fees and cap on damages that would be payable in connection with the termination of the acquisition agreement in certain circumstances.

Following the submission of the proposals, the Board of Directors held a meeting, with all members present (other than Mr. Thompson and Mr. Conroy), Mr. Kaminer and representatives of J.P. Morgan and Cooley. Representatives of J.P. Morgan reviewed the proposals and the strategic process to date and provided a customary conflicts disclosure. Cooley advised the Board of Directors of the fiduciary duties attendant to an assessment of the proposals. The Board of Directors then met in executive session (without members of Instructure senior management), and discussed the proposals. The Board of Directors instructed Mr. Coates to be responsible for further communications with Sponsor C and Thoma Bravo with respect to their proposals, acknowledging that Mr. Coates was best positioned to coordinate such request for final bids for a variety of reasons, including his knowledge of the operations and business of Instructure, his service as a member of the Transaction Committee overseeing the sales process, the absence of any actual or perceived conflicts with either party, his experience in negotiations, and his status as the Executive Chairman of the Board of Directors. The Board of Directors then instructed Mr. Coates to call the representatives of Sponsor C to discuss whether they would increase the Sponsor C $47.00 Proposal to match a higher proposal that Instructure had received. The Board of Directors was also notified that in connection with the entry into a definitive acquisition agreement, each of Thoma Bravo and Sponsor C requested that Mr. Goldsmith and Mr. Kaminer enter into letter agreements with Instructure to limit the acceleration of outstanding equity awards held by such executives upon the consummation of a strategic transaction, as, absent such an agreement such executives would be entitled to the full acceleration of their unvested equity awards upon the consummation of a transaction which results in Instructure no longer being publicly traded. The Board of Directors further requested such executives to confirm, and the relevant executives proceeded to confirm, that no arrangements with respect to employment, equity participation, governance matters or their respective roles in the operation of Instructure has been agreed with Thoma Bravo, Sponsor C or any of their respective representatives.

Later that same day, at the direction of the Board of Directors, Mr. Coates and a representative of Sponsor C discussed the Sponsor C $47.00 Proposal and Sponsor C agreed to increase the Sponsor C $47.00 Proposal to $47.50 per share (the “Sponsor C $47.50 Proposal”) and to provide an updated written proposal reflecting the same. Sponsor C explicitly stated that the Sponsor C $47.50 Proposal would be Sponsor C’s best and final offer, and that Sponsor C would not increase its offer further.

Later that evening, at the direction of the Board of Directors, Mr. Coates and Mr. Waterhouse reached out to a representative of Thoma Bravo. Subsequent to this discussion, Thoma Bravo increased its proposal to acquire Instructure to $47.60 per share (“Thoma Bravo $47.60 Proposal”) and committed to prompt finalization and execution of a definitive acquisition agreement, subject to exclusivity through the proposed announcement of the transaction on December 3, 2019 to complete definitive documentation. The Thoma Bravo $47.60 Proposal was accompanied by a revised merger agreement and other transaction documents, including an equity commitment letter and limited guaranty, each in substantially final form. Thoma Bravo also confirmed that the full purchase price would be backstopped by an equity commitment by the Thoma Bravo Fund.

The Board of Directors then held a series of meetings with representatives of Instructure senior management, Cooley and J.P. Morgan. Representatives of J.P. Morgan reviewed for the Board of Directors the current status of discussions with applicable parties, including Thoma Bravo and Sponsor C. Representatives of J.P. Morgan and Cooley reviewed with the Board of Directors the key legal and financial terms of each of the Thoma Bravo $47.60 Proposal and the Sponsor C $47.50 Proposal, and representatives of J.P. Morgan then provided J.P. Morgan’s financial analyses of the Thoma Bravo $47.60 Proposal and the Sponsor C $47.50 Proposal. After discussions, the Board of Directors noted that the consummation of the Sponsor C $47.50 Proposal depended upon debt financing contemplated to be provided by third party debt financing sources and the recourse of Instructure if such financing failed to occur would be limited to a termination fee equal to 5.0% of the equity value of Instructure, whereas Thoma Bravo proposed a fully equity financed transaction. Moreover, the Thoma Bravo $47.60 Proposal was financially superior to the proposal from Sponsor C, and Thoma Bravo had indicated that the Thoma Bravo $47.60 Proposal was its best and final offer. The Board of Directors discussed overall timing of the strategic transaction process in light of the risk of carrying on the strategic process for any extended period of time could have adverse consequences on Instructure due to (i) the press coverage in Reuters, Bloomberg and other outlets regarding Instructure’s sale process and related impact of market rumors and destabilization of the trading price of Instructure common stock, (ii) the chilling effect that any delay could cause on the willingness of Sponsor C or Thoma Bravo to consummate a strategic transaction, (iii) the fact that Instructure engaged with 40 parties during the course of the strategic transaction process, and 19 of those parties entered into a confidentiality agreement with Instructure, and that each such confidentiality agreement included a provision that still allowed such party to privately and confidentially approach Instructure senior management, the Board of Directors or J.P. Morgan at any time to make acquisition proposals, (iv) the uncertainty that another potential participant in the strategic transaction process would submit a superior proposal, and (v) the potential opportunity for Instructure to continue soliciting a superior proposal for a period of time after signing a definitive merger agreement pursuant to the “go-shop” provision that Thoma Bravo was willing to provide in the Merger Agreement, which additional period would allow Instructure to further discussions with certain parties that had previously indicated some level of interest in a strategic transaction and an outreach to parties that had not been engaged in the strategic process. The Board of Directors continued to discuss the potential transaction with Thoma Bravo. At this meeting, the Board of Directors also considered an adjustment to the projections for the years 2019 to 2033. Following discussion, the Board of Directors authorized such adjustment to be incorporated into the projections for the years 2019 to 2033. For more information regarding these projections, see the section titled “The Merger—Management Projections.”

Throughout the evening of December 2, 2019 and during December 3, 2019, representatives of each of Cooley and Kirkland & Ellis continued to exchange drafts of Instructure’s draft acquisition agreement, the equity commitment letter and limited guaranty to be provided by the Thoma Bravo Fund and the proposed voting agreement to be entered into by certain stockholders of Instructure. During this period, Mr. Waterhouse engaged in discussions with certain stockholders of Instructure that had entered into confidentiality agreements with Instructure to solicit the viewpoints of these stockholders with respect to the proposed transaction with Thoma Bravo. At the request of Thoma Bravo, Mr. Waterhouse provided these stockholders with a draft of the acquisition agreement and a proposed voting agreement, highlighting the 35-day shop period included in the agreement to provide a post-signing go-shop, and a tiered termination fee, including a termination fee of 1.5% of the equity value in the case of a termination to enter into an alternative acquisition agreement with a party that submitted an acquisition proposal during the go-shop period. During the course of discussions with these stockholders, Mr. Waterhouse explained the terms of the transaction with Thoma Bravo and the rationale for why the Board of Directors considered such transaction to be in the best interests of the stockholders of Instructure, and Mr. Waterhouse sought to understand whether such stockholders expected to support or oppose such transaction. In his reports to the Board of Directors regarding these discussions, Mr. Waterhouse indicated that no such stockholder expressed any interest in financing a sale of Instructure, rolling over any Instructure common stock in such a transaction or otherwise participating in such transaction in a manner different from how the holders of outstanding shares of Instructure common stock will be treated as of the Closing. Mr. Waterhouse further reported to the Board of Directors that each such stockholder expressed reservations about executing a voting agreement, due to, among other things, a desire for capital flexibility and to review the transaction documents in further detail, and that no such stockholder was expected to execute such an agreement within the time period that Thoma Bravo had allotted to secure such agreements.

Throughout the day on December 3, 2019, representatives of each of Cooley and Kirkland & Ellis continued to exchange drafts of Instructure’s draft acquisition agreement and other transaction documents. Thoma Bravo removed any requirement or condition related to the execution of voting or stockholder support agreements, and agreed that Instructure would be entitled to a 35 day “go-shop” period, and would be required to pay a termination fee equal to 3.25% of the equity value and 1.5% of the equity value in certain circumstances upon the termination of the acquisition agreement. Additionally, each of Mr. Goldsmith and Mr. Kaminer, agreed to enter into a letter agreement with Instructure to limit the acceleration of a portion of their outstanding equity awards that such executives were entitled to pursuant to their employment agreements, each of which agreement was expressly conditioned upon the consummation of the transactions contemplated by the acquisition agreement with Thoma Bravo (collectively, the “Waiver Agreements”).

Later on the same day, after market close, the Board of Directors held a meeting with representatives of Instructure senior management, Cooley and J.P. Morgan. The Board of Directors considered a further minor adjustment to the projections for the calendar years 2019 to 2033, and authorized J.P. Morgan to use the projections with such adjustment (the “Management Projections”) in connection with its financial analysis of the transactions (for more information about the Management Projections, see “The Merger—Management Projections”). Representatives of J.P. Morgan reviewed for the Board of Directors the current status of the acquisition proposal submitted by Thoma Bravo. Representatives of J.P. Morgan and Cooley reviewed with the Board of Directors the key legal and financial terms of the Thoma Bravo $47.60 Proposal, and representatives of J.P. Morgan then provided J.P. Morgan’s financial analyses of the Thoma Bravo $47.60 Proposal. J.P. Morgan then rendered its oral opinion (subsequently confirmed in a written opinion, dated as of December 4, 2019) to the Board of Directors to the effect that, as of December 4, 2019 and based upon and subject to the factors and assumptions set forth in such opinion, the Per Share Merger Consideration (as proposed in the Thoma Bravo $47.60 Proposal) to be paid to the holders of Instructure common stock in the proposed Merger was fair, from a financial point of view, to such holders. For more information about J.P. Morgan’s opinion, see below under the caption “The Merger—Opinion of J.P. Morgan Securities LLC.” Representatives of Cooley then provided a review for the Board of Directors of its fiduciary duties, and reviewed certain material terms of the proposed final Merger Agreement with Thoma Bravo. Representatives of Cooley answered questions from members of the Board of Directors regarding the terms of the proposed Merger Agreement and Instructure’s ability to conduct its business during the pendency of the Merger. The Board of Directors continued to discuss the potential transaction with Thoma Bravo and the reasons that the Board of Directors believed that it was in the best interests of Instructure and its stockholders to enter into the Merger Agreement with Thoma Bravo and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement (for more information concerning the recommendation of the Board of Directors, see the section titled “The Merger Agreement—Reasons for the Merger”). Following such discussion, the Board of Directors unanimously (i) determined that it was in the best interests of Instructure and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by Instructure, the performance by Instructure of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; and (iii) resolved to recommend that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL. The Board of Directors then excused each member of Instructure management who had participated in such meeting to separately discuss the status of the strategic transaction process, the proposed Waiver Agreements, and the possibility of establishing a small bonus pool for the purpose of recognizing the efforts of certain employees of Instructure team with respect to the Merger (excluding Mr. Goldsmith, who would not be invited to participate in such pool given his role as Chief Executive Officer and a member of the Board of Directors).

Later that evening, Instructure and Thoma Bravo executed the Merger Agreement and related agreements in connection with the transactions contemplated by the Merger Agreement. At the time of the execution of the Merger Agreement, Thoma Bravo and Instructure had not discussed the terms of any post-closing employment or equity participation for Instructure management, nor did any members of Instructure management have any such discussions with Thoma Bravo.

The following morning on December 4, 2019 before market open, Instructure issued a press release announcing the execution of the Merger Agreement.

Since the execution of the Merger Agreement, in connection with the “go-shop” period provided for in the Merger Agreement, which expires at 11:59 p.m. Pacific Time on January 8, 2020, at the direction of the Board of Directors, representatives of J.P. Morgan contacted and sought to re-engage in discussions with nine of the parties with whom Instructure had been engaged in on-going discussions regarding a potential strategic transaction prior to the execution of the Merger Agreement. Five of those parties declined to continue discussions with Instructure during the “go-shop” period. Of those nine parties, Instructure executed a confidentiality agreement with two parties, and one of those parties subsequently declined to continue discussions with Instructure. In addition, on behalf of Instructure, representatives of J.P. Morgan have communicated with fifteen additional parties to gauge such parties’ interest in making an alternative Acquisition Proposal. Of those fifteen parties, Instructure executed a confidentiality agreement with one party, and such party subsequently declined to continue discussions with Instructure. To date, no party has made an alternative Acquisition Proposal.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (i) determined that it is in the best interests of Instructure and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) approved the execution and delivery of the Merger Agreement by Instructure, the performance by Instructure of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; and (iii) resolved to recommend that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger

In the course of reaching its determination and recommendation, the Board of Directors consulted with Instructure management, Cooley LLP, its outside legal advisor, and J.P. Morgan, its financial advisor. The Board of Directors considered a number of factors, including those below (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) approval of the execution and delivery of the Merger Agreement by Instructure, the performance by Instructure of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; and (ii) resolution to recommend that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL:

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Attractive Value. The Board of Directors considered the current and historical market prices of the Instructure common stock, including the market performance of the common stock relative to those of other participants in the Instructure’s industry and general market indices, the increase in the price of the Instructure common stock several months prior to the Instructure’s public confirmation of its exploration of strategic alternatives and the sharp increase in the market price of the Instructure common stock thereafter, and the fact the current and historical trading price of Instructure common stock, including that the Per Share Merger Consideration constituted a premium of:

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approximately 18% to the three-month volume-weighted average closing price of $40.47, ending on October 27, 2019, the last full trading day prior to Instructure’s third quarter earnings call in which the possibility of a potential transaction involving Bridge was publicly raised by Instructure.

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Best Alternative for Maximizing Stockholder Value / Thorough and Well Publicized Sale Process. The Board of Directors considered that the Per Share Merger Consideration was more favorable to Instructure stockholders than the potential value that might result from other alternatives reasonably available to Instructure, including, but not limited to, a merger with a different buyer, a leveraged recapitalization, a private placement of equity securities and the continued operation of Instructure on a stand-alone basis in light of a number of factors, including the following:

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that Instructure, at the direction of the Board of Directors, the Transaction Committee and its lead independent director, conducted a lengthy and thorough process, during which representatives of Instructure contacted, or were contacted by, 40 potential participants, entered into non-disclosure agreements with and engaged in due diligence or provided management presentations or other information to 19 potential bidders, ultimately receiving indications of interest from 5 bidder groups, and negotiating with Thoma Bravo as well as 3 other bidding groups, none of which was willing to make a definitive offer at a price above $47.50, a price lower than the $47.60 price offered by Thoma Bravo;

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the fact that, during the course of negotiations with Thoma Bravo (as described under the section titled “The Merger—Background of the Merger”), Thoma Bravo increased its initial offer from $47.00 per share on November 26, 2019 to $47.50 on December 2, 2019 and then to $47.60 per share on the evening of December 2, 2019;

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the belief that the Per Share Merger Consideration represented the highest price that Thoma Bravo was willing to pay and the highest price per share value reasonably obtainable as of the date of the Merger Agreement and that the estimated cost savings from Instructure no longer being a public company were factored into Thoma Bravo’s final offer of $47.60 per share;

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the fact that none of the parties who submitted an indication of interest, other than Thoma Bravo and Party C, submitted a definitive written proposal to acquire Instructure or indicated that such a proposal would be forthcoming, and that Party C had informed the Instructure’s representatives that $47.50 per share was its best and final offer;

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that Instructure’s receptiveness to a sale transaction was well publicized, including as a result of Instructure’s public announcement on November 14, 2019 of its intent to explore a possible sale of Instructure in response to interest from third parties;

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the fact that Instructure entered into non-disclosure agreements with a number of the largest holders of Instructure common stock shortly prior to the execution of the Merger Agreement to solicit the viewpoints of these stockholders to the potential transaction with Thoma Bravo, and that no such stockholder expressed any interest in financing a sale of Instructure, rolling over any Instructure common stock in such a transaction or otherwise participating in such transaction in a manner different from how the holders of outstanding shares of Instructure common stock will be treated as of the Closing; and

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the potential risk of losing the favorable opportunity with Thoma Bravo in the event Instructure continued trying to obtain any additional offers at higher prices and the potential negative effect that a protracted sale process might have on Instructure’s business, especially in light of the “go-shop” provision Thoma Bravo was willing to provide that would allow for Instructure to solicit Acquisition Proposals.

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More Attractive Value Than Alternatives. On several occasions in 2019, including in-person meetings in October, November and December, the Board of Directors evaluated carefully, with the assistance of financial advisors, the risks and potential benefits associated with other strategic or financial alternatives and the potential for stockholder value creation associated with those alternatives, including the alternative of consummating a leveraged a recapitalization or a private placement of equity securities, as well as the alternative of not engaging in a strategic or financial transaction and executing on Instructure’s business plans. As part of these evaluations, the Board of Directors considered:

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the belief that the Per Share Merger Consideration is more favorable to Instructure stockholders than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available, which could include:

•	the continuation of Instructure’s business plan as an independent, publicly-listed company, based on its historical results of operations, financial prospects and condition;

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modifications to Instructure’s business and operations strategy, which was expected to include the separation, divestiture or discontinuation of Instructure’s corporate learning management system, Bridge, as Instructure had previously announced;

•	the incurrence of a significant amount of indebtedness to support a leveraged recapitalization or further acquisitions; or

•	potential expansion opportunities through acquisitions and combinations of Instructure with other businesses;

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the belief that the aforementioned other alternatives were not reasonably likely to create greater value for Instructure’s stockholders than the Merger, taking into account, among other variables, execution risks as well as business, competitive, industry and market risks, particularly those in the software and education industries more generally, including

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the risk that Instructure would not be able to successfully execute on its operating plan to significantly reduce net operating losses and become profitable while maintaining bookings growth, including its publicly stated plan to be a “Rule of 40” Instructure with a combined growth rate and profit margin of at least 40%,

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the risk that Instructure may not be able to separate or divest Bridge in a timely or accretive manner, relative to the continued capital resources required to operate such business, the costs associated with shutting Bridge down, the costs expected to be incurred in connection with establishing Bridge as a standalone business including the time, capital and opportunity costs required to effect such efforts, and the other capital requirements of Instructure,

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the risk that implementing the significant expense reductions in management’s strategic plan to rationalize the cost structure of Instructure would have a material and sustained negative impact on the revenue growth rate, revenue retention, net booking, employee retention, certain other key financial performance indicators, the ability of the Instructure to execute its strategic plan, and how such risks could be managed as a publicly-listed company,

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the risk that Instructure may not be able to grow its learning management system market share at the rates reflected in Instructure’s business plan, given the intense competition that Instructure faces from other software companies that develop learning management systems,

•	the risk that Instructure may not be able to continue to generate new subscriptions or renewals of subscriptions to its learning management system and applications,

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the risk that Instructure may not be able to increase revenues for its core products as much as projected, taking into account that Instructure’s applications, in particular a substantial portion of Canvas, use “open source” software that is generally freely accessible, usable and modifiable, and made available to the general public on an “as-is” basis under the terms of a non-negotiable license,

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the risk that significant incremental capital would be required to consummate acquisitions necessary to increase the scale, applications and operations of the education applications that would be the sole business of Instructure following a separation, divestiture or discontinuation of Bridge, and

•	the risk that Instructure would not continue to be able to retain the services of key management or other personnel of Instructure.

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Greater Certainty of Value. The Board of Directors considered that the all-cash Per Share Merger Consideration provides certainty of value and liquidity to stockholders, while eliminating the effect on stockholders of long-term business and execution risk, as well as risks related to the financial markets generally.

•	Likelihood of Completion. The Board of Directors considered the likelihood of completion of the Merger in light of the terms of the Merger Agreement and the closing conditions, including:

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the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of Instructure’s representations and warranties, are generally subject to a “material adverse effect” qualification;

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the ability of the parties to consummate the Merger, including the fact that Parent’s obligation to complete the Merger is not conditioned upon, nor limited by, the receipt of third-party debt financing or the completion of any marketing period;

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the fact that Parent has obtained committed equity financing for the transaction from the Thoma Bravo Fund sufficient to fund (i) the aggregate purchase price required to be paid at the closing of the Merger, and (ii) together with the cash on hand at Instructure, the repayment or refinancing of the indebtedness of the Instructure Group outstanding under the Credit Facility and all other fees and expenses required to be paid at the closing of the Merger by Instructure, Parent or Merger Sub contemplated by, and subject to the terms and conditions of the Merger Agreement, and the fact that Instructure is a named third party beneficiary of the Equity Commitment Letter;

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Instructure’s right to specific performance to cause the equity financing contemplated by the Equity Commitment Letter to be funded, whether or not Thoma Bravo is able to procure any debt to finance the transaction, and to specifically enforce Parent’s obligation to consummate the Merger and to cause the equity financing sources to fund their contributions as contemplated by the Merger Agreement and the Equity Commitment Letter; and

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the requirement that, in the event of a failure of the merger to be consummated under specified circumstances, particularly circumstances relating to the failure of equity financing sources to provide funds at closing, Parent will pay Instructure a termination fee of  $136,857,000 in cash, and the fact that Thoma Bravo Fund provided a limited guaranty in favor of Instructure, which guarantees the obligation to pay any termination fee, reimburse and indemnify Instructure with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement (as described in the below section captioned “—Financing of the Merger”).

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Opportunity to Receive Alternative Proposals and to Terminate the Transaction in Order to Accept a Superior Proposal. The Board of Directors considered the terms of the Merger Agreement permitting Instructure to solicit alternative proposals during a 35 day “go-shop period” and receive unsolicited alternative proposals, and the other terms and conditions of the Merger Agreement, including:

•	the right, pursuant to a customary 35-day “go-shop” period beginning on December 4, 2019 and continuing until 11:59 p.m., Pacific time on January 8, 2020, to solicit alternative Acquisition

Proposals from, and participate in discussions and negotiations with, third parties regarding any alternative Acquisition Proposals;

•	the ability, under certain circumstances after the No Shop Period Start Date, to furnish information to, and conduct negotiations with, third parties regarding bona fide Acquisition Proposals;

•

the fact that parties that had signed confidentiality agreements with Instructure could still make their interest known, continue to conduct their due diligence investigations during the “go-shop” period, and make an alternative Acquisition Proposal;

•

Parent’s obligation to pay Instructure a termination fee of $136,857,000, if the Merger Agreement is terminated by Instructure due to any breach of representations or covenants made by Parent or Merger Sub that causes a closing condition not to be met (following notice and an opportunity to cure) or in certain circumstances in which all other closing conditions have been met, but Parent or Merger Sub fails to close when required to do so under the Merger Agreement;

•

Instructure’s ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions of the Merger Agreement and paying Parent a termination fee of either (i) $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date with respect to an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (ii) $63,540,750, in the case of any other such termination; and

•

the fact that the Board of Directors believed that the termination fee of either $29,326,500 or $63,540,750 payable by Instructure in the circumstances described above, which represents approximately 1.5% and 3.25%, respectively, of Instructure’s implied equity value in the Merger, is reasonable, is within the market averages for such fees, and is not preclusive of, or a substantial impediment to, other offers.

•

Opinion of J.P. Morgan. The Board of Directors considered the financial analysis presentations of J.P. Morgan and the oral opinion of J.P. Morgan, subsequently confirmed in writing, to the effect that, as of December 4, 2019, and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the Per Share Merger Consideration to be paid to the holders of Instructure common stock in the Merger is fair, from a financial point of view, to such holders, as more fully described below under the section of this proxy statement captioned “The Merger–Opinion of J.P. Morgan,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

•

Additional Considerations and Risks. The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

•

the fact that Instructure would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Instructure;

•

the risks and costs to Instructure if the Merger is not completed in a timely manner or at all, including the potential adverse effect on Instructure’s ability to attract and retain key personnel, the diversion of management and employee attention and the potential disruptive effect on Instructure’s day-to-day operations and Instructure’s relationships with customers, suppliers and other third parties, any or all of which risks and costs, among other things, could adversely affect Instructure’s overall competitive position and the trading price of the common stock;

•

the requirement that Instructure pay Parent a termination fee, under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement to accept a Superior Proposal, of either (1) $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date with respect to an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (2) $63,540,750, in the case of any other such termination;

•

if Parent fails to complete the Merger as a result of a breach of the Merger Agreement, depending upon the reason for not closing, remedies may be limited to the termination fee payable by Parent described above, which may be inadequate to compensate Instructure for the damage caused (and such termination fee is itself limited in certain situations), and if available, other rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•

the restrictions on the conduct of Instructure’s business prior to the consummation of the Merger, including the requirement that Instructure use commercially reasonable efforts to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Instructure from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Instructure might have pursued;

•	the fact that an all cash transaction would be taxable to Instructure’s stockholders that are U.S. persons for U.S. federal income tax purposes;

•	the fact that under the terms of the Merger Agreement, Instructure is unable to solicit other Acquisition Proposals after the No Shop Period Start Date;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Instructure management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of Instructure common stock;

•	the fact that the completion of the Merger will require antitrust clearance in the United States;

•

the fact that Instructure’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Instructure’s stockholders (see below under the caption “—Interests of Instructure’s Directors and Executive Officers in the Merger”); and

•	the possible loss of key management or other personnel of Instructure during the pendency of the Merger.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby is not meant to be exhaustive but addresses the material information and factors considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated January 20, 2019 and amended and restated on August 2, 2019, Instructure retained J.P. Morgan as its financial advisor in connection with the proposed Merger and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Board of Directors on December 3, 2019, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Per Share Merger Consideration to be paid to Instructure’s common stockholders in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its December 3, 2019 oral opinion by delivering its written opinion to the Board of Directors of Instructure, that, as of such date, the Per Share Merger Consideration to be paid to Instructure’s common stockholders in the proposed Merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated December 4, 2019, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Instructure’s stockholders are urged to read the opinion in its entirety.

J.P. Morgan’s written opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Per Share Merger Consideration to be paid to Instructure’s common stockholders in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of Instructure or as to the underlying decision by Instructure to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any Instructure stockholder as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the Merger Agreement, Equity Commitment Letter and the Guaranty;

•	reviewed certain publicly available business and financial information concerning Instructure and the industries in which it operates;

•

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of Instructure with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Instructure common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of Instructure relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Instructure with respect to certain aspects of the Merger, and the past and current business operations of Instructure, the financial condition and future prospects and operations of Instructure, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Instructure or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and, pursuant to its engagement letter with Instructure, did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Instructure, Parent, Merger Sub or the Thoma Bravo Fund under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Instructure to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger, and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and this proxy statement. J.P. Morgan also assumed that the representations and warranties made by Instructure and Parent, Merger Sub or the Thoma Bravo Fund in the Merger Agreement, the Equity Commitment Letter, the Guaranty and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan expressed no view on the Equity Commitment Letter or the Guaranty. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Instructure with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Instructure or on the contemplated benefits of the Merger.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be paid to the Instructure common stockholders in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Instructure or the underlying decision by Instructure to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Per Share Merger Consideration to be paid to the Instructure common stockholders in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Instructure’s common stock will trade at any future time.

The terms of the Merger Agreement were determined through arm’s length negotiations between Instructure and Thoma Bravo, and the decision to enter into the Merger Agreement was solely that of the Board of Directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board of Directors in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board of Directors or Instructure management with respect to the proposed Merger or the Per Share Merger Consideration to be paid to Instructure’s common stockholders in the proposed Merger.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board of Directors on December 3, 2019 and contained in the presentation delivered to the Board of Directors on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

The projections furnished to J.P. Morgan for Instructure were prepared by Instructure management. For more information regarding these projections, see below under “—Management Projections.” As described more fully therein, Instructure’s management projections assume that Instructure was planning to move forward with separating its Corporate segment on a standalone basis either through a sale to a third party or by shutting down the segment. As such, Instructure management instructed J.P. Morgan to rely on the long-term forecast for the Education segment only. Further, Instructure management determined that any estimate of the expected proceeds from the divestiture of the Bridge segment would be highly speculative given uncertainties regarding the expected timing, costs of separation of Bridge as a standalone business unit and the capital requirements of this business, and accordingly, J.P. Morgan has not included any proceeds or shutdown costs in its projection with respect to the divestiture or shutdown of the Bridge segment.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Instructure with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Instructure. The companies selected by J.P. Morgan were (ordered by firm value):

•	New Relic, Inc.

•	Box, Inc.

•	BlackLine, Inc.

•	PROS Holdings, Inc.

•	Surveymonkey, Inc.

•	8x8, Inc.

•	Workiva, Inc.

•	Yext, Inc.

•	Zuora, Inc.

•	2U, Inc.

•	Talend SA

•	Benefitfocus, Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Instructure based on business sector participation, operational characteristics and financial metrics. None of the selected companies reviewed is identical to Instructure. Certain of these companies may have characteristics that are materially different from those of Instructure. However, the companies were selected, among other reasons, because they are publicly-traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Instructure. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Instructure.

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of firm value as of December 3, 2019 to published equity research consensus estimates that J.P. Morgan obtained from FactSet Research Systems for revenue for the calendar year 2020 (“CY 2020E FV/Revenue”). This analysis indicated the following CY 2020E FV/Revenue multiples:

Selected company	CY 2020E FV/Revenue
Instructure	6.8x
New relic	5.9x
Box	4.1x
BlackLine	8.8x
PROS	9.3x
SurveyMonkey	7.0x
8x8	4.3x
Workiva	6.1x
Yext	4.9x
Zuora	5.4x
2U	2.1x
Talend	4.3x
Benefitfocus	2.9x

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected multiple reference ranges for CY 2020E FV/Revenue of 4.5x-6.5x. This multiple range was then applied to Instructure’s estimated revenue for calendar year 2020 as provided in the Management Projections, which indicated implied equity value per share ranges for Instructure common stock, rounded to the nearest $0.25, of $33.75 to $47.25.

Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving software companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of Instructure or aspects thereof. For each of the selected transactions, J.P. Morgan calculated the firm value to be paid for the target company in such transaction as a multiple of published equity research estimates for revenue for the 12-month period following the announcement of the applicable transaction (“FV/NTM Revenue”). The transactions considered are as follows:

Month/Year Announced	Acquiror	Target	FV/NTM Revenue
February 2019	Qlik Technologies, Inc.	Attunity Ltd.	4.9x
December 2018	Vista Equity Partners	MINDBODY, Inc.	6.6x
November 2018	Vista Equity Partners	Apptio Inc	7.0x
January 2018	SAP SE	Callidus Software, Inc.	7.8x
December 2017	Oracle Corporation	Aconex Limited	8.4x
May 2017	Vista Equity Partners	Xactly Corp	4.5x
June 2016	Thoma Bravo	Qlik Technologies, Inc.	3.6x
June 2016	salesforce.com, Inc.	Demandware Inc	8.9x
May 2016	Vista Equity Partners	Marketo, Inc.	5.9x
April 2016	Oracle Corporation	Textura Corporation	5.7x
April 2016	Vista Equity Partners	Cvent, Inc.	6.0x
December 2013	Oracle Corporation	Responsys, Inc.	6.8x
June 2013	salesforce.com, Inc.	ExactTarget Inc.	6.4x

None of the selected transactions reviewed was identical to the proposed Merger. Certain of these transactions may have characteristics that are materially different from those of the proposed Merger. However, the transactions selected were chosen because the participants in and certain other aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the participants in and aspects of the proposed Merger. The analyses necessarily involved complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range for FV/NTM Revenue of 5.0x – 8.0x. The FV/NTM Revenue multiples were then applied to Instructure’s estimated revenue for the 12-month period following September 30, 2019 which indicated an implied equity value per share range for Instructure common stock, rounded to the nearest $0.25, of $35.75 to $55.25.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Instructure common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating the current value of the cash flows generated by the asset, which we refer to as the present value and which is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. The present value of all future cash flows generated by the asset for periods beyond the projections period is referred to as terminal value.

J.P. Morgan calculated the unlevered free cash flows that Instructure is expected to generate during fiscal years 2020 through 2033 and fourth quarter 2019 based upon financial projections prepared by the management of Instructure. Management provided two separate cases to extrapolate EBITDA margin after fiscal year 2023: one case assumed EBITDA margin increase from 2023 to 2026 up to a 35% EBITDA and steady thereafter, which we refer to as the 35% long-term EBITDA margin case; one case assumed EBITDA margin increase from 2023 to 2026 up to a 40% EBITDA and steady thereafter, which we refer to as the 40% long-term EBITDA margin case (each as described more fully in the section of this proxy statement entitled “The Merger—Management Projections”).

In both the 35% long-term EBITDA margin case and the 40% long-term EBITDA margin case:

•

J.P. Morgan treated stock-based compensation as a cash expense in the unlevered free cash flow calculation for purposes of its discounted cash flow analysis, as stock-based compensation is viewed as a true economic expense of the business;

•

J.P. Morgan also calculated a range of terminal asset values of Instructure at the end of fiscal year 2033 by applying a perpetual growth rate ranging from 2.5% to 3.5% of the unlevered free cash flow of Instructure during the final year of the 14.25-year period;

•

The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.50% to 11.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Instructure; and

•	The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted by adding Instructure’s net cash balance of $127 million as of September 30, 2019.

Based on the management projections and discount rates from 9.50-11.50% the discounted cash flow analysis indicated a range of equity values, rounded to the nearest $0.25, of $30.50 to $44.50 per share of Instructure’s common stock for the 35% long-term EBITDA margin case and $34.25 to $50.75 per share of Instructure’s common stock for the 40% long-term EBITDA margin case.

Other Information

52-Week Historical Trading Range. For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed the trading range for Instructure common stock for the 52-week period ended December 3, 2019. J.P.

Morgan noted that the low and high closing share prices during this period were $35.23 and $53.69 per share of Instructure common stock, respectively.

Equity Research Analyst Price Targets. For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed certain equity research analyst price targets for Instructure common stock obtained from Wall Street Research, and available as of December 3, 2019. J.P. Morgan noted that the range of such price targets, was $42.00 to $56.00 per share of Instructure common stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Instructure. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Instructure, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Instructure. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Instructure and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Instructure with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Instructure and the industries in which it operates.

For services rendered in connection with the Merger and the delivery of the opinion, Instructure has agreed to pay J.P. Morgan a fee of approximately $24 million, of which $3 million became payable upon delivery of the Opinion and the remainder will be payable only upon the completion of the Merger. In addition, Instructure has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Instructure. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Thoma Bravo and its portfolio companies, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication and equity underwriting services to portfolio companies of Thoma Bravo unrelated to the proposed Merger. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of portfolio companies of Thoma Bravo, for which it receives customary compensation or other financial benefits. In addition, as of the date of J.P Morgan’s opinion, J.P. Morgan and its affiliates held, on a proprietary basis, less than 1% of Instructure’s outstanding common stock. During the two year period preceding the date of its opinion, the aggregate fees received by J.P. Morgan from the Company were $0 and from Thoma Bravo were $19 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Instructure, Parent, Merger Sub or the Thoma Bravo Fund and its portfolio companies for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Management Projections

Instructure does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying long-term assumptions, estimates and projections. However, Instructure is including a summary of certain previously nonpublic, unaudited prospective financial information prepared by its management for the calendar years 2019-2033 in order to provide Instructure stockholders with access to information that was made available to, and approved by, the Board of Directors in connection with its evaluation of the Merger and the Per Share Merger Consideration. The Management Projections were based on an initial set of projections prepared by management and were presented to the Board of Directors on November 1, 2019 in connection with the Board of Directors’ consideration of a strategic transaction process. Such projections only included calendar years 2019 to 2023 based on the 35% long-term EBITDA margin case. Those projections were subsequently updated to include the 40% long-term EBITDA margin case and further extrapolations through calendar year 2033, and were presented to the Board of Directors with such updated information on November 26, 2019. On December 2 and 3, 2019, the Board of Directors approved certain further adjustments, which were incorporated into the Management Projections. The footnotes to the tables below provide further information about these adjustments. In addition, the Management Projections did not include proceeds or shutdown costs with respect to the operation, divesture, or shutdown of the Bridge segment. A subset of the Management Projections was made available to Parent and Merger Sub at Parent’s request in connection with their due diligence review, and the Management Projections were made available to J.P. Morgan in connection with the rendering of J.P. Morgan’s opinion to the Board of Directors.

The following table presents the Management Projections in the 35% long-term EBITDA margin case.

(In millions)	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$238	$279	$320	$358	$394	$434	$477	$525	$577	$628	$677	$720	$759	$791	$814
Adjusted EBITDA(1)	$19	$19	$62	$81	$106	$129	$154	$184	$202	$220	$237	$252	$266	$277	$285
Unlevered Free Cash Flow(2)(3)	$(19)	$2	$23	$37	$60	$82	$106	$135	$154	$150	$156	$167	$176	$184	$193

The following table presents the Management Projections in the 40% long-term EBITDA margin case.

(In millions)	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$238	$279	$320	$358	$394	$434	$477	$525	$577	$628	$677	$720	$759	$791	$814
Adjusted EBITDA(1)	$19	$19	$62	$81	$106	$136	$170	$210	$231	$251	$271	$288	$304	$316	$326
Unlevered Free Cash Flow(2)(4)	$(19)	$2	$23	$37	$60	$89	$122	$160	$174	$169	$183	$195	$206	$215	$225

(1)	Adjusted EBITDA is a non-GAAP financial measure and is earnings before interest, tax, depreciation and amortization and excludes stock-based compensation expense.

(2)

Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA (as shown in the table above) less (i) estimated tax expense, less (ii) property and equipment capital expenditures, less (iii) internal-use software capital expenditures, plus or minus (iv) change in net working capital and interest income, less the after tax impact of stock-based compensation expense.

(3)

Before the December 2 and December 3 adjustments, the Unlevered Free Cash Flow numbers were ($19), ($0), $21, $34, $58, $79, $103, $122, $143, $149, $149, $161, $172, $182 and $193 for the calendar years 2019, 2020, 2021, 2022, 2023, 2024, 2025, 2026, 2027, 2028, 2029, 2030, 2031, 2032 and 2033, respectively.

(4)

Before the December 2 and December 3 adjustments, the Unlevered Free Cash Flow numbers were ($19), ($0), $21, $34, $58, $82, $113, $149, $171, $162, $176, $190, $202, $213 and $225 for the calendar years 2019, 2020, 2021, 2022, 2023, 2024, 2025, 2026, 2027, 2028, 2029, 2030, 2031, 2032 and 2033, respectively.

For purposes of this proxy statement, we refer to the Management Projections and the earlier projections upon which the Management Projections were based as the “Projections.” The Projections were developed by Instructure management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement, or any changes to Instructure’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement; provided that as discussed above, at the direction of Instructure, J.P. Morgan has not included any proceeds or shutdown costs in its projection with respect to the operation of the Bridge segment or the divestiture or shutdown of the Bridge segment. Furthermore, the Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. In the view of Instructure management, the Management Projections have been reasonably prepared by Instructure management on bases reflecting the best currently available estimates and judgments of Instructure management of the future financial performance of Instructure and other matters covered thereby.

Although the Projections are presented with numerical specificity, they were based on numerous variables and assumptions made by Instructure management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Instructure’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Instructure’s control. The Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Projections, including, but not limited to, Instructure’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in Instructure’s reports filed with the SEC. There can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than forecasted. The Projections cover several years, and such information by its nature becomes less reliable with each successive year. In addition, the Projections will be affected by Instructure’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Projections reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Projections should not be regarded as an indication that Instructure, J.P. Morgan, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Projections will be necessarily predictive of actual future events. No representation is made by Instructure or any other person regarding the Projections or Instructure’s ultimate performance compared to such information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about Instructure contained in Instructure’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue, if any, reliance on the Projections.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The non-GAAP financial measures used in the Management Projections were relied upon by J.P. Morgan for purposes of its opinion and by the Board of Directors in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by J.P. Morgan for purposes of its opinion or by the Board of Directors in connection with its evaluation of the Merger. Accordingly, Instructure has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Instructure may not be comparable to similarly titled amounts used by other companies. Neither Instructure’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Adjusted EBITDA and Unlevered Free Cash Flow contained in the Management Projections and Adjusted EBITDA and Free Cash Flow contained in the Projections set forth above, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The summary of such information above is included solely to give stockholders access to the information that was made available to the Board of Directors, J.P. Morgan, Parent and Merger Sub, and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares of Instructure common stock.

In addition, the Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, Instructure does not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of Instructure’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders. These interests are described in more detail and, where applicable, are quantified in the narrative below.

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates or otherwise provide any financing with respect to the Merger. Except as approved by the Board of Directors, from the date of the Merger Agreement, to the earlier of the termination of the Merger Agreement or the Effective Time, pursuant to the terms of the Merger Agreement, Parent and Merger Sub covenant not to, and covenant to not permit any of their subsidiaries or respective controlled affiliates to, authorize, make or enter into, any arrangements or understandings (formal or informal, binding or otherwise) with any executive officer of Instructure (1) regarding any continuing employment or consulting relationship with the Surviving Corporation; (2) pursuant to which any such executive officer would be entitled to receive consideration of a different amount or nature than Instructure stockholders; or (3) pursuant to which any such executive officer (directly or indirectly) would agree to provide equity investment to finance any portion of the Merger.

Insurance and Indemnification of Directors and Executive Officers

For a period of six years after the Effective Time, the Surviving Corporation and Parent will indemnify, defend and hold harmless, and advance expenses to current or former directors, officers and employees of Instructure with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby), to the fullest extent that Instructure would be permitted by applicable law and to the fullest extent required by the organizational documents of Instructure as in effect on the date of the Merger Agreement. For a period of six years after the Effective Time, Parent will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the current or former directors, officers and employees of Instructure than those set forth in Instructure’s organizational documents as of the date of the Merger Agreement. The Surviving Corporation will not, for a period of six years from the Effective Time, amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors, officers and employees of Instructure.

The Merger Agreement also provides that, prior to the Effective Time, Instructure may purchase a six-year prepaid “tail” policy on the same terms and conditions as Parent would be required to cause the Surviving Corporation to purchase as discussed below. Instructure’s ability to purchase a “tail” policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by Instructure for its existing directors’ and officers’ liability insurance and fiduciary insurance for its last full fiscal year. If Instructure does not purchase a “tail” policy prior to the Effective Time, for at least six years after the Effective Time, Parent will cause the Surviving Corporation to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors, officers and employees of Instructure, the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by Instructure as of the date of the Merger Agreement. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. The obligation of Parent or the Surviving Corporation, as applicable, is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by Instructure for such insurance, but if the costs exceed such cap, Parent or the Surviving Corporation will purchase as much of such insurance coverage as possible for such amount. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Treatment of Company Options and Company RSU Awards

The Company from time to time has granted awards under Instructure’s 2015 Equity Incentive Plan, including the Portfolium, Inc. 2014 Equity Incentive Plan and the Practice XYZ, Inc. Equity Incentive Plan, (collectively, the “Company Equity Plans”), and options to purchase shares of Instructure common stock (each, a “Company Option”) and restricted stock units covering shares of Instructure common stock (each, a “Company RSU Award”).

At the Effective Time, each Company Option and Company RSU Award that is unexpired, unexercised, outstanding and vested as of immediately before the Effective Time or that vests solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) (other than vested Company Options with a per share exercise price equal to or greater than $47.60) will be cancelled and automatically converted into the right to receive the Vested Award Cash-out Payment (as described above).

At the Effective Time, each unvested award will be cancelled and automatically converted into the right to receive the applicable Cash Replacement Amount (as described above), subject to the vesting conditions described below. The Cash Replacement Amount will vest and be payable (subject to continued service) at the same time as the corresponding, cancelled unvested award would have vested and will have the same terms (including any vesting acceleration terms) that applied to the cancelled unvested award, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes.

Any Company Option (whether vested or unvested) with a per share exercise price equal to or greater than $47.60 will be cancelled immediately upon the Effective Time without payment or consideration.

At the Effective Time, each Company RSU Award that is outstanding immediately before the Effective Time and unsettled will become vested and nonforfeitable with respect to a number of shares of Instructure common stock subject to such Company RSU Award, and will be cancelled and converted automatically into the right to receive a cash amount equal to the Per Share Merger Consideration in respect of each vested share of Instructure common stock subject to such Company RSU Award, subject to applicable tax withholding.

The Company Equity Plans will terminate as of the Effective Time and the provisions in any other employee plan or contract providing for the issuance or grant of any other interest in respect of the capital stock of Instructure will be cancelled as of the Effective Time.

Potential Payments At or Following Change in Control

Executive Agreements with Named Executive Officers

We have entered into executive agreements with each of our named executive officers, other than Mr. Coates. Each executive agreement provides that if the employment of such officer is terminated for any reason other than “Cause” (as defined in each executive agreement), death or disability or if the officer voluntarily resigns for “Good Reason” (as defined in each executive agreement), he or she would be entitled to receive the following severance payments and benefits:

•

for all officers that have entered into executive agreements other than Mr. Goldsmith, a payment equal to six (6) months of such officer’s then-current base salary, paid over the six-month period following such officer’s separation from service; Mr. Goldsmith would receive twelve (12) months of his then-current base salary paid over the twelve-month period following his separation from service;

•

for all officers that have entered into executive agreements other than Mr. Goldsmith, reimbursement of COBRA premiums for such officer and his or her eligible dependents, if any, for a period of up to six (6) months; Mr. Goldsmith would receive reimbursement of COBRA premiums for up to twelve (12) months; and

•	a lump sum payment equal to 80% of such officer’s annual target bonus, pro-rated based on the number of full months of service in the year in which the separation of service occurs.

In addition, these agreements provide that if the employment of such officer is terminated for any reason other than Cause, death or disability or if the officer voluntarily resigns for Good Reason within three months prior to (and contingent upon the consummation of) a “Change in Control” of the Company (as defined in each executive agreement) or twelve (12) months after a Change in Control of the Company, such officer would be entitled to receive the following severance payments and benefits (the “CIC Benefits”):

•

for all officers that have entered into executive agreements other than Mr. Goldsmith, Mr. Maylett, and Ms. DeBellis, a payment equal to nine (9) months of his or her then-current base salary paid over the nine-month period following a separation from service; for Mr. Goldsmith a payment equal to twelve (12) months of his then-current base salary paid over the twelve-month period following Mr. Goldsmith’s separation from service; for Mr. Maylett and Ms. DeBellis, if the separation of service happens during such officer’s first year of service, six (6) months of such officer’s then-current base salary paid over the six-month period following such officer’s separation from service, if the separation of service happens subsequent to such officer’s first year of service, nine (9) months of such officer’s then-current base salary paid over the nine-month period following such officer’s separation from service;

•

reimbursement of COBRA premiums for such officer and his or her eligible dependents, if any, for a period of up to nine (9) months, except Mr. Goldsmith, who would receive reimbursement of COBRA premiums for up to twelve (12) months;

•

a lump sum payment equal to 80% of such officer’s annual target bonus, pro-rated based on the number of full months of service in the year in which the separation of service occurs, provided that the effective date of termination is on or after March 31 of the year of termination; and

•

100% vesting acceleration of all then-unvested equity awards held by such officer, other than Mr. Maylett and Ms. DeBellis who, if the separation of service happens during such officer’s first year of service, receives 25% vesting acceleration of all then-unvested equity awards held by such officer, and if the separation of service happens subsequent to such officer’s first year of service, receives 75% vesting acceleration of all then-unvested equity awards held by such officer.

Further, our Board has interpreted the executive agreement and the duties and responsibilities and authority of the Company’s chief executive officer, chief financial officer and chief legal officer (the “Public-Facing Executives”) such that if a Change in Control occurs that results in the Company, immediately following the closing of such transaction, no longer being publicly traded, each Public-Facing Executive will automatically be eligible to receive the CIC Benefits if such Public-Facing Executive provides the Company notice of intent to resign from the company for “Good Reason” (as defined in each executive agreement), and does so resign.

Waiver Agreements with Daniel T. Goldsmith and Matthew A. Kaminer

We have entered into waiver agreements with each of Mr. Goldsmith and Mr. Kaminer. Each waiver agreement provides that, notwithstanding anything contained in the executive agreements or the Board’s interpretation of the executive agreements to the contrary, if the transactions contemplated by the Merger Agreement are consummated, effective immediately prior to the consummation of such transactions, each of Messrs. Goldsmith and Kaminer shall be provided the following benefits:

•	100% acceleration of vesting of all then-unvested equity awards held by such officer that are scheduled to vest prior to or on March 1, 2020;

•	50% acceleration of vesting of all then-unvested equity awards held by such officer, other than then-unvested equity awards that are scheduled to vest after March 1, 2020; and

•

All remaining then-unvested equity awards held by such officer shall be converted into unvested cash-based awards in accordance with the Merger Agreement and will have the same terms and conditions, including with respect to vesting, as applied to the unvested outstanding stock award for which the cash-based award was replaced.

In addition, pursuant to the waiver agreements, each of Messrs. Goldsmith and Kaminer have agreed that, notwithstanding anything contained in the executive agreements or the Board’s interpretation of the executive agreements to the contrary, the consummation of the transactions contemplated by the Merger Agreement alone and the potential related changes in such officer’s job duties, responsibilities, title, or authority solely as a result of the Company no longer being publicly traded will not constitute “Good Reason” for purposes of the executive agreement.

Quantification of Potential Payments to Instructure Named Executive Officers in Connection with the Merger

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Instructure’s named executive officers that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute compensation” by the applicable SEC disclosure rules. The amounts set forth in the table below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the table.

The table below assumes that: (i) the Effective Time of the Merger will occur on February 13, 2020; (ii) the employment of the named executive officer will be terminated immediately following the Effective Time of the Merger in a manner entitling the named executive officer to receive the severance benefits described in the section of this proxy statement captioned “—Payments Upon Termination At or Following Change in Control;” and (iii) no named executive officer becomes entitled to additional compensation or benefits or equity awards prior to the Effective Time of the Merger. Pursuant to applicable proxy disclosure rules, the value of the equity award vesting acceleration below is equal to the number of shares covered by the applicable Company Option or Company RSU Award that are accelerating multiplied by the Per Share Merger Consideration (per share). The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the Effective Time of the Merger, or the value of payments or benefits that are not based on or otherwise related to the Merger.

In the footnotes to the amounts shown in the table below, we refer to payments that are conditioned on the occurrence of both the Merger, as well as the named executive officer’s qualifying termination of employment as being payable on a “double-trigger” basis, and we refer to payments that are conditioned only upon the occurrence of the Merger as being payable on a “single-trigger” basis. The individuals named below represent the named executive officers for Instructure’s fiscal year ending December 31, 2019.

Golden Parachute Compensation(1)

Name	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Daniel T. Goldsmith	473,000	22,059,905	20,490	22,553,395
Steven B. Kaminsky	272,250	9,130,771	10,706	9,413,727
Matthew A. Kaminer	248,250	8,418,391	15,368	8,682,009
Marta DeBellis	243,750	3.132,497	15,368	3,391,614
Frank Maylett	165,000	902,663	15,368	1,083,030

	1,402,250	43,644,225	77,300	45,123,775

Name	Single Trigger ($)(6)	Double Trigger ($)(7)
Daniel T. Goldsmith	11,843,127	10,710,286
Steven B. Kaminsky	—	9,413,727
Matthew A. Kaminer	4,484,772	4,197,237
Marta DeBellis	—	3,391,614
Frank Maylett	—	1,083,030

(1)

The conditions under which each of these payments and benefits are to be provided are described in more detail above in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.” Under each of the Executive Agreements with our named executive officers, if payments and benefits payable to an executive would be subject to the excise tax imposed by Sections 280G and 4999 of the Code, such amounts may be cut back to the extent necessary to ensure that the executive receives the larges payment possible on an after-tax basis. The effect of this provision and any related cut-backs are not reflected in the values disclosed in this table. When calculations are performed for purposes of calculating the amount of excise tax (and any related cutback), the value of a portion of the equity vesting will be discounted under applicable tax regulations.

(2)

The amounts in this column represent the double trigger cash severance payments each named executive officer may become entitled to receive, as described in more detail in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.”

(3)

The amounts listed in this column represent the double trigger accelerated vesting that each named executive officer may become entitled to receive with respect to his or her equity awards, as described in more detail in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.” Messrs. Goldsmith and Kaminer are entitled to receive single trigger benefits related to accelerated vesting of their respective equity awards, as described in more detail in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.”

(4)

The amounts listed in this column represent the value of the double trigger COBRA benefits that each named executive officer may become entitled to receive, as described in more detail in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.”

(5)

The amounts listed in this column represent the single trigger accelerated vesting that each named executive officer may become entitled to receive with respect to his or her equity awards, as described in more detail in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.”

(6)

The amounts listed in this column represent the double trigger cash severance, accelerated vesting, and COBRA benefits that each named executive officer may become entitled to receive with respect to his or her equity awards, as described in more detail in the section of this proxy statement captioned “—Potential Payments At or Following Change in Control.”

Equity Awards Held by Instructure’s Executive Officers and Non-employee Directors

At the Effective Time of the Merger, each Company Option and Company RSU Award held by our executives and non-employee directors will receive the treatment described in the section of this proxy statement captioned “Treatment of Company Options and Company RSU Awards.”

Each of our executive officers is eligible to receive the applicable vesting acceleration benefits with respect to his or her equity awards described above under the heading “—Payments Upon Termination At or Following Change in Control.”

At the Effective Time each unvested equity award held by Instructure’s non-employee directors will become fully vested and, as applicable, exercisable pursuant to the terms of Instructure’s Non-Employee Director Compensation Policy.

Equity Interests of Instructure’s Executive Officers and Non-employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards held by each of Instructure’s executive officers and non-employee directors that are outstanding as of December 31, 2019. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Per Share Merger Consideration (minus the applicable per share exercise price for any Company Options). No additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Equity Interests of Instructure’s Executive Officers and Non-employee Directors

Name	Shares (#)(1)	Shares ($)	Company Options (#)(2)	Company Options ($)	Company RSUs (#)(3)	Company RSUs ($)	Total ($)
Daniel T. Goldsmith	70,346	3,348,470	97,228	461,833	453,741	21,598,072	25,408,374
Steven B. Kaminsky	189,046	8,998,590	47,616	893,400	173,054	8,237,370	18,129,360
Matthew A. Kaminer	49,349	2,349,012	117,767	3,582,088	101,603	4,836,303	10,767,403
Marta DeBellis	1,338	63,689	—	—	87,745	4,176,662	4,240,351
Frank Maylett	587	27,941	—	—	75,854	3,610,650	3,638,592
Joshua L. Coates	2,216,041	105,483,552	—	—	8,115	386,274	105,869,826
Steven A. Collins	4,161	198,064	42,923	1,833,885	4,162	198,111	2,230,060
William M. Conroy	116,801	5,559,728	—	—	8,115	386,274	5,946,002
Ellen Levy	21,439	1,020,496	—	—	8,115	386,274	1,406,770
Kevin Thompson	13,420	638,792	—	—	4,162	198,111	836,903
Lloyd G. Waterhouse	52,436	2,495,954	—	—	8,115	386,274	2,882,228

(1)	This number includes shares of common stock beneficially owned, excluding shares issuable upon exercise of Company Options or settlement of Company RSU Awards.
(2)

The number of shares of common stock subject to Company Options includes both vested and unvested Company Options. The number of shares subject to the vested and unvested portions of the Company Options and the value (determined as the aggregate number of underlying shares multiplied by the Per Share Merger Consideration minus the aggregate exercise price with respect to such shares) of those portions of the Company Options are as follows:

Name	Vested Company Options (#)	Vested Company Options ($)	Unvested Company Options (#)	Unvested Company Options ($)
Daniel T. Goldsmith	36,460	173,185	60,768	288,648
Steven B. Kaminsky	18,033	321,250	29,583	572,150
Matthew A. Kaminer	97,812	3,166,932	19,955	415,156
Marta DeBellis	—	—	—	—
Frank Maylett	—	—	—	—
Joshua L. Coates	—	—	—	—
Steven A. Collins	42,923	1,833,885	—	—
William M. Conroy	—	—	—	—
Ellen Levy	—	—	—	—
Kevin Thompson	—	—	—	—
Lloyd G. Waterhouse	—	—	—	—

This number reflects the number of shares of common stock subject to Company RSU Awards that were not vested as of December 31, 2019.

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financial condition.

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $2 billion. This amount includes the funds needed to: (1) pay stockholders the amounts due under the Merger Agreement and (2) make payments in respect of our outstanding equity-based awards pursuant to the Merger Agreement.

Equity Financing

Pursuant to the Equity Commitment Letter, the Thoma Bravo Fund has agreed to provide Parent with an equity commitment sufficient to fund (i) the aggregate purchase price required to be paid at the closing of the Merger, including (A) the aggregate consideration to which the holders of Instructure common stock become entitled pursuant to the Merger Agreement, (B) the aggregate consideration payable with respect to the Instructure vested restricted stock units pursuant to the Merger Agreement and (C) the aggregate consideration payable with respect to the vested options to purchase Instructure common stock pursuant to the Merger Agreement, and (ii) together with the cash on hand of Instructure, (A) the repayment or refinancing of the indebtedness of the Instructure Group outstanding under the Credit Facility and (B) certain fees and expenses to be paid at the closing of the Merger, contemplated by, and subject to the terms and conditions of, the Merger Agreement.

The Equity Commitment Letter provides, among other things, that: (1) Instructure is an express third party beneficiary thereof with respect to enforcing Parent’s right to cause the equity commitment under the Equity Commitment Letter by the Thoma Bravo Fund to be funded to Parent in order to consummate the Merger, if, and only if, (a) all conditions in Article VII of the Merger Agreement have been satisfied or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction of such conditions), (b) Parent and Merger Sub fail to consummate the Closing by the date on which the Closing would otherwise be required to have occurred pursuant to Section 2.3 of the Merger Agreement and (c) Parent is required pursuant to a final and non-appealable order of a court of competent jurisdiction to specifically perform such obligations; and (2) the Thoma Bravo Fund will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (x) there is adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Equity Commitment Letter may not be amended or otherwise modified without the prior written consent of Parent, the Thoma Bravo Fund and Instructure.

Guaranty

Pursuant to the Guaranty, the Thoma Bravo Fund has agreed to guarantee the due, punctual and complete payment and performance of all of the liabilities and obligations of Parent under the Merger Agreement, including, but not limited to: (1) the aggregate amount of the Parent Termination Fee (as defined under the caption “The Merger—Termination Fee”) solely if and when any of the Parent Termination Fee is payable pursuant to the Merger Agreement; (2) any amounts due by Parent pursuant to legal proceedings as a result of default under the Merger Agreement; and (3) the reimbursement obligations of Parent pursuant to the indemnification obligations to Instructure and its representatives in connection with any debt financing. We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” The obligations of the Thoma Bravo Fund under the Guaranty are subject to a cap equal to $136,857,000.

Subject to specified exceptions, the Guaranty will terminate upon the earliest of:

•	funding of the commitment under the Equity Commitment Letter;

•	the closing of the Merger;

•

(1) the payment and full discharge of any reimbursement obligations which Instructure has requested reimbursement for within 90 days following the valid termination of the Merger Agreement and (2) the valid termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to which Instructure would be entitled to a Parent Termination Fee under the Merger Agreement, in which case the Guaranty shall terminate 90 days after such termination unless Instructure shall have delivered a written notice with respect to the Guaranteed Obligations prior to such 90th day; provided that if the Merger Agreement has been so terminated and such notice has been provided, the Thoma Bravo Fund, as the guarantor entity under the Guaranty, shall have no further liability or obligation under the Guaranty from and after the earliest of (x) the Closing of the Merger, including payment of the aggregate merger consideration payable at the Closing in accordance with the

Merger Agreement, (y) a final, non-appealable order of a court of competent jurisdiction determining that the Thoma Bravo Fund, as the guarantor entity under the Guaranty, does not owe any amount under the Guaranty and (z) a written agreement among the Thoma Bravo Fund, as the guarantor entity under the Guaranty, and Instructure terminating the obligations and liabilities of the Thoma Bravo Fund, as the guarantor entity under the Guaranty, pursuant to the Guaranty; and

•	payment of the Guaranteed Obligations by the Thoma Bravo Fund, as the guarantor entity under the Guaranty, Parent and/or Merger Sub to Instructure.

Closing and Effective Time

The closing of the Merger will take place no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption, “Proposal 1: Adoption of the Merger Agreement—Conditions to the closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold shares of Instructure common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Instructure common stock unless otherwise expressly noted herein. Only a holder of record of shares of Instructure common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of Instructure common stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Instructure common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, if the Merger is completed, holders of shares of Instructure common stock who: (1) submit a written demand for appraisal of their shares, (2) do not vote in favor of the adoption of the Merger Agreement; (3) continuously are the record holders of such shares through the Effective Time; and (4) otherwise exactly follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Instructure common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Instructure common stock as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Per Share Merger Consideration in respect of the shares of Instructure common stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Instructure’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of Instructure common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Instructure common stock, Instructure believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Instructure common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to Instructure a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder (or any person who is the beneficial owner of shares of Instructure common stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of Instructure common stock wishing to exercise appraisal rights must deliver to Instructure, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of Instructure common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, or otherwise fail to vote, on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Instructure stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Instructure common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Instructure common stock must be executed by or on behalf of the holder of record, and must reasonably inform Instructure of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Instructure, Inc.

Attention: Investor Relations

6330 South 3000 East, Suite 700

Salt Lake City, Utah 84121

Any holder of shares of Instructure common stock who has delivered a written demand to Instructure and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Instructure a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Per Share Merger Consideration within 60 days after the

Effective Time. If an appraisal proceeding is commenced and Instructure, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share merger consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of Instructure common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of Instructure common stock who has complied with Section 262 and is entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Instructure common stock. Accordingly, any holders of shares of Instructure common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Instructure common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Instructure common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of Instructure common stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Instructure has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Instructure common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Instructure common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation. After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of Fair Value

After determining the holders of Instructure common stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Instructure common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither Instructure nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of Instructure and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Instructure common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of Instructure common stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of Instructure common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Instructure common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Instructure common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to the stockholders seeking appraisal rights, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Instructure common stock whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to an Instructure stockholder in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to Instructure stockholders who hold their shares of Instructure common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to Instructure stockholders in light of their particular circumstances. For example, this discussion does not address:

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tax consequences that may be relevant to Instructure stockholders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through or disregarded entities for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through or disregarded entity); insurance companies; mutual funds; governmental organizations; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; controlled foreign corporations; passive foreign investment companies; corporations that accumulate earnings to avoid U.S. federal income tax; entities subject to the U.S. anti-inversion rules; certain U.S. expatriates or former citizens or long-term residents of the United States; or, except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of Instructure common stock (by vote or value);

•	tax consequences to Instructure stockholders holding their shares of Instructure common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to Instructure stockholders whose shares of Instructure common stock constitute qualified small business stock within the meaning of Section 1202 of the Code;

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tax consequences to Instructure stockholders that received their shares of Instructure common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	tax consequences to Instructure stockholders who own an equity interest in Parent following the Merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

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tax consequences to Instructure stockholders who hold their Instructure common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

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tax consequences to Instructure stockholders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Instructure common stock being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, as a result of the Merger;

•	any state, local or non-U.S. tax consequences as a result of the Merger; or

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tax consequences to Instructure stockholders that do not vote in favor of the Merger and that properly demand appraisal of their shares under Section 262 of the DGCL or that entered into a non-tender and support agreement as part of the transaction described in this proxy statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Instructure common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Instructure common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Instructure common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of Instructure common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Instructure common stock surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares of Instructure common stock acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Instructure common stock. A U.S. Holder’s gain or loss on the disposition of shares of Instructure common stock will generally be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of Instructure common stock that is, for U.S. federal income tax purposes, not a U.S. Holder.

Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as:

•	certain U.S. expatriates or former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax; and

•	pass-through entities, or investors in such entities.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of shares of Instructure common stock pursuant to the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a flat rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

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Instructure is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Instructure common stock (the “Relevant Period”) and, if shares of Instructure common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of Instructure common stock at any time during the Relevant Period, in which case such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by an Instructure stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of Instructure common stock. Instructure stockholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their Instructure common stock for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Although the Code provides that FATCA withholding generally also will apply to payments of gross proceeds from sales or other dispositions of Instructure common stock, the U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to such gross proceeds. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of Instructure common stock pursuant to the Merger.

Regulatory Approvals Required for the Merger

General

Instructure and Parent have agreed to take all action necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include approval under the HSR Act and any other applicable antitrust laws (whether domestic or foreign).

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period has expired or been terminated. The waiting period under the HSR Act is 30 calendar days, unless the waiting period is terminated earlier or extended by a request for additional information and documentary material. The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until Instructure and Parent file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Instructure and Thoma Bravo Fund XIII-A, L.P. made the necessary filings with the FTC and the Antitrust Division of the DOJ on December 18, 2019. Instructure and Thoma Bravo Fund XIII-A, L.P. may also file pre-merger or post-merger notification filings, forms and submissions with other Governmental Authorities pursuant to other applicable antitrust laws in connection with the Merger to the extent required in the reasonable judgement of counsel to Parent and Instructure. The Merger Agreement provides that Instructure, Parent and Merger Sub will use reasonable best efforts to obtain regulatory clearance, including, to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other antitrust laws applicable to the Merger; provided, however, that no party is required to (i) offer, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of any person, including Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Instructure Group, on the other hand; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and Instructure, on the other hand; or (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state or foreign jurisdiction could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Instructure, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Instructure, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Instructure, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Instructure, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Instructure, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Instructure and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time: (1) Merger Sub will be merged with and into Instructure, with Instructure becoming a wholly owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of Instructure and Merger Sub, and all of the debts, liabilities and duties of Instructure and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. At the Effective Time, the officers of Instructure as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of Instructure as the Surviving Corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place no later than the second business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption, “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger) or such other time agreed to in writing by Parent, Instructure and Merger Sub. On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the DGCL (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and Instructure and specified in the certificate of merger, being referred to herein as the “Effective Time”).

Merger Consideration

Instructure common stock

At the Effective Time, and without any action required by any stockholder, each share of Instructure common stock (other than Excluded Shares, which include, for example, shares of Instructure common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal under Section 262 of the DGCL) outstanding as of immediately prior to the Effective Time will be cancelled and extinguished, and automatically converted into the right to receive the Per Share Merger Consideration, less any applicable withholding taxes.

Outstanding Company Options and Company RSU Awards

At the Effective Time, each Vested Award (other than vested Company Options with a per share exercise price equal to or greater than 47.60) will be cancelled and automatically converted into the right to receive the Vested Award Cash-out Payment (as described in the “Summary” section above).

At the Effective Time, each unvested award will be cancelled and automatically converted into the right to receive the applicable Cash Replacement Amount (as described in the “Summary” section above), subject to the vesting conditions described below. The Cash Replacement Amount will vest and be payable (subject to continued service) at the same time as the corresponding, cancelled unvested award would have vested and will have the same terms (including any vesting acceleration terms) that applied to the cancelled unvested award, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes.

Any Company Option (whether vested or unvested) with a per share exercise price equal to or greater than $47.60 will be cancelled immediately upon the Effective Time without payment or consideration.

At the Effective Time, each Company RSU Award that is outstanding immediately before the Effective Time and unsettled will become vested and nonforfeitable with respect to a number of shares of Instructure common stock subject to such Company RSU Award, and will be cancelled and converted automatically into the right to receive a cash amount equal to the Per Share Merger Consideration in respect of each vested share of Instructure common stock subject to such Company RSU Award, subject to applicable tax withholding.

The Company Equity Plans will terminate as of the Effective Time and the provisions in any other employee plan or contract providing for the issuance or grant of any other interest in respect of the capital stock of Instructure will be cancelled as of the Effective Time.

Treatment of Purchase Rights under the Employee Stock Purchase Plan

The Merger Agreement generally provides that no new offering periods or purchase periods will begin under the ESPP after December 4, 2019, and no individual will be allowed to begin participating in the ESPP after

December 4, 2019. After December 4, 2019, each ESPP participant will not be allowed to increase his or her payroll contribution rate from the rate in effect as of December 4, 2019, or make separate non-payroll contributions to the ESPP, except as required by applicable law. Any offering period that would otherwise be outstanding at the Effective Time will end no later than five days before the Effective Time. All outstanding purchase rights under the ESPP will be exercised no later than one business day before the Effective Time (with such purchase rights subject to any pro rata adjustments that may be necessary if the current offering period in progress is shortened), and the ESPP will terminate as of the Effective Time. Each share of Instructure common stock purchased under the ESPP that remains outstanding as of immediately before the Effective Time will be cancelled at the Effective Time and converted into the right to receive the Per Share Merger Consideration less any applicable withholding taxes.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will designate the Company’s transfer agent, Computershare, or such other bank or trust company, reasonably acceptable to Instructure (the “Payment Agent”) to make payments of the Merger consideration to stockholders. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Payment Agent cash sufficient to pay the aggregate Per Share Merger Consideration to stockholders.

Promptly following the Effective Time (and in any event within five business days), the Payment Agent will mail to each holder of record (as of immediately prior to the Effective Time) a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder’s shares of Instructure common stock represented by such holder’s certificate(s) or book-entry shares in exchange for the Per Share Merger Consideration payable in respect of such shares. The amount of any Per Share Merger Consideration paid to stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the Payment Agent is not claimed within one year following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of Instructure common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Per Share Merger Consideration. Any cash deposited with the Payment Agent that remains unclaimed two years following the Effective Time will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties of Instructure, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Instructure are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Instructure, any change, event, violation, inaccuracy, effect or circumstance that, individually or in the aggregate have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect (1) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of the Instructure Group, taken as a whole, or (2) would reasonably be expected to prevent, materially impair or materially delay the consummation by Instructure of the Merger prior to Termination Date, except that, with respect to clause (1) only, no changes, events, violations, inaccuracies, effects or circumstances with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

•	general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

•

conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions in the industries in which the Instructure Group or its customers generally conducts business, including in the software and mortgage industries;

•	regulatory, legislative or political conditions in the United States or any other country or region in the world;

•

geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•

resulting from the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Instructure Group with employees, suppliers, customers, partners, vendors or any other third person (except with respect to any representation or warranty to the extent that such representation or warranty expressly addresses consequences resulting from the execution of the Merger Agreement or the consummation or pendency of the Merger);

•

the compliance by Parent, Merger Sub or Instructure with the terms of the Merger Agreement, including any action expressly required to be taken or refrained from being taken pursuant to or in accordance with the Merger Agreement, including the failure of Instructure to take any action that Instructure is specifically prohibited by the terms of the Merger Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor;

•	arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

•

changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing, in each case after the date of the Merger Agreement);

•

the price or trading volume of Instructure common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•

any failure, in and of itself, by the Instructure Group to meet (1) any public estimates or expectations of Instructure’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

•

any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of Instructure (on their own behalf or on behalf of Instructure) against Instructure, any of its executive officers or other employees or any member of the Board of Directors arising out of the Merger or any other transaction contemplated by the Merger Agreement.

In the Merger Agreement, Instructure has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Instructure;

•

Instructure’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Instructure’s organizational documents and Instructure’s contracts;

•	the organizational documents of Instructure;

•	the necessary approval of the Board of Directors;

•	the rendering of J.P. Morgan’s opinion to the Board of Directors;

•	the inapplicability of anti-takeover statutes to the Merger;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to Instructure or the resulting creation of any lien upon Instructure’s assets due to the performance of the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of Instructure;

•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into Instructure common stock;

•

the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Instructure’s securities;

•	the subsidiaries of Instructure;

•	the accuracy and required filings of Instructure’s SEC filings and financial statements;

•	Instructure’s disclosure controls and procedures;

•	Instructure’s internal accounting controls and procedures;

•	certain indebtedness of Instructure;

•	the absence of specified undisclosed liabilities;

•

the conduct of the business of the Instructure Group in the ordinary course consistent with past practice except specifically as a result of Instructure’s sale process since October 1, 2019 and the absence of any change, event, development or state of circumstances that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect since December 31, 2018;

•	the existence and enforceability of specified categories of Instructure’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	certain real property leased or subleased by Instructure;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters including data security requirements and privacy;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	Instructure’s compliance with laws, standards and requirements and possession of necessary permits;

•	litigation matters;

•	insurance matters;

•	absence of any transactions, relations or understandings between Instructure or any of its subsidiaries, on the one hand, and any affiliate or related person thereof, on the other hand;

•	payment of fees to brokers in connection with the Merger Agreement;

•	export controls matters and compliance with the Foreign Corrupt Practices Act of 1977; and

•	the exclusivity and terms of the representations and warranties made by Parent and Merger Sub.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Instructure that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub and availability of these documents;

•

Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s assets due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation, orders and investigations;

•	ownership of capital stock of Instructure;

•	payment of fees to brokers in connection with the Merger Agreement;

•	operations of Parent and Merger Sub;

•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;

•	delivery and enforceability of each of the Equity Commitment Letter and the Guaranty;

•	the commitments to provide financing to Parent, the availability of Parent’s financing and sufficiency of funds;

•	the absence of agreements between Parent and members of the Board of Directors or Instructure management;

•	the absence of any stockholder or management arrangements related to the Merger;

•	the solvency of Parent and the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

•	the exclusivity and terms of the representations and warranties made by Instructure.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as: (1) expressly contemplated by the Merger Agreement; (2) required by applicable law; (3) approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (4) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the first to occur of the Effective Time and the termination of the Merger Agreement (the “Interim Period”), Instructure will and will cause each of its subsidiaries:

•	to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the Merger Agreement, conduct its business and operations in the ordinary course of business; and

•

use its commercially reasonable efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, and to preserve its current relationships with customers, vendors, distributors and other persons with which the Instructure Group has material business relationships.

In addition, Instructure has also agreed that, except as (1) expressly contemplated by the Merger Agreement; (2) approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (3) as disclosed in the confidential disclosure letter to the Merger Agreement; (4) to the extent necessary to comply with the express obligations set forth in any Material Contract in effect on the date of the Merger Agreement; or (5) as required by applicable law, during the Interim Period, Instructure will not, among other things:

•	amend the organizational documents of any member of the Instructure Group;

•	liquidate, dissolve or reorganize;

•

issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of Instructure other than as provided below;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of Instructure;

•	declare, set aside or pay any dividend or other distribution;

•	incur, assume or suffer any indebtedness or issue any debt securities;

•

(A) enter into, adopt, amend (including accelerating the vesting of), modify or terminate any compensation or benefit plan or arrangement of any director, officer, individual consultant or employee, (B) increase the compensation or benefits payable to or pay any bonus or remuneration or pay any compensation or benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any existing employee plan as in effect as of the date of the Merger Agreement to directors, officers, employees or individual consultant or other individual service providers of Instructure (other than, in each case of (A) and (B): (1) as may be required by applicable law or the terms of the applicable employee plan or any change in control, severance or similar agreement or any retention or similar agreement disclosed in the confidential disclosure letter to the Merger Agreement and in effect as of the date of the Merger Agreement; (2) making employee plans available to any new employee hires in the ordinary course of business and consistent with past practice at the vice president level or below; or (3) for increases in compensation for employees at the vice president level or below in the ordinary course of business and consistent with past practice); or (C) enter into any change in control, severance or similar arrangement or any retention, transaction or similar agreement with any officer, employee, director or independent contractor or other individual service provider; provided that in each case of (A) through (C), the Instructure Group may (1) change the title of its employees, provided that such changes do not involve increases in compensation, acceleration of vesting or acceleration of payment and (2) make bonus or commission payments in the ordinary course of business as required by the terms of any employee plans disclosed in the confidential disclosure letter to the Merger Agreement and payments of continued base salary or wages to employees and set targets and metrics therefor in the ordinary course of business or in accordance with any employee plan;

•	settle litigation involving Instructure;

•	change accounting practices;

•	change tax elections or settle any tax claims;

•

incur or commit to incur capital expenditures (excluding internal and external capitalized labor costs) in excess of $1 million in the aggregate, other than to the extent that such capital expenditures are otherwise reflected in Instructure’s capital expenditure budget set forth on the confidential disclosure letter to the Merger Agreement;

•	enter into Material Contracts (as defined in the Merger Agreement) except in the ordinary course of business;

•	effect certain layoffs without complying with applicable laws;

•

make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements other than investment in equity securities held in the ordinary course of business for cash management purposes, but not including strategic relationships, alliances, reseller agreements and similar commercial relationships;

•	enter into any collective bargaining agreement;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	enter into agreements to do any of the foregoing.

The “Go Shop” Period—Solicitation of Other Offers

Under the Merger Agreement, from the date of the Merger Agreement until 11:59 p.m., Pacific time on January 8, 2020 (the “No Shop Period Start Date”), Instructure and its representatives have the right to, among other things: (1) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal (as defined below), (2) continue, enter into, maintain or engage in discussions or negotiations with respect to an Acquisition Proposal, or (3) subject to entering into and solely in accordance with an Acceptable Confidentiality Agreement (as defined below), furnish to any person (and its representatives, prospective debt and equity financing sources and their respective representatives) any nonpublic information relating to the Instructure Group or afford to any such person (and its representatives, prospective debt and equity financing sources and their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Instructure Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, provided that Instructure must, within 24 hours, provide to Parent, or provide Parent access to, any such non-public information that has not been previously provided to Parent or its representatives, and the Instructure Group must not provide any competitively sensitive non-public information except in accordance with “clean room” or other similar procedures; provided, that Instructure may grant a limited waiver under any “standstill provision” or similar obligation to allow such person to submit an Acquisition Proposal on a confidential basis to the Board of Directors.

Instructure is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal (as defined below), unless it complies with certain procedures in the Merger

Agreement, including, but not limited to, negotiating with Parent in good faith over a two business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

If Instructure terminates the Merger Agreement for the purpose of entering into an agreement with any Excluded Party prior to the No Shop Period Start Date in respect of a Superior Proposal prior to the No Shop Period Start Date, Instructure would be required to pay a termination fee of $29,326,500 to Parent, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement. For more information, please see the section of this proxy statement captioned “—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

For purposes of this proxy statement and the Merger Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement with Instructure that contains customary provisions requiring the counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to Instructure to keep such information confidential, provided that with respect to agreements executed and delivered after the Merger Agreement, the provisions contained therein are not materially less favorable, in the aggregate, to Instructure than the terms of the confidentiality agreement entered into between Instructure and Thoma Bravo (except that such agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal). A joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement is an Acceptable Confidentiality Agreement.

“Acquisition Proposal” means any offer, proposal or indication of interest by a Third Person to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(1) any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from Instructure or any other person(s), of securities representing more than 20% of the total outstanding voting power of Instructure after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 20% of the total outstanding voting power of Instructure after giving effect to the consummation of such tender or exchange offer;

(2) any direct or indirect purchase, exclusive license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Instructure Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Instructure pursuant to which any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 20% of the total outstanding voting power of Instructure outstanding after giving effect to the consummation of such transaction.

“Excluded Party” means any Third Person (i) who did not submit an Acquisition Proposal in writing to the Instructure Group or its representatives prior to the date of the Merger Agreement, (ii) who submits a written bona fide Acquisition Proposal to Instructure or any of its representatives after the date of the Merger Agreement and prior to the No-Shop Period Start Date and (iii) whose Acquisition Proposal is determined by the Board of Directors, in good faith, prior to the start of the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor) to be, or would reasonably be expected to lead to, a Superior Proposal; provided, however, that a Third Person shall immediately cease to be an Excluded Party (and the provisions of the Merger Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (1) such Acquisition Proposal is withdrawn by such Third Person or (2) such Acquisition Proposal, in the good faith determination of the Board of Directors (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (1) is not solicited in violation of the non-solicitation obligations pursuant to the Merger Agreement in any material respect and (2) is on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to Instructure stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination and (ii) all legal, regulatory, financial (including any termination fee amounts and conditions), timing financing and other aspects of such proposal) which such Acquisition Proposal is not subject to a due diligence condition. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%.”

“Third Person” means any person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) Instructure or any of its controlled affiliates or (ii) Parent, Merger Sub, the Thoma Bravo Fund or any their respective affiliates or any “group” including Parent, Merger Sub, Guarantor or any their respective affiliates.

The “No Shop” Period—No Solicitation of Other Offers

From the date of the No Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Instructure has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

•

solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any Inquiry (as defined below) or proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•	participate or engage in discussions, communications or negotiations with any Third Person regarding, regarding an Acquisition Proposal or Inquiry;

•

other than with respect to any Excluded Party which has reaffirmed its Acquisition Proposal to the Board of Directors within 24 hours of the No-Shop Period Start Date (and in the case of an Excluded Party, only for so long as the applicable Person remains an Excluded Party), furnish to any person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Instructure Group or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Instructure Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any Inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•	approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; or

•

enter into any letter of intent, agreement in principle, memorandum of understanding, Merger Agreement, acquisition agreement or other contract relating to an Acquisition Transaction (as defined below), other than certain permitted confidentiality agreements.

In addition, Instructure has agreed to, other than with respect to any Excluded Party which has reaffirmed its Acquisition Proposal to the Board of Directors within 24 hours of the No Shop Period Start Date, cease and cause to be terminated any discussions or negotiations with any person and its representatives, request the prompt return or destruction of all non-public information concerning the Instructure Group furnished to any person with whom a confidentiality agreement was entered into at any time within the twelve month period immediately preceding the No Shop Period Start Date was executed and will cease providing any further information with respect to Instructure or any Acquisition Proposal to any such persons or their respective representatives and will terminate all access granted to any such persons or their respective representatives to any physical or electronic data room (or any other diligence access). Instructure has also agreed to enforce, and not to waive, terminate or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors, unless the Board of Directors has determined in good faith, after consultation with outside counsel, that failure to take such action (i) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Board of Directors and (ii) would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the Merger Agreement by Instructure stockholders, Instructure may, among other things, provide information to, and engage or participate in negotiations or substantive discussions with, a person in respect of a bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with such Acquisition Proposal (in each case, if requested by such person) and such Acquisition Proposal was not the result from of material breach of Instructure’s obligations, as described in the immediately preceding paragraph (provided that Instructure and its representatives may contact any Third Person in writing to clarify any ambiguous terms and conditions of an Acquisition Proposal which are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal) if (and only if), subject to complying with certain procedures described in the subsequent paragraph, the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and, in each case, the failure to act in respect of such Acquisition Proposal would be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law.

Instructure is not entitled to terminate the Merger Agreement after the No Shop Period Start Date for the purpose of entering into an agreement in respect of a Superior Proposal, unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a two business day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.

If Instructure terminates the Merger Agreement prior to the adoption of the Merger Agreement by Instructure stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, other than entering into an agreement in respect of a Superior Proposal with an Excluded Party prior to the No-Shop Period, Instructure must pay a $29,326,500 termination fee to Parent, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement.

For purposes of this proxy statement and the Merger Agreement:

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of Instructure common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.

Prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may not take any action described in the following (any such action, a “Company Board Recommendation Change”):

•

withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the recommendation of the Board of Directors to approve the Merger, in each case, in a manner adverse to Parent in any material respect (it being understood that it will be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Board of Directors fails to publicly recommend against acceptance of such tender or exchange offer by stockholders within ten business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Board of Directors fails to issue a public press release within ten business days of such public announcement providing that the Board of Directors reaffirms the Instructure recommendation);

•	adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal;

•

fail to publicly reaffirm the recommendation of the Board of Directors to approve the Merger within ten business days after Parent so requests in writing (it being understood that Instructure will have no obligation to make such reaffirmation on more than three separate occasions); or

•	fail to include the recommendation of the Board of Directors to approve the Merger in this proxy statement.

For the avoidance of doubt, none of the following, among other things, will constitute a Company Board Recommendation Change: (1) a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to Instructure stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the factually accurate public disclosure by Instructure of the receipt of an Acquisition Proposal, (3) the determination by the Board of Directors (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal, or (4) delivery by the Company to Parent of any notice related to an Intervening Event or Superior Proposal as set forth below.

Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by stockholders, the Board of Directors may effect a Company Board Recommendation Change if (1) there has been an Intervening Event (as defined below); or (2) Instructure has received a bona fide Acquisition Proposal, whether before or after the No Shop Period Start Date, that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case, to the extent a failure to effect a Company Board Recommendation Change would be inconsistent with the Board of Directors’ fiduciary obligations under applicable law.

The Board of Directors may only effect a Board of Directors Recommendation Change for an Intervening Event if:

•

Instructure has provided prior written notice to Parent at least four business days in advance to the effect that the Board of Directors (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to the Merger Agreement, which notice must specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

•

prior to effecting such Company Board Recommendation Change, Instructure and its representatives, during such four business day period, must have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of the Merger Agreement, the Equity Commitment Letter, the Guaranty and/or the documentation related to any debt financing proposed to be entered into by Parent (the “Debt Documents”) to obviate the need to effect a Company Board Recommendation Change in response to such Intervening Event; and (2) taken into account any adjustments to the terms and conditions of the Merger Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents proposed by Parent and other information provided by Parent in response to the notice described in the foregoing clause (1), in each case that are offered in writing by Parent no later than 11:59 p.m. (Pacific time) on the last day of the four business day period, in a manner that would constitute a binding agreement between the parties if accepted by Instructure; and

•

following the four business day notice period described above, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents and any other information provided by Parent) shall have determined that the failure of the Board of Directors (or a committee thereof) to make such a Company Board Recommendation Change to terminate the Merger Agreement would be inconsistent with its fiduciary duties pursuant to applicable law; provided, however, that each time material modifications to the Intervening Event occur, Instructure must notify Parent of such modification and the four business day period described above will recommence and be extended for two business days from the day of such notification.

In addition, the Board of Directors may only effect a Company Board Recommendation Change or authorize Instructure to terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal substantially concurrently with the termination of the Merger Agreement in response to a bona fide Acquisition Proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case if and only if:

•

the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

•	Instructure and its representatives have complied in all material respects with its obligations under the Merger Agreement with respect to such Acquisition Proposal;

•

Instructure has provided prior written notice to Parent at least two business days in advance to the effect that the Board of Directors (or a committee thereof) has (1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the person of “group” of persons making such Acquisition Proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or “group” of persons that was in effect on the date of the Merger Agreement), the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal;

•

prior to effecting such Company Board Recommendation Change or termination, Instructure and its Representatives, during the two business day notice period described above, has: (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of the Merger Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) taken into account any adjustments to the terms and conditions of the Merger Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents that are offered in writing by Parent, no later than 11:59 p.m. (Pacific time) on the last day of the two day notice period described above, in a manner that would constitute a binding agreement between the parties if accepted by Instructure, provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), Instructure will be required to deliver a new written notice to Parent and to comply with the requirements of the foregoing clause (1) (it being understood that the “notice period” in respect of such new written notice will be one business day);

•

following the two business day notice period described above including any subsequent notice period as provided above, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and any other information provided by Parent) shall have determined that the failure of the Board of Directors (or a committee thereof) to make such a Company Board Recommendation Change to terminate the Merger Agreement would be inconsistent with its fiduciary duties pursuant to applicable law;

•

in the event of any termination of the Merger Agreement in order to cause or permit the Instructure Group to enter into an acquisition agreement with respect to such Acquisition Proposal, Instructure will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Parent a termination fee of either (1) $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date for the purposes of entering into a definitive agreement in respect of a Superior Proposal with an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (2) $63,540,750, in the case of any other such termination; and

•	The Instructure Group has otherwise complied in all material respects with its obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any material event or development or material change in circumstances that has materially improved or materially improves, or would be reasonably likely to materially improve the business, financial condition, assets and liabilities or results of operations of the Instructure Group, taken as a whole, in each case that was (1) not known to, or reasonably foreseeable by, the Board of Directors as of the date on which the Merger Agreement was executed; and (2) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that Instructure meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of Instructure common stock or credit rating of Instructure, it being understood that the underlying cause of any of the foregoing in clause (b)  may be considered and taken into account.

Employee Benefits

The Merger Agreement provides that Parent will cause the Surviving Corporation to honor all of the terms of Instructure’s benefit plans set forth in the disclosure letter to the Merger Agreement following the Merger in accordance with their terms as in effect on December 4, 2019, unless otherwise required pursuant to applicable law. In addition, from and after the Effective Time until December 31, 2020, each employee who continues employment following the Merger (a “Continuing Employee”) will be provided with employee benefit plans or other compensation and severance arrangements (other than equity-based benefits and individual employment agreements, except as provided in the first sentence of this paragraph) at benefit levels that are substantially comparable in the aggregate to those provided to the Continuing Employee immediately before the Effective Time, in each case, either through (1) Instructure’s benefit plans and arrangements in existence immediately before the Effective Time, (2) comparable plans, or some combination of (1) and (2). In each case, base compensation and target cash incentive compensation opportunity will not be decreased from and after the Effective Time until December 31, 2020 for any Continuing Employee employed during that period. From and after the Effective Time until December 31, 2020, eligible employees will receive severance benefits according to Instructure’s severance plans, guidelines, practices and/or Instructure’s benefits plans and arrangements as in effect on December 4, 2019 that are described in the disclosure letter to the Merger Agreement.

The Surviving Corporation will grant any Continuing Employee credit for all service with the Instructure Group before the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), but not including for any purpose under equity or equity-based benefit or compensation arrangements to the same extent and for the same purpose as such service was credited to such person under the corresponding employee benefit plan as of the Effective Time, except where the service credit would result in duplication of coverage or benefits. Each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation (other than Instructure’s benefit plans and arrangements in existence immediately before the Effective Time) to the extent that coverage under any of the employee benefit plans sponsored by the Surviving Corporation replaces at the Effective Time coverage under a comparable Instructure benefit plan or arrangement in which the Continuing Employee participates immediately before the Effective Time. For purposes of each employee benefit plan sponsored by the Surviving Corporation that provides medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of the plan to be waived for the Continuing Employee and his or her covered dependents to the same extent waived under the corresponding comparable Instructure benefit plan or arrangement in which the Continuing Employee participates immediately before the Effective Time, and the Surviving Corporation will use commercially reasonable efforts to cause full credit to be given for any eligible expenses incurred by the Continuing Employee and his or her covered dependents during the portion of the plan year of the comparable Instructure benefit plan or arrangement in which the Continuing Employee participates immediately before the Effective Time that ends on the date that the Continuing Employee’s participation in the corresponding employee benefit plan sponsored by the Surviving Corporation begins for purposes of satisfying the applicable deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to the Continuing Employee and his or her covered dependents for the applicable plan year as if the amounts had been paid according to the employee benefit plan of the Surviving Corporation to the same extent as such amounts were credited for the same purpose under the corresponding comparable Instructure benefit plan or arrangement in which the Continuing Employee participates immediately before the Effective Time. The account of each Continuing Employee under any flexible spending plan sponsored will be credited by the Surviving Corporation with any unused balance in the account of the Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately before the Effective Time will be credited to the Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that the limits or forfeitures applied under Instructure’s benefit plans and arrangements in effect as of December 4, 2019).

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and Instructure agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Cooperation with Debt Financing

Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), Instructure has agreed that during the Interim Period, Instructure will use its commercially reasonable best efforts to, and will use its reasonable best efforts to cause each of its subsidiaries and its and their respective representatives to, among other things:

•

provide Parent and Merger Sub with such reasonable cooperation as may be reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing (if any) to be obtained by Parent, Merger Sub or their respective affiliates in connection with the Merger (the “Debt Financing”);

•

participate (and cause senior management of Instructure and its representatives with appropriate seniority and expertise to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperate with the marketing and due diligence efforts for any of the Debt Financing;

•

assist Parent and Parent’s financing sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with the Debt Financing; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Effective Time, except that no member of the Instructure Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of Instructure;

•

assist Parent in connection with the preparation, registration, execution and delivery of definitive financing documents and related documentation as may be reasonably requested by Parent or its financing sources and otherwise facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing;

•

cooperate with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys and title insurance as reasonably requested by Parent;

•

facilitate the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Effective Time; facilitate the payoff, discharge and termination in full at the closing of all indebtedness required to be repaid, and the release of all liens required to be released, at the closing;

•

deliver notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtain customary payoff letters, lien terminations and instruments of discharge to be delivered at the Effective Time, give any other necessary notices to allow for the payoff, discharge and termination in full of all indebtedness required to be repaid at the Effective Time and release all liens in connection therewith, and cooperate in the replacement, backstop, or cash collateralization of any outstanding letters of credit;

•	provide customary authorization letters, confirmations and undertakings to Parent’s financing sources in connection with the distribution of information to prospective lenders;

•	facilitate and assist in the preparation, execution, and delivery of credit agreements, guarantees, certificates, and other definitive financing documents;

•	ensure that the Debt Financing benefits from Instructure’s existing lending relationships;

•

take all corporate and other organizational actions, subject to the occurrence of the closing, reasonably requested by Parent or Merger Sub to (A) permit the consummation of the Debt Financing; and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Corporation concurrently with or immediately following the Effective Time, in each of case (A) and (B), including, facilitating the execution and delivery of documents reasonably related to the debt financing on the terms contemplated by any debt commitment letters, in connection with the authorization of the debt financing and debt documents and execution and delivery of the debt documents in anticipation of the closing;

•

promptly furnish Parent, Merger Sub and Parent’s financing sources with all documentation and other information about Instructure as is reasonably requested by Parent, Merger Sub or Parent’s financing sources relating to applicable “know your customer” and anti-money laundering rules and regulations; and

•

cooperate in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of Instructure, or its representatives;

Additionally, Instructure has agreed that it will use commercially reasonable efforts to, and will use its reasonable best efforts to cause each of its subsidiaries and its and their respective representatives to furnish Parent, Merger Sub and their financing sources, as promptly as practicable, with (1) financial and other pertinent and customary regarding the Instructure Group as may be reasonably requested by Parent or Parent’s financing sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials, and (2) financial statements regarding Instructure described in the debt commitment letter related to the debt financing as in effect on December 4, 2019, and such other information customarily delivered and reasonably necessary for the preparation of a bank information memorandum, including the required financials in the debt comment letter related to the debt financing, it being understood that Parent will be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing.

Notwithstanding the foregoing, neither Instructure nor any of its subsidiaries is required to (1) waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which they have not received prior reimbursement or are not otherwise indemnified by or on behalf of Parent; (2) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Effective Time; (3) give any indemnities in connection with the cooperation requirements described herein that are, in each case, effective prior to the Effective Time; (4) take any action that, in their good faith determination would unreasonably interfere with the conduct of their business or create an unreasonable risk of damage or destruction to any of their property or assets; or (5) take any action that will conflict with or violate their respective organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which Instructure is a party. In addition, (1) no action, liability or obligation of the Instructure Group or any of their respective representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing or any of the actions required to be taken by the Instructure Group pursuant to the cooperation requirements described herein (other than customary representation letters, authorization letters and undertakings) will be effective until the Effective Time, and the Instructure Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings) that is not contingent on the occurrence of the closing or that must be effective prior to the Effective Time; and (2) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation as the obligor. No officer or representative of the Instructure Group shall be required to deliver any certificate or opinion or take any other action pursuant to the cooperation requirements described herein that could reasonably be expected to result in personal liability to such officer or representative and the Board of Directors shall not be required to approve any financing or agreements related thereto, that are, in each case, effective prior to the Effective Time.

In addition, Parent shall (1) reimburse the Instructure Group for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by Instructure in connection with the cooperation requirements described herein and (2) indemnify the Instructure Group and its respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation described herein, except to the extent resulting from Instructure’s and its subsidiaries’ or any of their respective representatives’ bad faith or willful and material misconduct.

Indemnification and Insurance

The Merger Agreement provides that all existing rights to exculpation, indemnification and the advancement of expenses for acts or omissions occurring at or prior to the Effective Time existing as of the signing of the Merger Agreement in favor of the current or former directors, officers or employees of Instructure (in each case, as provided in the respective organizational documents of Instructure) or in any indemnification agreement listed in the disclosure letter to the Merger Agreement between Instructure and the current or former directors, officers or employees of Instructure on the date on which the Merger Agreement was signed, will survive the Merger and will continue in full force and effect for a period of six years from the Effective Time, in each case, except as otherwise required by applicable law.

In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless each current or former director, officer or employee of Instructure, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of the Instructure Group or other affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (2) the Merger, as well as any actions taken by Instructure, Parent or Merger Sub with respect thereto. The Merger Agreement also provides that the Surviving Corporation will (and Parent must cause the Surviving Corporation to) advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, without limiting the foregoing, unless Instructure has purchased a “tail” policy prior to the Effective Time (which Instructure may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid), the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the directors’ and officers’ insurance policies of the Instructure Group for a period of at least six years commencing at the Effective Time. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by the Instructure Group, and if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.

For more information, please refer to the section of this proxy statement captioned “The Merger—Interests of Instructure’s Directors and Executive Officers in the Merger.”

Other Covenants

Stockholders Meeting

Instructure has agreed to take all necessary action (in accordance with applicable law and Instructure’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold a special meeting of the stockholders as promptly as reasonably practicable following the mailing of this proxy statement for the purpose of voting upon the adoption of the Merger Agreement, and approval of the Merger. The special meeting of the stockholders cannot be held later than 45 days after the date upon which Instructure receives confirmation from the SEC that it will not review, or that it has completed its review of this proxy statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified Instructure prior to the tenth calendar day after filing this proxy statement that the SEC will or will not be reviewing this proxy statement).

Stockholder Litigation

Instructure will: (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement; (2) keep Parent reasonably informed with respect to status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) will consult with Parent with respect to the defense, settlement or prosecution of such litigation. Instructure may not settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and Instructure, on the other hand, to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act; and

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of Instructure relating to organization, good standing, corporate power, enforceability, board approval, the fairness opinion, anti-takeover laws, required stockholder approval, non-contravention with Charter or Bylaws, certain aspects of Instructure’s capitalization, no voting agreement, subsidiaries and brokers being generally true and correct in all material respects as of the date on which the closing occurs as if made at and as of such time;

•

the representations and warranties of Instructure relating to the absence of any Company Material Adverse Effect since December 31, 2018 being true and correct in all respects as of the date on which the closing occurs;

•

the representations and warranties of Instructure relating to certain aspects of Instructure’s capitalization being generally true and correct in all respects as of the date on which the closing occurs, except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Instructure, Parent and their affiliates, individually or in the aggregate, that is more than $5 million;

•

the other representations and warranties of Instructure set forth elsewhere in the Merger Agreement being true and correct as of the date on which the closing occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•	Instructure having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement and complied with by Instructure;

•

the receipt by Parent and Merger Sub of a certificate of Instructure, validly executed for and on behalf of Instructure and in its name by a duly authorized executive officer thereof, certifying that the conditions described in the preceding five bullets have been satisfied; and

•	the absence of any Company Material Adverse Effect having occurred after the date of Merger Agreement that is continuing as of the Effective Time.

In addition, the obligation of Instructure to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct on and as of the date on which the closing occurs with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially impair the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•

Parent and Merger Sub having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Parent or Merger Sub at or prior to the Effective Time; and

•

the receipt by Instructure of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written agreement of Instructure and Parent;

•	by either Instructure or Parent if:

•

prior to the Effective Time, (1) any permanent injunction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, that, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

•	the Merger has not been consummated by 11:59 p.m., Pacific time, on April 2, 2020 (the “Termination Date”); or

•	stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

•	by Instructure if:

•

Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Instructure’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date);

•

prior to the adoption of the Merger Agreement by stockholders and so long as Instructure is not then in material breach of its obligations related to Acquisition Proposals, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to Instructure paying to Parent a termination fee of either (1) $ $29,326,500 if the Merger Agreement is terminated before the No Shop Period Start Date for the purposes of entering into a definitive agreement in respect of a Superior Proposal with respect to an Excluded Party, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement or (2) $63,540,750, in the case of any other such termination; or

•

prior to the Effective Time the closing obligations of Instructure have been satisfied, Parent has failed to consummate the Merger under the timing restrictions, Instructure has notified the Parent in writing that it is ready and able to consummate the Merger by satisfying its obligations under the Merger Agreement and those pursuant to the Equity Commitment Letter and has provided at least three business days written notice that it intends to terminate the Merger Agreement, and the Merger is not consummated by the end of such three business day period.

•	by Parent if:

•

Instructure has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date); or

•

prior to the adoption of the Merger Agreement by stockholders, the Board of Directors effects a Company Board Recommendation Change (except that such right to terminate will expire at 5:00 p.m., Pacific time, on the 10th business day following the date on which Parent becomes aware of such Company Board Recommendation Change).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any willful and material breach of the Merger Agreement prior to its termination. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Thoma Bravo and Instructure or the Guaranty, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee

If Instructure terminates the Merger Agreement for the purposes of entering into a definitive agreement with any Excluded Party prior to the No Shop Period Start Date in respect of a Superior Proposal, Instructure would be required to pay a $29,326,500 termination fee to Parent, so long as such Superior Proposal did not result from or arise in connection with an intentional and material breach of the non-solicitation provisions set forth in the Merger Agreement. If the Merger Agreement is terminated under specified circumstances including the instances described below, Instructure must pay a $63,540,750 termination fee to Parent.

Parent will be entitled to receive a termination fee of $63,540,750 from Instructure if the Merger Agreement is terminated:

•

(1) (a) by either Parent or Instructure because (i) the closing of the Merger has not occurred by the Termination Date; or (ii) the stockholders fail to adopt the Merger Agreement; or (b) by Parent because Instructure has materially breached its representations, warranties, covenants or agreements in the Merger Agreement; (2) a person has made (since the date of the Merger Agreement and prior to its termination) an Acquisition Proposal that is not withdrawn or otherwise abandoned; and (3) Instructure enters into an agreement relating to, or consummates, an Acquisition Transaction within 12 months of such termination (provided that, for purposes of the termination fee, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”);

•

by Parent, because the Board of Directors has effected a Company Board Recommendation Change (which termination must occur by 5:00 p.m., Pacific time, on the 10th business day following the date on which Parent becomes aware of such Company Board Recommendation Change); or

•	by Instructure, to enter into a definitive agreement in respect of a Superior Proposal other than with an Excluded Party prior to the No Shop Period Start Date.

Instructure will be entitled to receive a termination fee of $136,857,000 from Parent (the “Parent Termination Fee”) if the Merger Agreement is terminated:

•

by Instructure if prior to the Effective Time, (1) the closing obligations of Instructure have been satisfied, (2) Parent has failed to consummate the Merger under the timing restrictions, (3) Instructure has notified the Parent in writing that it is ready and able to consummate the Merger by satisfying its obligations under the Merger Agreement and those pursuant to the Equity Commitment Letter and has provided at least three business days written notice that it intends to terminate the Merger Agreement, and (4) the Merger is not consummated by the end of such three business day period; or

•

by Instructure if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 30 calendar days following Instructure’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date).

Specific Performance

Parent, Merger Sub and Instructure agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement (including any party failing to take such actions as are required of it in order to consummate the Merger Agreement). Parent, Merger Sub and Instructure acknowledge and agree that: (1) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions thereof; (2) the fees and expenses provisions of the Merger Agreement are not intended to and would not adequately compensate Instructure, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of the Merger Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (3) the right of specific enforcement is an integral part of the Merger and without that right, neither Instructure nor Parent would have entered into the Merger Agreement. It is explicitly agreed that Instructure will have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the equity financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of the Thoma Bravo Fund under the Equity Commitment Letter in order to cause the equity financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and in the Merger Agreement. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any debt financing under the terms thereof, none of Instructure and its Affiliates and their direct and indirect equityholders will have any rights or claims (whether in contract or in tort or otherwise) against any financing source, solely in their respective capacities as lenders or arrangers in connection with the debt financing, and in no event shall Instructure, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of the Merger Agreement against any financing source.

Parent, Merger Sub and Instructure agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the Merger Agreement by Instructure, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of the merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it will have to require the obtaining, furnishing or posting of any such bond or other security.

Limitations of Liability

The maximum aggregate monetary damages of Parent and Merger Sub for breaches (including any willful breach) under the Merger Agreement (taking into account the payment of the Parent Termination Fee pursuant to the Merger Agreement), the Guaranty or the Equity Commitment Letter will not exceed, in the aggregate for all such breaches, an amount equal to $136,857,000. The maximum aggregate monetary damages of Instructure for breaches under the Merger Agreement (taking into account the payment of the termination fee, if applicable) will not exceed an amount equal to $63,540,750 in the aggregate for all such breaches. Notwithstanding such limitations on liability for monetary damages, Parent, Merger Sub and Instructure may be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, Instructure, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended by the parties in an executed written instrument at any time before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE INSTRUCTURE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Instructure is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Instructure’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Instructure’s Directors and Executive Officers in the Merger”. The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, Instructure is asking you to approve the following resolution:

“RESOLVED, that the stockholders of Instructure approve, on a non-binding, advisory basis the compensation that will or may become payable to Instructure’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interest of Instructure’s Directors and Executive Officers in the Merger.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Instructure. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Vote Required and Board of Directors Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the outstanding shares of Instructure common stock representing a majority of the outstanding shares present at the Special Meeting in person or by proxy, provided a quorum is present. Assuming a quorum is present, (1) a failure to vote in person or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (2) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal and (3) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of Instructure common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Instructure stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Instructure common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

MARKET PRICES AND DIVIDEND DATA

Instructure common stock is listed on NYSE under the symbol “INST.” As of January 1, 2020, there were 38,257,326 shares of Instructure common stock outstanding held by approximately 117 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

On December 31, 2019, the latest practicable trading day before the filing of this proxy statement, the closing price for Instructure common stock on NYSE was $48.21 per share. You are encouraged to obtain current market quotations for Instructure common stock.

Following the Merger, there will be no further market for Instructure common stock and it will be delisted from NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

Instructure does not pay dividends and the Merger Agreement prohibits the declaration or payment of any dividend or other distribution with respect to Instructure common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of December 31, 2019 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have based our calculation of beneficial ownership on 38,257,326 shares of common stock outstanding on December 31, 2019. This table is based upon information supplied by officers, directors and principal stockholders, filings filed with the SEC pursuant to Section 16 of the Exchange Act and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after December 31, 2019 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Instructure, Inc., 6330 South 3000 East, Suite 700, Salt Lake City, UT 84121.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders
Nine Ten Partners L.P.(1)	3,219,920	8.4%
Praesidium Investment Management Company, LLC(2)	2,865,524	7.5
BlackRock, Inc.(3)	2,198,719	5.7
William E. Oberndorf	2,133,653	5.6
Foxhaven Asset Management, LP(4)	2,001,428	5.2
Rivulet Capital, LLC(5)	1,964,935	5.1

Directors and Named Executive Officers
Daniel T. Goldsmith(6)	106,806	*
Steven B. Kaminsky(7)	207,079	*
Matthew A. Kaminer(8)	147,161	*
Marta DeBellis	1,339	*
Frank Maylett	587	*
Joshua L. Coates(9)	2,216,041	5.8
Steven A. Collins(10)	47,084	*
William M. Conroy(11)	116,801	*
Ellen Levy	21,439	*
Kevin Thompson	13,420	*
Lloyd G. Waterhouse	52,436	*

All current executive officers and directors as a group (11 persons)(12)	2,930,193	7.6%

*	Represents beneficial ownership of less than one percent

(1)

Includes 3,219,920 shares held by Nine Ten Partners L.P. (“NTP LP”). Nine Ten Capital Management LLC is the investment adviser of NTP LP and may be deemed to have sole voting and investment power with respect to the shares held by NTP LP. Brian Bares, James Bradshaw and Russell Mollen are the control persons of Nine Ten GP L.P., the general partner of NTP LP, and may be deemed to have sole voting and investment power with respect to the shares held by NTP LP. The address for each of these entities is 12600 Hill Country Blvd, Suite R-230, Austin, TX 78738.

(2)

Includes 2,865,524 shares held for the accounts of Praesidium Investment Management Company, LLC. (“Praesidium”), Kevin Oram and Peter Uddo (collectively, the “Accounts”), of which Praesidium holds sole power to vote 2,703,725 shares and the power to dispose of 2,865,524 shares. As the managing members of Praesidium, each of Kevin Oram and Peter Uddo may be deemed to beneficially own the shares held in the Accounts. The address for Praesidium Investment Management Company LLC is 1411 Broadway, 29th Floor, New York, NY 10018.

(3)

Includes 2,198,719 shares held by Blackrock, Inc., with respect to which Blackrock, Inc. holds sole power to vote 2,129,090 shares and the sole power to dispose of 2,198,719 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 1005.

(4)

Includes 2,001,428 shares held for the accounts of Foxhaven Master, Foxway LP (“Foxway”), and Foxlane, LP (“Foxlane”) (collectively, the “Foxhaven Funds”). Foxhaven Asset Management, LP (“Foxhaven”) is a registered investment adviser that directs the voting and disposition of the shares of common stock directly owned by the Foxhaven Funds. Foxhaven Capital GP, LLC (“Foxhaven GP”) is the general partner of the Foxhaven Funds. As a result, Foxhaven and Foxhaven GP may be deemed to have voting and dispositive power over the shares of Common Stock held for the accounts of the Foxhaven Funds. Michael Pausic and Nicholas Lawler are managing members of the general partner of Foxhaven and Foxhaven GP and may be deemed to have voting and dispositive power with respect to the shares of common stock directly owned by the Foxhaven Funds. The address for each of the Foxhaven Funds is 550 E Water Street, Suite 888, Charlottesville, VA 22902.

(5)

Includes 1,954,935 shares held by Rivulet Capital, LLC. Each of Rivulet Capital, LLC, Joshua Kuntz and Barry Lebovits has the sole power to vote or direct the vote of 0 shares and the shared power to vote or direct the vote of 1,964,935 shares. Each of Rivulet Capital, LLC, Joshua Kuntz and Barry Lebovits has the sole power to dispose or direct the disposition of 0 shares of Common Stock and the shared power to dispose or direct the disposition of 1,964,935 shares of Common Stock.

(6)	Includes 36,460 shares of stock issuable pursuant to restricted stock units that vest within 60 days of December 31, 2019.
(7)

Includes (a) 189,046 shares held by Mr. Kaminsky, with respect to which Mr. Kaminsky holds sole voting and investment power, (b) 18,033 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2019.

(8)

Includes (a) 48,398 shares held by Mr. Kaminer, with respect to which Mr. Kaminer holds sole voting and investment power, (b) 751 shares held by Mr. Kaminer’s spouse, with respect to which Mr. Kaminer’s spouse holds sole voting and investment power, (c) 100 shares held by Mr. Kaminer’s son, with respect to which Mr. Kaminer holds sole voting and investment power, (d) 100 shares held by Mr. Kaminer’s son, with respect to which Mr. Kaminer holds sole voting and investment power, (e) 97,812 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2019.

(9)

Includes (a) 5,500 shares held by Mr. Coates, with respect to which Mr. Coates holds sole voting and investment power, (b) 2,664,474 shares held by Grizzly Peak, LLC (635,000 of which shares are pledged as security for a loan), with respect to which Mr. Coates holds sole voting and investment power, (c) 115,250 shares held by The Joshua L. and CeliAnne C. Coates Trust (105,250 of which shares are pledged as security for a loan), with respect to which Mr. Coates holds shared voting and investment power and (d) 43,750 shares held by The Coates Equity Trust (35,424 of which shares are pledged as security for a loan), with respect to which Mr. Coates holds shared voting and investment power.

(10)	Represents 42,923 shares issuable pursuant to stock options exercisable within 60 days of December 31, 2019.
(11)	Includes 116,801 shares held by Conroy Investments, LLC, with respect to which Mr. Conroy holds sole voting and investment power.

(12)

Includes (a) 2,734,404 shares held by our directors, executive officers and affiliated entities, (b) 195,228 shares issuable pursuant to stock options exercisable by our directors and executive officers within 60 days of December 31, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Instructure. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Instructure will hold the regular annual meeting of its stockholders in 2020 only if the Merger is not completed.

Proposals of stockholders that are intended to be considered for inclusion in our proxy statement relating to our regular annual stockholders meeting in 2020 (if held), must have been received by us at our principal executive offices at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, Attention: Secretary, by February 24, 2020, and must have satisfied the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Please note that if we hold our regular annual stockholders meeting in 2020, and we do so more than 30 days before or after May 24, 2020 (the one-year anniversary date of the 2019 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at our regular annual stockholders meeting in 2020 (if held), rather than for inclusion in the proxy materials, the stockholder must follow certain procedures contained in our bylaws.

Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date of the preceding year’s annual meeting of stockholders. Please note, however, that in the event that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day on which public announcement of the date of such annual meeting is first made.

In no event shall any adjournment or postponement of an annual meeting for which notice has been given or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Instructure filings with the SEC are incorporated by reference:

•

Instructure’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 20, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from Instructure’s definitive proxy statement on Schedule 14A filed on April 8, 2019 and additional materials filed on April 8, 2019;

•

Instructure’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed on October 30, 2019; Instructure’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on July 31, 2019; Instructure’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 1, 2019; and

•

Instructure’s Current Report on Form 8-K, filed on December 6, 2019; Instructure’s Current Report on Form 8-Ks, filed on December 4, 2019; Instructure’s Current Report on Form 8-K, filed on October 28, 2019; Instructure’s Current Report on Form 8-K, filed on May 30, 2019; and Instructure’s Current Report on Form 8-K, filed on April 8, 2019.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Instructure, Inc.

Attention: Investor Relations

6330 South 300, Suite 700

Salt Lake City, Utah 84121

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings”. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Instructure common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(212) 929-5500 (Call Collect)

Call Toll-free: (800) 322-2885

proxy@mackenziepartners.com.

MISCELLANEOUS

Instructure has supplied all information relating to Instructure, and Parent has supplied, and Instructure has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 2, 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A—The Merger Agreement

AGREEMENT AND PLAN OF MERGER

by and among

PIV PURCHASER, LLC,

PIV MERGER SUB, INC.

and

INSTRUCTURE, INC.

Dated as of December 4, 2019

(Continued)

(Continued)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 4, 2019 (the “Agreement Date”), by and among PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), PIV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Instructure, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A.    The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL.

B.    Each of the board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C.    Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (i) a limited guaranty (the “Guaranty”) from Thoma Bravo Fund XIII, L.P., a Delaware limited partnership (the “Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement and (ii) a commitment letter between Parent and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).

D.    Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1    Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the Agreement Date; or (ii) executed, delivered and effective after the Agreement Date, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential; provided, however, that, with respect to such agreements executed and delivered following the execution and delivery of this Agreement, the provisions contained therein are not materially less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal). For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

(b)    “Acquisition Proposal” means any offer, proposal or indication of interest by a Third Person to engage in an Acquisition Transaction.

(c)    “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i)    any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii)    any direct or indirect purchase, exclusive license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)    any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction.

(d)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

(e)    “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. law).

(f)    “Anti-Corruption Laws” means any laws, regulations, rules, statutes or orders in any part of the world relating to combatting bribery and corruption, including the Organization for Economic Cooperation and Development Convention on Combatting Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption, the Foreign Corrupt Practices Act of 1997, as amended, and the UK Bribery Act 2010.

(g)    “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition.

(h)    “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of December 31, 2018 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2018.

(i)    “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.

(j)    “Business IP” means all (i) Intellectual Property used in, held for use in, or necessary for the operation of the Company Group’s business as currently conducted and (ii) Company Intellectual Property.

(k)    “Code” means the Internal Revenue Code of 1986, as amended.

(l)    “Company Board” means the Board of Directors of the Company.

(m)    “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(n)    “Company Common Stock” means the common stock, par value $0.0001, of the Company.

(o)    “Company Equity Plans” means (i) the equity plans set forth in Section 1.1(o) of the Company Disclosure Letter and (ii) any other plans that provide for the issuance of any Company Options or Company RSU Awards (such awards, the “Company Equity Awards”), including any related sub-plans, addenda and agreements entered into and awards issued under such plan.

(p)    “Company Group” means the Company and its Subsidiaries.

(q)    “Company Group Member” means the Company or any of its Subsidiaries.

(r)    “Company Intellectual Property” means any Intellectual Property that is owned by any Company Group Member.

(s)    “Company Material Adverse Effect” means any change, event, violation, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of the Company Group, taken as a whole; or (B) would reasonably be expected to prevent, materially impair or materially delay the consummation by the Company of the Merger prior to the Termination Date; provided, however, that, with respect to clause (A) only, none of the following Effects with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i)    general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii)    conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii)    conditions in the industries in which the Company Group or its customers generally conducts business, including in the software and education industries;

(iv)    regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v)    geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi)    earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vii)    resulting from the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the Merger;

(viii)    the compliance by any Party with the terms of this Agreement, including any action expressly required to be taken or refrained from being taken pursuant to or in accordance with this Agreement, including the failure of the Company to take any action that the Company is specifically prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor pursuant to Section 5.2;

(ix)    arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the Agreement Date;

(x)    changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing, in each case after the date hereof);

(xi)    price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii)    any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii)    the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

(xiv)    any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement;

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), and (x) to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(t)    “Company Options” means any options to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(u)    “Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

(v)    “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by, or filed in the name of, any Company Group Member.

(w)    “Company RSU Awards” means any restricted stock units granted under any of the Company Equity Plans.

(x)    “Company Stockholders” means the holders of shares of Company Capital Stock.

(y)    “Continuing Employees” means each individual who is an employee of the Company immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(z)    “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(aa)    “Credit Facility” means the Second Amended and Restated Loan And Security Agreement, dated as of June 22, 2017, by and among the Company, Silicon Valley Bank and the other parties thereto, as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 30, 2018, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 28, 2018 and that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 19, 2019.

(bb)    “DOJ” means the United States Department of Justice or any successor thereto.

(cc)    “Environmental Law” means any applicable Law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(dd)    “ERISA” means the Employee Retirement Income Security Act of 1974.

(ee)    “Exchange Act” means the Securities Exchange Act of 1934.

(ff)    “Excluded Party” means any Third Person (i) who did not submit an Acquisition Proposal in writing to the Company Group or its Representatives prior to the Agreement Date, (ii) who submits a written bona fide Acquisition Proposal to the Company or any of its Representatives after the Agreement Date and prior to the No-Shop Period Start Date and (iii) whose Acquisition Proposal is determined by the Company Board, in good faith, prior to the start of the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor), to be, or would reasonably be expected to lead to, a Superior Proposal; provided, however, that a Third Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (1) such Acquisition Proposal is withdrawn by such Third Person or (2) such Acquisition Proposal, in the good faith determination of the Company Board (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

(gg)    “FCPA” means the Foreign Corrupt Practices Act of 1977.

(hh)    “Financing Sources” means the Third Persons, if any, that arrange or provide the Debt Financing in connection with the Merger and any joinder agreements or credit agreements or any other loan documents entered into pursuant thereto or relating thereto, together with their Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing and the successors and assigns of each of the foregoing.

(ii)    “FTC” means the United States Federal Trade Commission or any successor thereto.

(jj)    “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(kk)    “Governmental Authority” means any government, government-sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(ll)    “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

(mm)    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(nn)    “Indebtedness” means any of the following monetary liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to leases required to be capitalized under GAAP; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts or other contingent payment obligations under Contracts (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); and (viii) indebtedness of others guaranteed by the Company or secured by any Lien or security interest on the assets of the Company (other than, in any case, (a) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business and (b) liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries). For the avoidance of doubt, Taxes shall not constitute “Indebtedness”.

(oo)    “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

(pp)    “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(qq)    “IRS” means the United States Internal Revenue Service or any successor thereto.

(rr)    “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer; Chief Financial Officer and Executive Vice President and Chief Legal Officer, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving Intellectual Property, Knowledge does not require the Company, or any of its directors, officer or employees, to have conducted or have obtained any freedom-to-operate opinions or any Patent, Marks or other Intellectual Property clearance searches, and if not conducted or obtained, no knowledge of any third person Patents, Marks or other Intellectual Property that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(ss)    “Law” means any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Authority.

(tt)    “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, audit, investigation (to the Knowledge of the Company, as used in relation to the Company Group) or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(uu)    “Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest.

(vv)    “Material Contract” means any of the following Contracts that is currently in effect and to which any Company Group Member is bound by or is a party:

(i)    any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii)    any employment, management, severance, retention, transaction bonus, change in control compensation, individual consulting, relocation, repatriation or expatriation Contract (A) not terminable at will by a Company Group Member, pursuant to which a Company Group Member has continuing or contingent obligations as of the date hereof with any executive officer or other employee at the vice president level or above, or any member of the Company Board, (B) containing obligations that could be triggered solely by the consummation of the Transactions without any further action by any Company Group Member, Parent or any of their respective affiliates (excluding, for the avoidance of doubt, any “double trigger” arrangements) or (C) for any other agreement with an officer, director, employee or service provider which provides for cash compensation of $250,000 or more per year;

(iii)    any Contract with (A) each of the ten (10) largest customers of the Company Group, taken as a whole (the “Material Customers”) and (B) each of the ten (10) largest commercial vendors of the Company Group, taken as a whole (the “Material Vendors”), in each case by dollar amount for the nine (9)-months ending September 30, 2019;

(iv)    any Contract under which any Company Group Member uses or has the right to use any Intellectual Property licensed from third parties which is material to the business of the Company Group, taken as a whole, or under which any Company Group Member grants any third party a license to use material Company Intellectual Property, including, in each case, any Contract that provides for payment by or to any Company Group Member of $5,000,000 or more per annum, in each case, other than (1) non-disclosure agreements entered into in the ordinary course of business, (2) nonexclusive, “off-the-shelf” software licenses, (3) Contracts for Open Source Software, (4) maintenance and support and professional services Contracts by the Company in the ordinary course of business, (5) non-exclusive licenses to customers in the ordinary course of business and (6) agreements with employees and contractors in the ordinary course of business that assign all Intellectual Property created by the employee or contractor to a Company Group Member;

(v)    any Contract containing any covenant or other provision (A) limiting the right of any Company Group Member to engage in any line of business or to compete with any Person in any line of business; or (B) containing and limiting the right of any Company Group Member pursuant to any “most favored nation” or “exclusivity” provisions, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to any Company Group Member upon notice of 90 days or less, (2) are not material to the Company Group, taken as a whole, or (3) customary employee non-solicitation or non-hire clauses with respect to the service providers of a third party;

(vi)    any Contract entered into in the last three years (A) relating to the disposition or acquisition of assets by any Company Group Member with a value greater than $5,000,000 after the date hereof other than the disposition of assets in the ordinary course of business; or (B) pursuant to which the Company Group acquired or will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;

(vii)    any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit by any Company Group Member, in each case in excess of $2,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) obligations incurred pursuant to business credit cards in the ordinary course of business and (C) extensions of credit of less than $100,000 to customers which are made in the ordinary course of business;

(viii)    any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;

(ix)    any Contract providing for the payment, increase or vesting of any material benefits or compensation of any employee, officer or director of any Company Group Member in connection with the Merger (other than Contracts with respect to the issue, award or grant of Company RSU Award or Company Options);

(x)    any Contract providing for cash severance payments to any employee, officer or director of any Company Group Member in excess of $100,000;

(xi)    any Contract providing for indemnification of any officer, director or employee by the Company Group with respect to service in such capacities, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent;

(xii)    any Contract that is an agreement in settlement of a dispute that imposes material obligations on any Company Group Member involving (A) a payment in excess of $1,000,000 or (B) any material ongoing requirements or restrictions on the Company Group, in each case, after the date hereof;

(xiii)    any Contract that is a Collective Bargaining Agreement;

(xiv)    any Contract that involves any interest of any Company Group Member in a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person);

(xv)    any Contract or agreement with any Governmental Authority under which the Company or any of its Subsidiaries received payments in excess of $2,000,000 during the 9-month period ending September 30, 2019, other than non-exclusive licenses to customers in the ordinary course of business; and

(xvi)    any Contract that prohibits (A) the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, (B) the pledging of the capital stock of the Company or any of its Subsidiaries, or (C) the issuance of guarantees or similar obligations by the Company or any of its Subsidiaries.

(ww)    “NYSE” means the New York Stock Exchange.

(xx)    “Open Source Software” shall mean any software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(yy)    “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either (A) not yet delinquent or (B) that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable Law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Company Intellectual Property entered into in the ordinary course of business; (x) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common Law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; or (xii) Liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(zz)    “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(aaa)    “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion ending at the end of the Closing Date.

(bbb)    “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(ccc)    “Required Financials” means the financial statements regarding the Company Group described in paragraph (d) of Exhibit C in the debt commitment letter related to the Debt Financing as in effect on the date hereof, and such other information customarily delivered and reasonably necessary for the preparation of a bank information memorandum, including, but not limited to, the “Required Financials” (or other similar term) under and as defined in the debt comment letter related to the Debt Financing, it being understood that Parent shall be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing.

(ddd)    “Sanctioned Country” means a country or territory which is currently or has in the last five years been itself the subject of or target of any Sanctions and Export Control Laws (for the purposes of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan, and Syria).

(eee)    “Sanctioned Person” means a Person (i) listed on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Authority, (ii) located, organized, or resident in a Sanctioned Country, or (iii) greater than 50% owned or controlled by one or more Persons described in clauses (i) or (ii) above.

(fff)    “Sanctions and Export Control Laws” means all U.S. and non-U.S. laws, regulations, rules, statutes and orders relating to (i) economic or trade sanctions, including the laws, regulations, rules, statutes and orders administered and enforced by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, and the European Union and (ii) export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws and orders administered by the U.S. Customs and Border Protection, and the EU Dual Use Regulation.

(ggg)    “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(hhh)    “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(iii)    “Securities Act” means the Securities Act of 1933, as amended.

(jjj)    “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(kkk)    “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not solicited in violation of Section 5.3(b) in any material respect and (ii) is on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account (A) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination and (B) all legal, regulatory, financial (including any termination fee amounts and conditions), timing financing and other aspects of such proposal) which such Acquisition Proposal is not subject to a due diligence condition. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%.”

(lll)    “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security (or similar), pension, employment, excise, estimated, stamp, custom, duty, license, and property taxes, however denominated, together with all interest, penalties, fines, and additions imposed with respect to such amounts, whether disputed or not).

(mmm)    “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendments thereto.

(nnn)    “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, Merger Sub,

Guarantor or any their respective Affiliates or any “group” including Parent, Merger Sub, Guarantor or any their respective Affiliates.

(ooo)     “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guaranty or the Equity Commitment Letter; provided that, for the avoidance of doubt, any Legal Proceeding involving or arising under any Antitrust Law shall not be considered Transaction Litigation.

(ppp)    “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(qqq)     “Vested Company Option” means a Company Option that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger, including as a result of any vesting or acceleration provisions set forth in any employment, award or similar agreement set forth on Section 1.1(c) of the Company Disclosure Letter (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(rrr)     “Vested Company RSU Award” means a Company RSU Award that is unexpired, unsettled, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger, including as a result of any vesting or acceleration provisions set forth in any employment, award or similar agreement set forth on Section 1.1(c) of the Company Disclosure Letter (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(sss)    “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law, regulation or ordinance.

(ttt)    “Willful Breach” means a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would cause, result in or constitute a breach.

1.2    Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advisor	3.3(b)
Aggregate Consideration	3.7(e)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	5.3(a)
Bylaws	3.1
Capitalization Date	3.7(a)
Cash Replacement Company RSU Award Amounts	2.8(a)(ii)
Cash Replacement Option Amounts	2.8(b)(ii)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Breach Notice Period	8.1(e)
Company Disclosure Letter	Article III
Company Equity Awards	1.1(o)
Company Liability Limitation	8.3(f)(ii)
Company Plans	6.11(b)
Company Related Parties	8.3(f)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Comparable Plans	6.11(b)
Confidentiality Agreement	9.4
Consent	3.6
Copyrights	1.1(oo)
D&O Insurance	6.10(c)
Debt Documents	6.6(a)(xii)
Debt Financing	6.6(a)(i)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC	2.9(d)
DTC Payment	2.9(d)
Effect	1.1(s)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plans	3.18(a)
Enforceability Limitations	3.2
Enforcement Expenses	8.3(e)
Equity Commitment Letter	Recitals
Equity Financing	4.11(a)

Term	Section Reference
ERISA Affiliate	3.18(a)
ESPP	2.8(e)
Event Notice Period	5.3(e)(i)(1)
Exchange Fund	2.9(b)
Guarantor	Recitals
Guaranty	Recitals
Indemnified Persons	6.10(a)
Interim Period	5.1
International Employee Plans	3.18(a)
Intervening Event	5.3(e)(i)
Lease	3.14(a)
Leased Real Property	3.14(a)
Marks	1.1(oo)
Material Customers	1.1(vv)(iii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.11(d)
Old Plans	6.11(d)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Breach Notice Period	8.1(g)
Parent Disclosure Letter	Article IV
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(oo)
Payment Agent	2.9(a)
Permits	3.20
Per Share Price	2.7(a)(ii)
Proposal Notice Period	5.3(e)(ii)(3)
Protected Information	3.16(h)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations	6.6(f)
Representatives	5.3(a)
Requisite Stockholder Approval	3.4
SEC Clearance Date	6.3(g)
Sublease	3.14(c)
Surviving Corporation	Article II
Tax Proceeding	3.17(c)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)(i)
Uncertificated Shares	2.9(c)
Unvested Company Options	2.8(b)(ii)
Unvested Company RSU Award	2.8(b)(ii)
Vested Option Consideration	2.8(b)(i)
Vested RSU Consideration	2.8(a)(i)

1.3    Certain Interpretations.

(a)    When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b)    When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c)    Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d)    The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e)    When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f)    The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g)    When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h)    Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i)    When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.”

(j)    A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(k)    All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m)    The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(n)    The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o)    No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p)    The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(q)    The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(r)    Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at datasiteone.merrillcorp.com/global/ prior to 7:00 p.m. Pacific time on the day prior to the Agreement Date.

ARTICLE II

THE MERGER

2.1    The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2    The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3    The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Pacific time, at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4    Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5    Certificate of Incorporation and Bylaws.

(a)    Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Instructure, Inc.”.

(b)    Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6    Directors and Officers.

(a)    Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b)    Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7    Effect on Capital Stock.

(a)    Capital Stock. Unless otherwise mutually agreed by the Parties or by Parent and the applicable holder, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i)    each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii)    each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $47.60, without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii)    each share of Company Common Stock or Company Preferred Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b)    Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock and the Company Equity Awards occurring on or after the date hereof and prior to the Effective Time.

(c)    Statutory Rights of Appraisal.

(i)    Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL subject to any required withholding of Taxes, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii)    The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8    Equity Awards.

(a)    Company RSU Awards. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company RSU Awards that are unexpired, unsettled, and outstanding as of immediately prior to the Effective Time shall be treated as follows.

(i)    Vested Company RSU Awards. Each Vested Company RSU Award shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock underlying the Vested Company RSU Award, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Vested RSU Consideration”).

(ii)    Unvested Company RSU Awards. Each Company RSU Award that is unexpired, unsettled, and outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU Award (the “Unvested Company RSU Awards”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Per Share Price multiplied by (B) the total number of shares of Company Common Stock underlying such Unvested Company RSU Award immediately prior to the Effective Time, subject to any required withholding of Taxes (the “Cash Replacement Company RSU Award Amounts”), which Cash Replacement Company RSU Award Amounts will, subject to the holder’s continued service with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable, at the same time as the Unvested Company RSU Awards for which such Cash Replacement Company RSU Award Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Award Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable and set forth in Contracts in effect or that become effective on or prior to the Agreement Date)) as applied to the Unvested Company RSU Awards for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Award Amounts. At least five Business Days prior to the Closing, the Company shall deliver to Parent a schedule of all Unvested Company RSU Awards, the recipients thereof and the applicable vesting schedule with respect thereto.

(b)    Company Options. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company Options that are unexpired, unexercised, and outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i)    Vested Options. Each Vested Company Option shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Vested Company Option, multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company Option, subject to any required withholding of Taxes (the “Vested Option Consideration”).

(ii)    Unvested Options. Each Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that is not a Vested Company Option (the “Unvested Company Options”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company Option, subject to any required withholding of Taxes (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Option Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable and set forth in Contracts in effect or that become effective on or prior to the Agreement Date)) as applied to the award of Unvested Company Options for which they were exchanged, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Option Amounts. At least five Business Days prior to the Closing, the Company shall deliver to Parent a schedule of all Unvested Company Options, the recipients thereof and the applicable vesting schedule with respect thereto.

(iii)    Notwithstanding the foregoing, if the per share exercise price of any Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time, is equal to or greater than the Per Share Price, such Company Option shall be cancelled immediately upon the Effective Time pursuant to this Section 2.8(b) without payment or consideration.

(c)    Payment Procedures. The Surviving Corporation shall pay on the first payroll date that is thirty days after the Closing Date the aggregate Vested Option Consideration, and Vested RSU Consideration, as applicable, net of any applicable withholding Taxes, payable with respect to each of the Vested Company Options and Vested Company RSU Awards through, to the extent applicable, the Surviving Corporation’s payroll (subject to any required tax withholdings) to the applicable holders of such Vested Company Options, and Vested Company RSU Awards. Notwithstanding the foregoing, if any payment owed to a holder of Company Options, or Company RSU Awards pursuant to Section 2.8(a)(i) or Section 2.8(b)(i), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder, net of any applicable withholding Taxes, promptly following the Closing Date (but in no event later than the first payroll date following thirty days after the Closing Date).

(d)    Further Actions. As of immediately prior to the Effective Time, the Company will take all action necessary to effect the cancellation and exchange, as applicable, of Company Equity Awards upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). All Company Equity Plans will terminate as of the Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any Company Equity Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries. The Company shall provide to Parent or its counsel for review and approval drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s comments thereto.

(e)    Treatment of Employee Stock Purchase Plan. With respect to the Company’s 2015 Employee Stock Purchase Plan (the “ESPP”), as soon as practicable following the date hereof, the Company Board (or a committee thereof) will adopt resolutions or take other actions as may be required to provide that each individual participating in an Offering Period (as defined in the ESPP) in progress on the Agreement Date will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the Agreement Date; or (ii) make separate non-payroll contributions to the ESPP on or following the Agreement Date, except as may be required by applicable law. No individual who is not participating in the ESPP with respect to any current Offering Period as of the Agreement Date will be allowed to commence participation in the ESPP following the Agreement Date. Prior to the Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Offering Period that would otherwise be outstanding at the Effective Time to terminate no later than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Offering Period, but otherwise treat any shortened Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; and (D) provide that no further Offering Period or purchase period will commence pursuant to the ESPP after the date hereof. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP, as amended pursuant to this Section 2.8(e), and each share purchased thereunder immediately prior to the Effective Time shall be canceled at the Effective Time and converted into the right to receive the Per Share Price in accordance with Section 2.7(a)(ii), subject to withholding of any applicable withholding Taxes. Any accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the ESPP, as amended pursuant to this Section 2.8(e), be refunded to such participant as promptly as practicable following the Effective Time (without interest). Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.

2.9    Exchange of Certificates.

(a)    Payment Agent. Prior to the Closing, Parent will (i) designate the Company’s transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b)    Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c)    Payment Procedures. Promptly following the Effective Time (and in any event within five Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) subject to the last sentence of this Section 2.8(c), uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d)    DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Pacific time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Pacific time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e)    Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f)    No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g)    Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10    No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11    Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12    Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company, the Surviving Corporation, and their Affiliates will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock or Company Equity Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13    No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14    Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2018 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk”, solely to the extent such disclosures are general and predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1    Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date. The Company is not in violation of the Charter or the Bylaws in any material respect.

3.2    Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3    Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a)    Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b)    Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, J.P. Morgan Securities LLC (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various factors, qualifications, limitations and assumptions set forth therein, the Per Share Price to be paid to holders of Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) in the Merger is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c)    Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.4    Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5    Non-Contravention. Except as set forth in Section 3.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not have a Company Material Adverse Effect.

3.6    Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority that has jurisdiction over the Transactions is required on the part of the Company (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws set forth on Section 3.6 of the Company Disclosure Letter; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7    Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock and (iii) 10,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Pacific time, on December 2, 2019 (such time and date, the “Capitalization Date”), (A) is 38,047,565 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to the Company Equity Awards referred to in Section 3.7(b)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Capital Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Equity Awards granted prior to the date hereof and which are reflected in the Company Equity Award numbers as set forth in Section 3.7(b).

(b)    Stock Reservation. As of the Capitalization Date, the Company has reserved (i) 728,271 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, (ii) 2,561,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding unsettled Company RSU Awards, and (iii) 94,462 shares of Common Stock were reserved for issuance pursuant to the ESPP and aggregate contributions of $3,238,269 were received by the Company for the current offering period pursuant to the ESPP. The Company has made available or otherwise delivered to Parent a true, correct and complete list of all Company Equity Awards as of the Capitalization Date with (x) the number of shares of Company Common Stock underlying the Company Equity Award, current vesting status, and exercise or strike price underlying each

Company Equity Award (as applicable) and (y) the maximum number of shares of Common Stock that could be purchased during the current option period under the ESPP based upon current participant elections presented therein.

(c)    Company Securities. Except as set forth in this Section 3.7 or Section 3.7(c) of the Company Disclosure Letter, as of the Capitalization Date, there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(d)    Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8    Subsidiaries.

(a)    Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents in any material respect.

(b)    Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.

(c)    Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d)    Other Investments. Other than marketable securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.9    Company SEC Reports. Since January 1, 2017, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date and giving effect to any amendments or supplements thereto filed prior to the Agreement Date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10    Company Financial Statements; Internal Controls.

(a)    Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b)    Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since January 1, 2017 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2018, and such assessment concluded that such system was effective. Since January 1, 2017, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act (including Section 302 and 906 thereof). Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c)    Internal Controls. The Company has established and maintains, and at all times since January 1, 2017 has maintained, a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d)    Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company as of the date hereof, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included with specificity in the Company SEC Reports.

3.11    No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after October 1, 2019; or (d) that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

3.12    Absence of Certain Changes.

(a)    No Company Material Adverse Effect. Since (i) October 1, 2019 through the Agreement Date, (i) except specifically as a result of the Company’s sale process, including the Transactions, the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) since December 31, 2018, there has not occurred a Company Material Adverse Effect.

(b)    Forbearance. Except as set forth in Section 3.12(b) of the Company Disclosure Letter, since October 1, 2019 through the Agreement Date, the Company has not taken any action that would be prohibited by

Section 5.2, excluding subsections 5.2(c), 5.2(i), 5.2(j), 5.2(n), 5.2(o), and 5.2(w) (to the extent related to the foregoing subsections), if taken or proposed to be taken after the date hereof.

3.13    Material Contracts.

(a)    List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts, which have been made publicly available pursuant to the Company SEC Reports, listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available in the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of the SEC.

(b)    Validity. Each Material Contract is valid and binding on the applicable Company Group Member party thereto and is in full force and effect (except as limited by the Enforceability Limitations), and neither any Company Group Member party thereto nor, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c)    Notices from Material Customers. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written or, to the Knowledge of the Company, oral notice from or on behalf of any Material Customer indicating that such Material Customer intends to terminate or not renew, any Material Contract with such Material Customer.

(d)    Notices from Material Vendors. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written or, to the Knowledge of the Company, oral notice from or on behalf of any Material Vendor indicating that such Material Vendor intends to terminate, or not renew, any Material Contract with such Material Vendor.

3.14    Real Property.

(a)    Owned Real Property. No member of the Company Group owns or have ever owned any real property.

(b)    Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of all of the existing leases, subleases, licenses or other Contracts pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property that provide for payments by the Company in excess of $1,000,000 per annum, excluding any Contract for the use of real property that is terminable by any party thereto without penalty on 90 days’ or less notice (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto), and in the case of any oral Lease, a written summary of the material terms of such Lease. With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company Group of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) no Company Group Member has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). Neither the Company Group, nor to the Knowledge of the

Company, any other party to the Lease is in material breach of or default pursuant to any Lease. Except as set forth in Section 3.14(b) of the Company Disclosure Letter, with respect to each of the Leases: (A) each Company Group Member’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed; (B) neither the Company Group nor any other party to the Lease is in breach or default under such Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; and (C) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company Group.

(c)    Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased Real Property. With respect to each of the Subleases, (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease; (ii) the other party to such Sublease is not an Affiliate of, and otherwise does not have any economic interest in, the Company Group; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Sublease.

3.15    Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law; or (f) to the Company’s Knowledge, owns or operates any property or facility contaminated by any Hazardous Substance which would reasonably be expected to result in liability to the Company Group under Environmental Law.

3.16    Intellectual Property.

(a)    Registered Intellectual Property; Proceedings. Except as would not constitute a Company Material Adverse Effect, the Company has provided or made available a true, correct and complete list, as of the Agreement Date, of all (i) material items of Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered; and (ii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) to which the Company is a party that are related to any material items of Company Registered Intellectual Property. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b)    No Order. Except as set forth in Section 3.16(b) of the Company Disclosure Letter and except as would not constitute a Company Material Adverse Effect, no material items of Company Intellectual Property is subject to any Legal Proceeding or outstanding order to which any Company Group Member is a named party with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by any Company Group Member of such Company Intellectual Property or any of the Company Group’s products.

(c)    Absence of Liens. The Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property and has sufficient rights to all material Business IP, in each case free and clear of any Liens (other than Permitted Liens) provided, however, that the representation and warranty in this Section 3.16(c) shall not constitute or be deemed or construed as any representation or warranty of non-infringement or other non-violation of any Intellectual Property or other rights of any third Person, which is addressed in Section 3.16(d).

(d)    No Infringement. To the Knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted (including the sale of the Company Group’s products) does not materially infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third Person or materially constitute unfair competition or unfair trade practices pursuant to the laws of any jurisdiction.

(e)    No Notice of Infringement. Except as set forth in Section 3.16(e) of the Company Disclosure Letter, to the Knowledge of the Company, since January 1, 2017, no Company Group Member has (i) received written or oral notice from any third Person, or (ii) been involved in any Legal Proceeding, alleging that the operation of the business of any Company Group Member or any of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) materially infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person.

(f)    No Third Person Infringement. Except as set forth in Section 3.16(f) of the Company Disclosure Letter, since January 1, 2017 through the Agreement Date, no member of the Company Group has provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material items of Company Intellectual Property, and, to the Knowledge of the Company, no such activity is occurring as of Agreement Date, except, in each case, as would not constitute a Company Material Adverse Effect.

(g)    Proprietary Information. Except as would not constitute a Company Material Adverse Effect, each member of the Company Group has taken reasonable steps to protect and preserve the rights of the Company Group in their confidential information and trade secrets that they reasonably wish to protect and preserve.

(h)    Data Security Requirements and Privacy. Except as would not constitute a Company Material Adverse Effect, the Company Group (i) maintains commercially reasonable policies and procedures designed to protect the security, integrity and privacy of personally identifiable information, as defined under any applicable law, and card account, bank account and all other financial information collected by any Company Group Member from the Company Group’s customers (“Protected Information”); and (ii) is in compliance in all material respects with such Company policies and all applicable laws, rules and regulations related to data privacy and data security. To the Knowledge of the Company, since January 1, 2017 through the Agreement Date, there has been no material unauthorized access to, or any unauthorized use, disclosure, losses or theft of, or security breaches relating to, Protected Information received, or transmitted, by, or in the possession, custody or control of any Company Group Member or its commercial clients.

(i)    Products and Source Code. Except as would not constitute a Company Material Adverse Effect, there are (i) no defects in any of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) that would prevent the same from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same introduced by any Company Group Member or any of their respective employees in any such product. Except as would not have a Company Material Adverse Effect, as of the Agreement Date, the Company and its Subsidiaries possess all source code and other materials that embody material Company Intellectual Property used by any Company Group Member in the development and maintenance of the proprietary products of the Company Group (excluding, for clarity, any Open Source Software) and no member of the Company Group has any duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any proprietary source code (excluding, for clarity, any Open Source Software) that embodies material Company Intellectual Property for any material product of the Company Group to any Person and neither the Company nor any of its Subsidiaries has done the same.

(j)    Open Source Software. Each member of the Company Group is in compliance with all terms and conditions of any license for Open Source Software, except as would not constitute a Company Material Adverse Effect.

3.17    Tax Matters.

(a)    Tax Returns. The Company and each of its Subsidiaries has (i) timely filed all income and other material Tax Returns required to be filed by the Company or such Subsidiary, and all income and other material Tax Returns filed by the Company and each of its Subsidiaries are true, correct, and complete in all material respects and were prepared in all material respects in compliance with applicable law; and (ii) timely paid all income and other material Taxes that are due and owing by each Company Group Member (regardless of whether shown as due and owing on a Tax Return). The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all material Taxes accrued but not then payable by the Company Group through the date of such financial statements. No Company Group Member has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any income or other material Tax, in each case that has not since expired, other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business.

(b)    Taxes Paid. Except as set forth in Section 3.17(b) of the Company Disclosure Letter, each Company Group Member has timely paid or withheld with respect to its Affiliates, employees and third Persons (and paid over any amounts withheld to the appropriate Tax authority or is holding for future payment) all material Taxes required to be paid or withheld.

(c)    No Audits. No audits, actions, investigations, proceedings, arbitrations, suits, or other examinations with respect to Taxes or any Tax Return of the Company Group (a “Tax Proceeding”) are presently in progress, nor has any Tax Proceeding been threatened in writing. No Company Group Member has been notified in writing by any Governmental Authority regarding any proposed, asserted or assessed deficiency for any Tax imposed on the Company Group which was not finally settled or paid in full. No written claim has been received by the Company Group since January 1, 2017 from a Governmental Authority in a jurisdiction where the Company or one of its Subsidiaries does not file Tax Returns that the Company or one of its Subsidiaries is or may be subject to tax in that jurisdiction.

(d)    Spin-offs and Other Distributions. In the past three years, no Company Group Member has (i) constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code, or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 361 of the Code.

(e)    No Reportable Transaction. No Company Group Member has engaged in a “reportable transaction” as set forth in Treasury Regulation § 1.6011-4(b).

(f)    Liens on Assets. There are no Liens for Taxes on any assets of any Company Group Member, other than Liens for Taxes not yet delinquent.

(g)    Items of Income or Deduction. No Company Group Member will be required to include any material item of income in, or exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or use of an improper method of accounting for a Pre-Closing Tax Period, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the

Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, in each case outside the ordinary course of business, (v) any election under Section 108(i) of the Code, (vi) any transactions effected or investments made prior to the Closing that result in taxable income pursuant to Code Section 951(a) or Code Section 951A or (vii) the application of Section 965 of the Code.

(h)    Sales, Use, and VAT. Each Company Group Member has properly (i) collected and remitted all material sales, use, valued added and similar Taxes with respect to sales or leases made or services provided to their customers and (ii) for all material sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes and that were made without charging or remitting sales, use, valued added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt.

(i)    Tax Classification. Section 3.17(i) of the Company Disclosure Letter sets forth the U.S. federal income tax classification of each Company Group Member.

(j)    Permanent Establishment. No Company Group Member is subject to Tax in any jurisdiction other than the country in which such Person was incorporated or formed by virtue of having a permanent establishment (within the meaning of an applicable income Tax treaty) or other fixed place of business in such jurisdiction.

(k)    Tax Agreements. No Company Group Member (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company); or (iii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law), as a transferee or successor, or otherwise by operation of law.

(l)    Escheat; Abandoned or Unclaimed Property. No Company Group Member has any material liability to any Governmental Authority under any escheat or abandoned or unclaimed property laws (including any penalties, fines, interest, or other additional amounts with respect thereto and any liability arising from the failure to file with the applicable Governmental Authority any returns, forms and similar filings required pursuant to such laws).

3.18    Employee Plans.

(a)    Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all (i) “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (ii) other material employment, consulting, bonus, stock option, phantom stock, stock appreciation, stock purchase or other equity-based, benefit, incentive compensation, commission, profit sharing, savings, retirement, disability, insurance, vacation, paid time off, deferred compensation, severance, termination, post-employment, retention, change in control compensation and other material fringe, welfare or other compensation or benefit plans, programs, agreement, contracts, policies or arrangements (whether or not in writing) sponsored, maintained or contributed to (or required to be contributed) by the Company Group or any other trade or business (whether or not incorporated) that would be treated as a single employer with any Company Group Member pursuant to Section 414 of the Code (an “ERISA Affiliate”) to which any Company Group Member is a party or with respect to which any Company Group Member has any material liability, contingent or otherwise (collectively, the “Employee Plans”). With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed under ERISA or the Code, if any, for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan since January 1, 2017; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any employee or individual service provider of any Company Group Member whose principal work location is outside of the United States (the “International Employee Plans”), to the extent applicable, (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable Tax treatment.

(b)    Absence of Certain Plans. Except as set forth on Section 3.18(b) of the Company Disclosure Letter, no Employee Plan is, and neither the Company nor any “of its ERISA Affiliates” has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c)    Compliance. Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. To the Knowledge of the Company, all required contributions to the Employee Plans have been timely and accurately made, and no Employee Plan has any unfunded liabilities that have not been fully accrued. Each Employee Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a determination from the IRS that such Employee Plan is so qualified, and to the Knowledge of the Company, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Employee Plan.

(d)    Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of, against or involving any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, including with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e)    No Prohibited Transactions. Neither the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any breach of fiduciary duty or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company Group or any Employee Plan, or for which the Company Group has any indemnification obligation.

(f)    No Post-Termination Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law.

(g)    No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) materially increase any compensation or benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of compensation or benefits under any Employee Plan; (v) trigger any other material obligation under, or result in the breach or violation of, any Employee Plan; or (vi) limit or restrict the right of Parent to merge, amend or terminate any Employee Plan on or after the Effective Time (other than ordinary notice and administration requirements and expenses or routine claims for benefits).

(h)    Section 280G. No payment or benefit or acceleration thereof that could be made by the Company or any ERISA Affiliate (either alone or together with any other event) will be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, and the Company Group has no obligation to gross-up, reimburse or indemnify any individual with respect to any Tax under Section 4999 of the Code.

(i)    Section 409A. Each Employee Plan has been maintained, in form and operation, in all material respects in compliance with Section 409A of the Code, and no amount under any such Employee Plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. The Company Group has no obligation to gross-up or indemnify any individual with respect to any such Tax, including under Sections 409A or 4999 of the Code.

(j)    International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable laws. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Except as required by applicable law, to the Knowledge of the Company, no condition exists that would prevent the Company Group from terminating or amending any International Employee Plan at any time for any reason without material liability to the Company Group (other than ordinary notice and administration requirements and expenses or routine claims for benefits). Each International Employee Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities, and each International Employee Plan intended to receive favorable Tax treatment under applicable Tax laws has been qualified or similarly determined to satisfy the requirements of such laws.

(k)    No New Employee Plans. The Company has no plan or commitment to amend any material Employee Plan or establish any material new employee benefit plan or to materially increase any benefits pursuant to any material Employee Plan.

3.19    Labor Matters.

(a)    Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract, works council agreement or trade union agreement (each, a “Collective Bargaining Agreement”). No employees of the Company Group are represented by a labor union, works council, or other labor organization. To the Knowledge of the Company, there are no activities or proceedings of any labor organization or trade union to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company. There is no strike, lockout, slowdown, or work stoppage against the Company Group pending or, to the Knowledge of the Company, threatened against the Company Group, and no such labor disputes have occurred since January 1, 2017. With respect to the Transactions, the Company Group has satisfied all notice, consultation, bargaining, and consent obligations owed to its employees as their representatives under applicable law, orders, labor Contract or the rules of any works council or labor organization.

(b)    Employment Law Compliance. Since January 1, 2017, the Company Group has complied in all material respects with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, employee and worker classification, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

(c)    Other Compliance. Except as would not have a Company Material Adverse Effect, the Company Group is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing. None of the Company Group is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

3.20    Permits. Except as would not constitute a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company Group as currently conducted. The Company Group complies with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.21    Compliance with Laws. The Company Group is in compliance with all laws, rules, regulations, requirements, written guidance and orders of any relevant Governmental Authority that are applicable to the Company Group or to the products, conduct of the business or operations of the Company Group, except for such noncompliance that is not material to the Company Group taken as a whole. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.12, Section 3.17 and Section 3.18; (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor Law matters, which is exclusively addressed by Section 3.19; or (f) compliance with trade control laws and the FCPA, which is exclusively addressed by Section 3.26. Since January 1, 2017, the Company has not breached or violated, and has been in compliance in all material respects with, any applicable law, certification, representation, clause, provision or requirement pertaining to or contained in any Material Contract with any Governmental Authority, except for such breaches, violations or failures that would not have a Company Material Adverse Effect.

3.22    Legal Proceedings; Orders.

(a)    No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any Company Group Member or, as of the date hereof, against any present or former officer or director of any Company Group Member in such individual’s capacity as such. No examination of the Company Group by any Governmental Authority has resulted in materially negative outstanding findings, requests or orders that have not been addressed.

(b)    No Orders. The Company Group is not subject to any material order of any kind or nature that would prevent or materially impair the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23    Insurance. Except as would not constitute a Company Material Adverse Effect, as of the date hereof, the Company Group has all policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect.

3.24    Related Person Transactions. Except as set forth in Section 3.24 of the Company Disclosure Letter and except for indemnification, compensation or other employment arrangements entered into, modified or waived in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between any Company Group Member, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form  10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25     Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.26    Trade Controls; Anti-Corruption.

(a)    Trade Controls. Trade Controls. Except as would not otherwise be material to the Company Group,

(i)    no Company Group Member nor any of its or their officers, directors or employees or, to the Knowledge of the Company, any other Person acting on its or their behalf is currently or has in the last five (5) years been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of any Sanctions and Export Control Laws or U.S. antiboycott requirements (collectively, “Trade Control Laws”).

(ii)     for the past five (5) years, the Company Group has implemented and maintained in effect written policies, procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws.

(iii)    No Company Group Member is or has been the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any violation or alleged violation of any of the Trade Control Laws or Anti-Corruption Laws that are applicable to the Company Group (including by virtue of having made any disclosure relating to any violation or alleged violation), and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any investigation, inquiry or proceedings.

(iv)    No licenses or approvals pursuant to the Trade Control Laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger.

(b)    Anti-Corruption. Except as would not otherwise be material to the Company Group, in the last five (5) years, no Company Group Member nor any of its or their officers, directors or employees or, to the Knowledge of the Company, any other Person acting on its or their behalf, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of the FCPA or other applicable Anti-Corruption Laws in other countries in which the Company Group conducts business; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or other applicable Anti-Corruption Laws.

3.27    Exclusivity of Representations and Warranties.

(a)    No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the representations of the Guarantor under the Equity Commitment Letter and the Guaranty:

(i)    none of Parent and Merger Sub and their respective Subsidiaries or any other Person makes, or has made, any representation or warranty relating to Parent and Merger Sub and their respective Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii)    no Person has been authorized by Parent, Merger Sub or their respective Affiliates or Representatives to make any representation or warranty relating to Parent, Merger Sub or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company, its Subsidiaries or any of their respective Affiliates or Representatives as having been authorized by Parent, Merger Sub or any of their respective Affiliates or Representatives (or any other Person); and

(iii)    the representations and warranties made by Parent and Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of the Parent and Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company Group or its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b)    No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the representations of the Guarantor under the Equity Commitment Letter and the Guaranty, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i)    any representation or warranty, express or implied;

(ii)    any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company Group or its Affiliates or Representatives; or

(iii)    the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date hereof (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1    Organization; Good Standing.

(a)    Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b)    Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c)    Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2    Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

4.3    Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

4.4    Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws set forth on Section 4.4 of the Parent Disclosure Letter; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

4.5    Legal Proceedings; Orders.

(a)    No Legal Proceedings. There are no Legal Proceedings (other than any Transaction Litigation) pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.

(b)    No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

4.6    Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date hereof.

4.7    Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.8    Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guaranty and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all Liens.

4.9    No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

4.10    Guaranty. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company its duly executed Guaranty. As of the Agreement Date, the Guaranty is in full force and effect and constitute a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. As of the Agreement Date, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantor pursuant to the Guaranty.

4.11    Financing.

(a)    Equity Commitment Letter. Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, dated as of the Agreement Date, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (such financing, the “Equity Financing”) solely for the purpose of funding the amounts required to be paid by Parent at the Closing, including (i) the aggregate consideration to which the holders of Company Common Stock become entitled pursuant to Section 2.7, (ii) the Vested RSU Consideration and (iii) the Vested Option Consideration (together with such amounts in clauses (i) and (ii), the “Merger Consideration”), (iv) the repayment or refinancing of Indebtedness of the Company Group outstanding under the Credit Facility and (v) to pay related fees and expenses, in each case to the extent required to be paid at the Closing pursuant to, and in accordance with, this Agreement (together with such payments in clause (iv) and the Merger Consideration, collectively, the “Closing Payments”). The Equity Commitment Letter provides that (A) the Company is a limited, express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b) and (B) subject in all respects to Section 9.8(b), Parent and the Guarantors will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is adequate remedy at law in connection with the exercise of such third party beneficiary rights.

(b)    No Amendments. As of the Agreement Date, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the Agreement Date; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.

(c)    Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, will be, in the aggregate, sufficient to (i) make the payment of the Merger Consideration and (ii) along with the cash on hand at the Company at Closing, pay all other Closing Payments and fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Equity Financing (the “Required Amount”).

(d)    Validity. As of the Agreement Date, the Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of Parent, Merger Sub and the Guarantor, as applicable, enforceable against Parent, Merger Sub and the Guarantor, as applicable, in accordance with its terms, subject to the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Guarantor, Parent or Merger Sub, or any of their respective Affiliates, is a party. As of the Agreement Date, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent, Merger Sub or the Guarantor pursuant to the Equity Commitment Letter (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the Agreement Date, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the Agreement Date, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.

(e)    No Exclusive Arrangements. As of the Agreement Date, none of the Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger. None of the Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company in connection with the Merger (excluding customary “tree” arrangements).

4.12    Stockholder and Management Arrangements. As of the Agreement Date, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of the Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13    Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of the Required Amount), assuming the accuracy of the representations and warranties set forth in Article III, (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.14    Exclusivity of Representations and Warranties.

(a)    No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(c):

(i)    none of the Company, its Subsidiaries or any other Person makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii)    no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii)    the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b)    No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i)    any representation or warranty, express or implied;

(ii)    any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii)    the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1    Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as expressly prohibited by Section 5.2; (d) as required by applicable Law or (e) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to (i) maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business; and (iii) use its commercially reasonable efforts to (A) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with customers, vendors, distributors, partners (including platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has business relations; provided, that notwithstanding anything in this Section 5.1 to the contrary, no action by or failure to act of any Company Group Member in order to comply with the express requirements of any subsection of Section 5.2 shall in and of itself be deemed a breach of this Section 5.1 or any other subsection of Section 5.2.

5.2    Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iii) to the extent necessary to comply with the express obligations set forth in any Material Contract in effect on the date hereof, provided that this clause (iii) shall not circumvent or supersede the express restrictions set forth in clauses (a) through (w) below; (iv) as required by applicable law; or (v) as expressly contemplated by the terms of this Agreement, at all times during the Interim Period, the Company will not directly or indirectly, including through any Subsidiary:

(a)    amend the Charter, the Bylaws or any other similar organizational document of any Company Group Member;

(b)    propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c)    issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (i) for the issuance pursuant to Company Equity Awards outstanding as of the Capitalization

Date and reflected in the numbers and totals set forth in Section 3.7, (ii) pursuant to the ESPP in accordance with its terms (as modified by Section 2.8(e)), including with respect to the satisfaction of Tax withholding and, with respect to the Company Options, the payment of the exercise price, or (iii) as described in Section 5.2(c) of the Company Disclosure Letter;

(d)    directly or indirectly acquire, repurchase or redeem any securities, except (A) for repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of Company Equity Awards outstanding as of the date hereof in accordance with their terms as of the date hereof or (B) transactions between the Company and any of its direct or indirect Subsidiaries;

(e)    (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(f)    (A) incur, assume or suffer any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) immaterial obligations incurred pursuant to business credit cards in the ordinary course of business and (3) intercompany loans or advances between or among the Company and/or its direct or indirect wholly-owned Subsidiaries; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in any such case, Indebtedness which may be borrowed, incurred or arise, in each case in the ordinary course of business, under the Credit Facility in accordance with its terms as of the Agreement Date;

(g)    mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f);

(h)    make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; and (3) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company;

(i)    acquire, lease, license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any Company Intellectual Property), in each case in excess of $2,000,000 individually or $5,000,000 in the aggregate, other than (1) the sale, lease or licensing of products or services of the Company Group or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the acquisition, assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company in the ordinary course of business; (3) the abandonment of trade secrets and Company Intellectual Property in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Company; (4) acquisitions of inventory, raw materials and other property or services in the ordinary course of business; and (5) any capital expenditures permitted by (or consented to by Parent) under Section 5.2(n);

(j)    (A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, restricted stock unit, appreciation right, performance unit, phantom equity, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance, change in control or other Employee Plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer, individual consultant or employee of the Company Group in any manner, except to the extent authorized on Section 5.2(j) of the Company Disclosure Letter; (B) increase the compensation or benefits payable to any (i) director, officer, employee, individual consultant, (ii) former employee, individual consultant, or other individual service provider of the Company Group, pay any bonus or remuneration to any director, officer, employee, individual independent contractor, former employee, individual independent contractor, or (iii) other individual service provider of the Company Group, or pay any compensation or benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any existing Employee Plan as in effect as of the date hereof, except in the case of each of (A) and (B), (1) as may be required by applicable Law or the terms of the applicable Employee Plan or any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group, in each such case, which is set forth on Section 3.18(a) of the Company Disclosure Letter and in effect as of the Agreement Date; or (2) making Employee Plans available to any new hires of employees of the Company in the ordinary course of business and consistent with past practice at the vice president level or below; or (3) for increases in compensation for employees of the Company at the vice president level or below in the ordinary course of business and consistent with past practice; provided, that these exceptions in the foregoing clauses (1), (2) and (3) will not apply to any actions otherwise prohibited by Section 5.2(c) (including with respect to the grant or the issuance of Company Securities) or the following sub-clause (C); or (C) enter into any change in control, severance or similar agreement or any retention, transaction or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group; provided that, in each case of (A) through (C), the Company Group (x) may change the title of its employees, provided such changes in title do not involve increases in the applicable employee’s compensation or benefits, acceleration of vesting or acceleration of payment of the applicable employee’s benefits or compensation, and (y) may make annual or quarterly bonus or commission payments in the ordinary course of business as required by the terms of any Employee Plans set forth on Section 3.18(a) of the Company Disclosure Letter and made available to Parent as of the Agreement Date and payments of continued base salary or wages to employees, and set targets and metrics therefor in the ordinary course of business or in accordance with any Employee Plan;

(k)    settle, release, waive or compromise any pending or threatened Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Audited Company Balance Sheet; (B) for solely monetary payments of no more than $1,000,000 individually and $2,000,000 in the aggregate; or (C) settled in compliance with Section 6.15;

(l)    except as required by applicable Law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;

(m)    (A) make or change any material Tax election; (B) settle or compromise any Tax claim or assessment in respect of material Taxes; (C) request or consent to any extension or waiver of any limitation period with respect to any Tax claim or assessment in respect of material Taxes (other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business); (D) file an amended Tax Return that could materially increase the Taxes payable by Parent or the Company Group; (E) surrender any right to claim a material refund of Taxes; (F) fail to pay any income or material Tax that becomes due and payable subject to good faith disputes over Taxes; or (G) enter into a closing agreement with any Governmental Authority regarding any material Tax; or (H) incur any material Taxes outside of the ordinary course of business, other than in connection with the transactions contemplated by this Agreement;

(n)     incur or commit to incur any capital expenditure (excluding, for the avoidance of doubt, internal and external capitalized labor costs) other than (1) consistent with the capital expenditure budget set forth in

Section 5.2(n) of the Company Disclosure Letter or (2) to the extent that such capital expenditures do not exceed $1,000,000 in the aggregate;

(o)    enter into, modify, amend or terminate any (a) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (b) Material Contract, except in the ordinary course of business or as permitted under Section 5.2(j);

(p)    maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice in any material respect;

(q)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r)    effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee;

(s)    grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

(t)     acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar arrangement with any third Person, in each case, other than investment in equity securities held in the ordinary course of business for cash management purposes;

(u)    enter into any Collective Bargaining Agreement or agreement to form a work council or other Contract with any labor organization or works council (except to the extent required by applicable law);

(v)    adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.3(e)(i)(2) or Section 5.3(e)(ii)(3); or

(w)    enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in this Section 5.2, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

5.3    No Solicitation.

(a)    Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the Agreement Date and continuing until 11:59 p.m., Pacific time on January 8, 2020 (the “No-Shop Period Start Date”), the Company and its Affiliates and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, consultants, agents, representatives and advisors or any investment banker, financial advisor, attorney, accountant, consultant, agent, representative or advisor retained by any of them (collectively, “Representatives”) shall have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and solely in accordance with, an Acceptable

Confidentiality Agreement, furnish to any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives), any non-public information relating to the Company Group or afford to any such Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, provided, however, that (A) the Company will promptly (and in any event within 24 hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously provided to Parent or its Representatives and (B) the Company Group shall not provide (and shall not permit any of their respective Representatives to provide) any competitively sensitive non-public information in connection with the actions permitted by this Section 5.3(a), except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company Group; and (iii) continue, enter into, maintain, participate or engage in discussions or negotiations with any Third Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to an Acquisition Proposal, provided, that the Company may grant a limited waiver under any “standstill provision” or similar obligation of any Person with respect to any Company Group Member to allow such Person to submit an Acquisition Proposal on a confidential basis to the Company Board (or any committee thereof).

(b)    No Solicitation or Negotiation. Subject to the terms of this Section 5.3, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their Representatives (other than with respect to, in each case, any Excluded Party, which has reaffirmed its Acquisition Proposal to the Company Board within 24 hours of the No-Shop Period Start Date, and its Representatives, but only for so long as such Person is and remains an Excluded Party) to cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 5.3(b), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the twelve (12) month period immediately preceding the No-Shop Period Start Date and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives; and (B) terminate all access granted to any such Person and its Representatives to any physical or electronic data room (or any other diligence access). Subject to the terms of Section 5.3(c), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not instruct, authorize or knowingly permit any of their officers and directors or any of their other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) other than with respect to any Excluded Party which has reaffirmed its Acquisition Proposal to the Company Board within 24 hours of the No-Shop Period Start Date (and in the case of an Excluded Party, only for so long as the applicable Person is and remains an Excluded Party), furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any Inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions, communications or negotiations with any Third Person with respect to an Acquisition Proposal or Inquiry (other than informing such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action (I) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Company Board in compliance with this Section 5.3 and (II) would be inconsistent with its fiduciary duties under applicable law).

(c)    Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3, until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly, through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company a, bona fide Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that was not the result of any material breach of Section 5.3(b); provided, that, the Company and its Representatives may contact any Third Person in writing (with a request that any response from such Third Party is in writing) with respect to an Acquisition Proposal to clarify any ambiguous terms and conditions thereof which are necessary to determine whether the Acquisition Proposal constitutes a Superior Proposal (without the Company Board being required to make the determination in the following proviso), it being agreed that if the Company Board receives any clarifications from such Third Person, the Proposal Notice Period will not be deemed commenced until such clarifications are provided to Parent; provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(c) would be inconsistent with its fiduciary duties pursuant to applicable law; and provided further, however, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Parent prior to or substantially concurrently (but in no event later than 12 hours after) the time it is provided to such Person.

(d)    No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(e), at no time after the date hereof may the Company Board (or a committee thereof):

(i)    (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent in any material respect (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within 10 Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within 10 Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation); (B) adopt, approve, endorse, recommend or otherwise declare advisable (or propose to adopt, approve, endorse, recommend or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Company

Board Recommendation within 10 Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions);or (D) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the factually accurate public disclosure by the Company of the receipt of an Acquisition Proposal, (3) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (4) the delivery by the Company to Parent of any notice contemplated by Section 5.3(e) will constitute a Company Board Recommendation Change; or

(ii)    cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(e)    Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i)    the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event or development or material change in circumstances that has materially improved or materially improves, or would be reasonably likely to materially improve the business, financial condition, assets and liabilities or results of operations of the Company Group, taken as a whole, in each case, that was (A) not known to, or reasonably foreseeable by, the Company Board as of the Agreement Date; and (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the Agreement Date, or changes after the Agreement Date in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account); (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(1)    the Company has provided prior written notice to Parent at least four Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(e)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(2)    prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents to obviate the need to effect a Company Board Recommendation Change, in response to such Intervening Event; and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents proposed by Parent and other information provided by Parent in response to the notice described in clause (1) of this Section 5.3(e)(i), in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Pacific Time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and

(3)    following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board

Recommendation Change to terminate this Agreement would be inconsistent with its fiduciary duties pursuant to applicable law; provided, that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence and be extended for two Business Days from the day of such notification.

(ii)    if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) or (B) unless:

(1)    the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

(2)    the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3)    (i) the Company has provided prior written notice to Parent at least two Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(e)(i)(2) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement, the Equity Commitment Letter, the Guaranty and/or the Debt Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) taken into account any adjustments to the terms and conditions of this Agreement, the Commitment Letter, the Guaranty and/or the Debt Documents proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Pacific Time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(ii)(3) (other than the requirement of a presentation as contemplated by clause (ii)(3) above) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be one Business Day);

(4)    following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(e)(ii)(3), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change to terminate this Agreement would be inconsistent with its fiduciary duties pursuant to applicable Law; and

(5)    in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(f)    Notice.

(i)    From the Agreement Date until the first to occur of the No-Shop Period Start Date and the termination of this Agreement pursuant to Article VIII, the Company shall as promptly as reasonably practicable (and, in any event, within twenty four (24) hours) notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives receive any written or verbal Acquisition Proposal or Inquiry. Such notice must include (i) the identity of the Third Person making such offers or proposals (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Person that is in effect on the Agreement Date); and (ii) a summary of the material terms and conditions of such offers or proposals. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof which prohibits the Company from complying with this Section 5.3(f).

(ii)    From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within twenty four (24) hours) notify Parent if any Inquiries, offers or proposals that constitute or could reasonably be expected to lead to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Third Person making such Inquiries, offers or proposals; (ii) a summary of the material terms and conditions of such Inquiries, offers or proposals; and (iii) if available, copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status (and supplementally provide the terms) of any such Inquiries, offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(g)    Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders unrelated to an Acquisition Proposal (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(e). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) that solely describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(h)    Breach by Representatives. The Company agrees that any material breach of this Section 5.3 by any of its Representatives will be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1    Required Action and Forbearance; Efforts.

(a)    Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including subject to Section 6.2(a)), Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i)    causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii)    (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger;

(iii)    obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts (to the extent set forth in Section 3.5 of the Company Disclosure Letter) in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger, except where the failure to obtain such consents, waivers or approvals or to deliver such notifications would not be materially adverse to Parent, the Surviving Corporation and their respective Subsidiaries, taken as a whole immediately after the Closing; and

(iv)    executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.

(b)    No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to Section 6.2(a)), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.

(c)    No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Company Group Member will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(d)    Antitrust Approvals. This Section 6.1 shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2.

6.2    Antitrust Filings.

(a)    Filing Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten (10) Business Days following the date hereof; and (ii) to the extent required in the reasonable judgment of counsel to Parent and the Company, promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Merger, with Parent having primary responsibility for the making of such filings. Each of Parent and the Company will use reasonable best efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied), to the extent reasonable and advisable, any additional documents or information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger, in each case as soon as practicable, provided, that no Party shall be required to (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of any Person, including Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; and (B) any other restrictions on the activities of any Person, including Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; or (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. Parent shall pay all filing fees under the HSR Act and for any filings required under foreign Antitrust Laws, but the Company shall bear its own costs for the preparation of any such filings. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response to such request.

(b)    Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable laws, (i) promptly notify the other parties hereto of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority, provided, that this clause (i) shall not apply to the Notification and Report form filed pursuant to the HSR Act; (ii) keep the other parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that each of Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

6.3    Proxy Statement and Other Required SEC Filings.

(a)    Proxy Statement. Promptly (but in no event later than 20 Business Days) following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.

(b)    Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)    Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)    Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company Group, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e)    Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f)    Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g)    Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (the “SEC Clearance Date”), but in any event no later than five Business Days following the SEC Clearance Date.

6.4    Company Stockholder Meeting.

(a)    Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders; provided that the Company Stockholder Meeting shall not be held later than 45 days after the SEC Clearance Date. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b)    Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5    Equity Financing.

(a)    No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing (except as expressly permitted by the Equity Commitment Letter); (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.

(b)    Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.

(c)    Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that Parent and Merger Sub will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

6.6    Cooperation With Debt Financing.

(a)    Cooperation with Debt Financing. During the Interim Period, the Company will use its commercially reasonable efforts to, and will use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to do the following:

(i)    providing Parent and Merger Sub with such reasonable cooperation as may be reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing (if any) to be obtained by Parent, Merger Sub or their respective Affiliates in connection with the Merger (the “Debt Financing”);

(ii)    participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing and due diligence efforts for any of the Debt Financing;

(iii)    assisting Parent and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents required in connection with or proper for the Debt Financing or customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case based on financial information and data derived from the Company’s historical books and records; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;

(iv)    assisting Parent in connection with the preparation, registration, execution and delivery (but in the case of execution and delivery, solely to the extent any such execution and delivery would only be effective on or after the Closing Date) of any pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Debt Financing as reasonably requested by Parent), obtaining insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time;

(v)    furnishing Parent, Merger Sub and the Financing Sources, as promptly as practicable, with (A) to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company Group as may be reasonably requested by Parent or the Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials, and (B) the Required Financials;

(vi)    cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys and title insurance as reasonably requested by Parent, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;

(vii)    reasonably facilitating the granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Closing Date, and obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness required to be repaid at the Closing and the release and termination of any and all related Liens on or prior to the Closing Date;

(viii)    delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, Lien terminations and instruments of discharge to be delivered at the Closing, giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness required to be repaid at the Closing and release of all Liens in connection therewith; and cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of any Company Group Member;

(ix)    providing customary authorization letters, confirmations and undertakings to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities;

(x)    facilitating and assisting in the preparation, execution and delivery of one or more credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Parent (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;

(xi)    ensuring that the Debt Financing benefits from existing lending relationships of the Company and its Subsidiaries;

(xii)    taking all corporate and other organizational actions, subject to the occurrence of the Closing, reasonably requested by Parent or Merger Sub to (A) permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time, in each case of clause (A) and (B), including, facilitating the execution and delivery at the Closing of definitive documents reasonably related to the Debt Financing (such documents, the “Debt Documents”) on the terms contemplated by any debt commitment letters, in connection with the authorization of the Debt Financing and the Debt Documents and the execution and delivery of the Debt Documents in anticipation of the Closing;

(xiii)    promptly furnishing (but in no event later than three Business Days prior to the Closing Date) Parent, Merger Sub and the Financing Sources with all documentation and other information about the Company Group as is reasonably requested by Parent, Merger Sub or the Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into Law on October 26, 2001), and (b) a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230, in each case, at least three (3) Business Days prior to the Closing Date, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date; and

(xiv)    cooperating in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representatives.

(b)    Obligations of the Company. Nothing in this Section 6.6 will require any Company Group Member to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date; (iii) give any indemnities in connection with the Debt Financing or any action required to be taken by any Company Group Member pursuant to Section 6.6(b) that are, in each case, effective prior to the Effective Time; (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; or (v) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of the Company is a party. In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing or any of the actions required to be taken by the Company Group pursuant to Section 6.6(b) (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) will be effective until the Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer or Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto, effective prior to the Closing Date.

(c)    Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company Group or the reputation or goodwill of the Company Group; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in any other a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d)    Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) are informed of the confidential nature of such information and agree to keep information of this type confidential;

or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(e)    Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company Group for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company in connection with the cooperation of the Company Group contemplated by this Section 6.6.

(f)    Indemnification. The Company Group and its Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 6.6 or the provision of information utilized in connection therewith, except to the extent resulting from the Company Group’s or any of its Representative’s bad faith or willful and material misconduct. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”

(g)    No Exclusive Arrangements. In no event will the Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.

(h)    No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.7    Anti-Takeover Laws. The Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8    Access. At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (e). Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company.

6.9    Section 16(b) Exemption. During the Interim Period, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule  16b-3 promulgated under the Exchange Act.

6.10    Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a)    Indemnified Persons. For a period of six years following the Closing Date, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements listed on Section 6.10(a) of the Company Disclosure Letter between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the Agreement Date. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

(b)    Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements listed on Section 6.10(a) of the Company Disclosure Letter with the Company and any of its Subsidiaries in effect on the date hereof, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c)    D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company Group’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company Group for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d)    Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e)    No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if such person were a Party. The rights of the

Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with any Company Group Member; or (iv) applicable Law (whether at law or in equity).

(f)    Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g)    Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to any Company Group Member for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11    Employee Matters.

(a)    Acknowledgement. Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b)    Existing Arrangements. From and after the Effective Time through December 31, 2020, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Employee Plans set forth on Section 3.18(a) of the Company Disclosure Letter in accordance with their terms as in effect on the Agreement Date. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from in any way amending, modifying or terminating any such Employee Plans in accordance with their terms or if otherwise required pursuant to applicable law.

(c)    Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until December 31, 2020, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans and any other employee benefit plans or other compensation and severance arrangements (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) of the Surviving Corporation or any of its Subsidiaries set forth on Section 3.18(a) of the Company Disclosure Letter (the “Company Plans”) at benefit levels that are substantially comparable in the aggregate to those in effect at the Company or its applicable Subsidiaries on the Agreement Date, and provide compensation and benefits (other than equity-based benefits and subject to Section 6.11(b), individual employment agreements) to each Continuing Employee pursuant to such Company Plans; (ii) provide compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) to each Continuing Employee that are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) that, taken as a whole, are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time. In each case, each of base compensation and target cash incentive compensation opportunity will not be decreased from and after the Effective Time until December 31, 2020 for any Continuing Employee employed during that period. From and after the Effective Time until December 31, 2020, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance benefits to eligible employees in accordance with the applicable severance plans, guidelines, practices and/or Company Plans as in effect on the Agreement Date and that are set forth on Schedule 6.11(c) of the Company Disclosure Letter.

(d)    New Plans. To the extent that a Company Plan or Comparable Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement, but not including for any purpose under equity or equity-based benefit or compensation arrangements) to the same extent and for the same purpose as such service was credited to such person under the corresponding Employee Plan as of the Effective Time, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces at the Effective Time coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee, the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extent waived under the corresponding Old Plan, and the Surviving Corporation will use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying the applicable deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan to the same extent as such amounts were credited for the same purpose under the corresponding Old Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under the Company Plans in effect as of the date hereof).

(e)    No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) create rights in any Continuing Employee requiring Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any other third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

6.12    Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13    Notification of Certain Matters.

(a)    Notification by the Company. At all times during the Interim Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b)    Notification by Parent. At all times during the Interim Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section  6.13(b).

6.14    Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that (x) Parent and the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change and (y) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and deal descriptions on such Person’s website in the ordinary course of business.

6.15    Transaction Litigation. At all times during the Interim Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, delayed or conditioned). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, any Legal Proceeding related to Dissenting Company Shares will be governed by Section  2.7(c).

6.16    Stock Exchange Delisting; Deregistration. At all times during the Interim Period, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17    Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18    Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.19    No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.20    No Employment Discussions. Except as approved by the Company Board, at all times during the Interim Period, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time; or (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a)    Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b)    Antitrust Laws. The waiting period, if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, no timing agreements prohibiting the consummation of the Merger shall be in effect, and all requisite consents under, or notices provided to Governmental Authorities pursuant to, applicable Antitrust Laws shall have been obtained or provided.

(c)    No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)    Representations and Warranties.

(i)    Other than the representations and warranties listed in Section 7.2(a)(ii), 7.2(a)(iii) and Section 7.2(a)(iv), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.

(ii)    The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, clause (a) of Section 3.5, Section 3.7(b) (other than the first sentence thereof), Section 3.7(d), Section 3.8 and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii)    The representations and warranties set forth in Section 3.12(a)(ii) will be true and correct in all respects of the Closing Date.

(iv)    The representations and warranties set forth in Section 3.7(a), the first sentence of Section 3.7(b), Section 3.7(c) and Section 3.7(e) will be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $5,000,000.

(b)    Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c)    Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d)    Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof that is continuing.

7.3    Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c)    Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1    Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a)    at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b)    by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

(c)    by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Pacific time, on April 2, 2020 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent if the Company has perfected its right to terminate this Agreement pursuant to Section 8.1(i); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d)    by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, it being understood that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e)    by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period (to the extent capable of being cured) or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g);

(f)    by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will (i) expire at 5:00 p.m., Pacific time, on the 10th Business Day following the date on which Parent becomes aware of such Company Board Recommendation Change;

(g)    by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach has been cured within the Parent Breach Notice Period (to the extent capable of being cured) or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e);

(h)    by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or

(i)    by the Company, at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by law, waived, (B) Parent shall have failed to consummate the Merger by the time the Closing was required to occur under Section 2.3; (C) the Company has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing (if any) is funded, the Company stands ready, willing and able to consummate the Merger; (D) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) and (E) the Merger shall not have been consummated by the end of such three (3) Business Day period, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(i) if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e).

8.2    Manner and Notice of Termination; Effect of Termination.

(a)    Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b)    Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(f), Section 6.6(g), Section 6.14, this Section 8.2, Section 8.3 and Article IX (other than Section 9.8(b)) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any Willful Breach of this Agreement prior to its termination. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the Transactions or any Debt Financing (including for any Willful Breach). In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3    Fees and Expenses.

(a)    General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except to the extent otherwise provided in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b)    Company Payments.

(i)    If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned;

and (C) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will concurrently with the consummation of such Acquisition Transaction pay to Parent an amount equal to $63,540,750 (the “Company Termination Fee”) in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii)    If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay to Parent the Company Termination Fee, in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time.

(iii)    If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time; provided, that if the Company terminates this Agreement pursuant to Section 8.1(h) and enters into an Alternative Acquisition Agreement with an Excluded Party prior to the No-Shop Period Start Date with respect to a Superior Proposal that did not result from or arise in connection with an intentional and material breach of Section 5.3, then the “Company Termination Fee” shall mean an amount equal to $29,326,500.

(c)    Parent Payment. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i), then Parent must promptly (and in any event within five Business Days) following such termination pay to the Company $136,857,000 in cash (the “Parent Termination Fee”) in accordance with the payment instructions which have been provided to Parent by the Company as of the Agreement Date, or as further updated by written notice by the Company from time to time.

(d)    Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e)    Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount due pursuant to Section 8.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a judgment against the payor Party for the amount set forth in Section 8.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (the “Enforcement Expenses”). All payments under this Section 8.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing by the payee Party.

(f)    Sole and Exclusive Remedy.

(i)    If this Agreement is terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the

Guaranty with respect thereto and receive the Parent Termination Fee from Guarantor), the Reimbursement Obligations and the Company’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company and the Company Related Parties against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon Payment of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent, Merger Sub or Guarantor from liability (1) for any Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches (including any Willful Breach) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Guaranty or the Equity Commitment Letter exceed an amount equal to $136,857,000 plus the Enforcement Expenses and the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub or the Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guaranty or the transactions contemplated hereby and thereby (including, any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing, nor limit the Company, Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantor’s obligations under the Guaranty and the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantor, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii)    If this Agreement is terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b), the Reimbursement Obligations and Parent’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of Parent, Merger Sub, Guarantor and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure. Upon Payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to any of Parent, Merger Sub, Guarantor, or the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination. Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages of Parent and Merger Sub and each of their respective Affiliates may recover from Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(e), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company Group from liability (1) for any Willful Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount equal to $63,540,750 in the aggregate for all such breaches, plus the Enforcement Expenses (if any) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(iii)    Each of the parties hereto acknowledges that any amount payable by the Company or Parent pursuant to this Section 8.3, including the Company Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(g)    Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(b) and any monetary damages or payment of the Parent Termination Fee.

(h)    Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, the Guarantor, Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter or the Guaranty or the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or the Guarantor to the extent expressly provided for in the Guaranty and the Equity Commitment Letter.

8.4    Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.2, Section 8.3(f), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent an amendment, a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Sections 6.6(a), Section 8.2, Section 8.3(f), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 or this Section 8.4) may not be amended, modified or altered without the prior written consent of the Financing Sources.

8.5    Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6    No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive Debt Documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1    Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)      if to Parent or Merger Sub to:

c/o Thoma Bravo, LLC ¶

600 Montgomery Street, 20th Floor¶

San Francisco, CA 91444

Attention:     Holden Spaht and Brian Jaffee

Email:           hspaht@thomabravo.com

                      bjaffee@thomabravo.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP¶

300 N. LaSalle Street¶

Chicago, Illinois 60654

Attention:     Theodore A. Peto, P.C., Peter Stach and Amelia Runyan Davis

Email:           theodore.peto@kirkland.com

                       peter.stach@kirkland.com

                       amelia.runyan@kirkland.com

(b)      if to the Company (prior to the Effective Time) to:

Instructure, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, UT 84121

Attention: Matthew Kaminer, Chief Legal Officer

Email: mkaminer@instructure.com

with a copy (which will not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attention:             Matthew Hemington

                              Steve Tonsfeldt

                              David Silverman

                              Ian Nussbaum

E-mail:                 hemingtonmb@cooley.com

                              stonsfeldt@cooley.com

                              dsilverman@cooley.com

                              inussbaum@cooley.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantor pursuant to the Guaranty; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4    Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Thoma Bravo, LLC, a Delaware limited liability company, and the Company have previously executed a Confidentiality Agreement, dated June 18, 2019 (as amended, the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guaranty and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6    Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and the Company Equity Awards to receive the Per Share Price set forth in Article II. The provisions of Section 6.6(a), Section 8.2, Section 8.3(f), Section 8.4, Section 8.6, Section 9.3, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

9.7    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8    Remedies.

(a)    Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b)    Specific Performance.

(i)    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and herein. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source.

(ii)    The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9    Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions, shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

9.10    Consent to Jurisdiction.

(a)    General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guaranty, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)    Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary but subject to Section 8.6, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, county of New York sitting in the Borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed by, construed in accordance with and enforced under the laws of the State of New York.

9.11    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE MERGER, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTY, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES IN CONNECTION WITH THE FINANCING DESCRIBED IN THIS AGREEMENT). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12    Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14    No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.15    Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole contractual benefit of such parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the parties hereto. Such representations and warranties are subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of contractual risks associated with particular matters regardless of the Knowledge of any of such parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PIV PURCHASER, LLC

By:	/s/ Holden Spaht
Name:	Holden Spaht
Title:	President and Assistant Secretary

PIV MERGER SUB, INC.

By:	/s/ Holden Spaht
Name:	Holden Spaht
Title:	President and Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

Instructure, Inc.

By:	/s/ Daniel T. Goldsmith
Name:	Daniel T. Goldsmith
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B—Opinion of J.P. Morgan Securities LLC

December 4, 2019

The Board of Directors

Instructure, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, UT 84121

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of Instructure, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary (“Merger Sub”) of PIV Purchaser, LLC (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of December 4, 2019 (the “Agreement”), among the Company, the Acquiror and Merger Sub, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Company Shares (as defined in the Agreement), will be converted into the right to receive $47.60 per share in cash, without interest thereon (the “Consideration”). In connection with entering into the Agreement, Thoma Bravo Fund XIII Fund, L.P. (the “Guarantor”) has made an equity commitment to the Acquiror pursuant to an equity commitment letter, dated as of the date of the Agreement (the “Equity Commitment Letter”) and has agreed to enter into a limited guaranty, dated as of the date of the Agreement (the “Guaranty”) with respect to certain of the obligations of the Acquiror and Merger Sub under the Agreement.

In connection with preparing our opinion, we have (i) reviewed the Agreement, the Equity Commitment Letter and the Guaranty; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of Acquiror, Merger Sub or the Guarantor (collectively, the “Acquiror Group”) or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the

B-1

representations and warranties made by the Company and the members of the Acquiror Group in the Agreement, the Equity Commitment Letter, the Guaranty and the related agreements are and will be true and correct in all respects material to our analysis. We express no view on the Equity Commitment Letter or the Guaranty. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Thoma Bravo LLC (“Thoma Bravo”), the parent company of PIV Purchaser, LLC, and its portfolio companies, for which we and our affiliates have received customary compensation. Such services during such period have included providing debt syndication and equity underwriting services to portfolio companies of Thoma Bravo unrelated to the Transaction. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of portfolio companies of Thoma Bravo, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, the Acquiror Group or Thoma Bravo and its portfolio companies for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

B-2

Annex C—Section 262 of the General Corporate Law of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic [TBD] voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E88326-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INSTRUCTURE, INC. The Board of Directors recommend that you vote FOR the following proposal: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of December 4, 2019, by and among Instructure, Inc. (“Instructure”), PIV Purchaser, LLC and PIV ! ! ! Merger Sub, Inc. (the “Merger Agreement”). The Board of Directors recommend that you vote FOR the following proposal: 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Instructure’s named executed officers that is ! ! ! based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board of Directors recommend that you vote FOR the following proposal: 3. To approve any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are ! ! ! insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting and any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E88327-TBD Instructure, Inc. 6330 South 3000 East, Suite 700 Salt Lake City, Utah 84121 February 13, 2020 This proxy is solicited by the Board of Directors The undersigned stockholder of Instructure, Inc., a Delaware corporation (“Instructure”) revoking all prior proxies, hereby appoints Joshua Coates and Matthew Kaminer, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares of common stock, par value $0.0001 per share, of Instructure (the “Shares”) which the undersigned is entitled to vote at the Special Meeting of Stockholders scheduled to be held on February 13, 2020 at Instructure’s office, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121 at 9:00 a.m., Mountain time, and at any postponement or adjournment thereof, upon all matters described in the Notice of Special Meeting of Stockholders and related Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Special Meeting and any postponement or adjournment thereof. IF THIS PROXY CARD IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO SUCH DIRECTION IS MADE, THE PROXIES NAMED ABOVE INTEND TO VOTE SUCH SHARES FOR PROPOSALS 1, 2 AND 3 AND UPON OTHER SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.